Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

GREC ENTITY HOLDCO LLC,
as Borrower,

GREENBACKER RENEWABLE ENERGY CORPORATION,
as Intermediate Holdco,

GREENBACKER RENEWABLE ENERGY COMPANY LLC,
as Parent,

THE LENDERS NAMED HEREIN,

and

FIFTH THIRD BANK,
as Administrative Agent

$60,000,000 Senior Secured Credit Facility

FIFTH THIRD BANK

Sole Lead Arranger and Sole Bookrunner

Dated as of January 5, 2018

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(continued)

-ii-

(continued)

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(continued)

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(continued)

Page

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E-1	Form of Security Agreement
Exhibit E-2	Form of Pledge Agreement
Exhibit F	Form of Guaranty
Exhibit G	Form of Financial Condition Certificate
Exhibit H	Forms of U.S. Tax Compliance Certificate

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SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 1.1(b)	Closing Date Projects
Schedule 1.1(c)	Approved Engineers
Schedule 1.1(d)	Specified Offtakers
Schedule 1.1(e)	Pre-Approved Borrowing Base Projects
Schedule 2.19	Project Documents
Schedule 3.1(h)	Certain Continuing Indebtedness
Schedule 4.1	Jurisdictions of Organization
Schedule 4.7	Subsidiaries
Schedule 4.12	Real Property Interests
Schedule 4.14	Environmental Matters
Schedule 4.16	Intellectual Property
Schedule 4.18	Insurance Coverage
Schedule 4.19	Material Contracts
Schedule 7.5	Investments
Schedule 7.7	Transactions with Affiliates

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of the 5th day of January, 2018, is made between GREC ENTITY HOLDCO LLC, a Delaware limited liability company (the “Borrower”), GREENBACKER RENEWABLE ENERGY CORPORATION, a Maryland corporation (“Intermediate Holdco”), GREENBACKER RENEWABLE ENERGY COMPANY LLC, a Delaware limited liability company (the “Parent”), the Lenders (as hereinafter defined), and FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent for the Lenders.

BACKGROUND STATEMENT

The Borrower has requested that the Lenders make available to the Borrower a non-revolving line of credit facility that will convert into a term loan facility in the aggregate principal amount of up to $60,000,000. The Borrower will use the proceeds of these facilities as provided in Section 2.12. The Lenders are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1         Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Designation Letter” means a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

“Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which any Restricted Party, (i) acquires all or substantially all of the assets of any Person or any going business, division thereof or line of business, whether through purchase of assets, merger or otherwise, or (ii) acquires Capital Stock of any Person having at least a majority of combined voting power of the then outstanding Capital Stock of such Person.

“Adjusted Base Rate” means, at any time with respect to any Base Rate Loan of any Class, a rate per annum equal to the Base Rate as in effect at such time plus 1.125%.

“Adjusted LIBOR Rate” means, at any time for any Interest Period with respect to any LIBOR Loan of any Class, a rate per annum equal to the LIBOR Rate for such Interest Period as in effect at such time plus 2.125%.

“Administrative Agent” means Fifth Third, in its capacity as Administrative Agent appointed under Section 9.1.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisor” means Greenbacker Capital Management LLC, a Delaware limited liability company.

“Affected Class” has the meaning given to such term in Section 10.5.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, (i) Controls or is Controlled by or is under common Control with the Person specified or (ii) beneficially owns, is owned by or is under common ownership with respect to securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

“Agent Parties” has the meaning given to such term in Section 10.4(c).

“Aggregate Credit Exposure” means, at any time, the sum of the (i) aggregate principal amount of all Loans that have been advanced under this Agreement as of such time plus (ii) all L/C Obligations (without duplication) that have been incurred as of such time.

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent, Intermediate Holdco, the Borrower or any of their Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Application” has the meaning given to such term in Section 2.21(b).

“Approval Request” means a written request from the Borrower to the Administrative Agent seeking to designate a Project as a Borrowing Base Project having a proposed Project Value, as set forth in Section 2.19.

“Approved Engineer” means any independent engineer identified on Schedule 1.1(c) or otherwise approved by the Administrative Agent in writing in its sole discretion.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

“Arranger” means Fifth Third in its capacity as sole lead arranger and sole bookrunner.

“Asset Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition by any Restricted Party (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries), other than pursuant to a Casualty Event.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of each Person whose consent is required by Section 10.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of a Credit Party, any officer of such Credit Party duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary (or such other officer as is acceptable to the Administrative Agent) of such Credit Party.

“Average Net Asset Value” means, for any fiscal quarter for any Person, the average of the Net Asset Value of such Person as of the end of each of the three months during such fiscal quarter.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., as amended from time to time, and any successor statute, and all regulations from time to time promulgated thereunder.

“Bankruptcy Event” means the occurrence of an Event of Default pursuant to Section 8.1(f) or 8.1(g).

“Base Rate” means, for any day, the rate per annum equal to the highest of (i) the per annum interest rate publicly announced from time to time by the Administrative Agent to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) the LIBOR Rate that would be applicable to a LIBOR Loan with a 1-month Interest Period advanced on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0% per annum. Notwithstanding the foregoing, at no time shall the Base Rate be less than 0%.

“Base Rate Loan” means, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

“Beneficial Owner” means, with respect to any U.S. Federal Income Tax, the Person who is treated as the taxpayer under Section 871(a) or 881(a) of the Code, as applicable, or any successor provision, if such Person is not the Recipient.

“Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Borrowing” means the incurrence by the Borrower on a single date of a group of Loans of a single Class and Type.

“Borrowing Base” means, at any time, an amount equal to the aggregate amount of the Project Values for all Borrowing Base Projects at such time.

“Borrowing Base Project” means each Project that (i) is identified as a Borrowing Base Project on Schedule 1.1(b) as of the Closing Date or (ii) has been approved as a Borrowing Base Project and assigned a Project Value in accordance with Section 2.19.

“Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.

“Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Cincinnati, Ohio, or New York, New York are authorized or required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market.

“Capital Contribution” means, with respect to any Person, the receipt by such Person after the Closing Date of any capital contribution (whether or not evidenced by any Capital Stock issued by the recipient of such contribution), other than in respect of Disqualified Capital Stock.

“Capital Expenditures” means, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Restricted Parties for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including Capital Lease Obligations); provided, however, that Capital Expenditures shall not include any such expenditures for replacements, repairs or acquisitions of capital assets, to the extent made with the proceeds of insurance or Asset Dispositions in accordance with Section 2.6(e) or 2.6(f).

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral” shall have a meaning correlative to the cash or deposit account balances referred to in the definition of Cash Collateralize set forth in this Section 1.1 and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, the L/C Issuer and the Lenders, as collateral for L/C Obligations, or obligations of Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer shall agree in its sole discretion, other credit support, in each case in Dollars and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding 30 days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, debit or procurement card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement with any Credit Party, or (ii) as of the Closing Date, is a Lender or an Affiliate of an a Lender and is party to a Cash Management Agreement, in its capacity as party to such Cash Management Agreement with any Credit Party.

“Casualty Event” means, with respect to any property (including any interest in property) of any Restricted Party, any loss of, damage to, or condemnation or other taking of, such property for which such Restricted Party receives insurance proceeds, proceeds of a condemnation award or other compensation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (A) (w) prior to the consummation of the Parent Roll Up, the Parent shall cease to own directly 100% of the issued and outstanding Capital Stock of Intermediate Holdco or Intermediate Holdco shall cease to own directly 100% of the issued and outstanding Capital Stock of the Borrower, (x) after the consummation of the Parent Roll Up, the Surviving Parent shall cease to own directly 100% of the issued and outstanding Capital Stock of the Borrower, (y) the Borrower shall cease to own directly 100% of the issued and outstanding Capital of each Project Holding Company or (z) the Project Holding Companies shall cease to Control the Project Subsidiaries, (B) (x) the Advisor (or any successor thereto (I) engaged by Intermediate Holdco and the Borrower within 30 days after the cessation of services from the Advisor and (II) reasonably acceptable to the Administrative Agent) shall cease to provide substantially the same services (in size and scope) to Intermediate Holdco and the Borrower as are provided by the Advisor on the Closing Date or (y) any of Richard Butt, Charles Wheeler or David Sher (or any successor thereto (I) retained by the Advisor within 30 days after such individual’s resignation or other departure from the management of the Advisor and (II) reasonably acceptable to the Administrative Agent) shall cease to be involved in the day-to-day operations of the Advisor in substantially the same capacity as on the Closing Date, (C) the Advisor (or any successor thereto (I) engaged by Intermediate Holdco and the Borrower within 30 days after the cessation of services from the Advisor and (II) reasonably acceptable to the Administrative Agent) shall cease to Control the Parent, Intermediate Holdco or the Borrower, (D) any Person or group of Persons acting in concert as a partnership or other group shall have become, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the beneficial owner of outstanding Capital Stock of the Parent having 35% or more of the Total Voting Power of the Parent, or (E) during any period of up to twelve consecutive months, individuals on the board of directors of the Parent (together with any new directors whose election to such board of directors or whose nomination for election was approved by either (1) a vote of directors who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, and who constitute a majority of the directors then still in office at the time of such election or nomination or (2) the Advisor) shall cease to consist of a majority of the individuals who constituted the board of directors at the beginning of such period.

“Class” has the meaning given to such term in Section 2.2(a).

“Closing Date” means the date of this Agreement.

“Closing Date Borrowing Base Projects” means those Borrowing Base Projects (and the Project Holding Companies that own such Borrowing Base Projects) existing as of the Closing Date and part of or related to the initial Borrowing Base, as more particularly set forth in Schedule 1.1(b) hereto and identified as Closing Date Borrowing Base Projects therein.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

“Commercial Operation” means that point achieved when a Project begins generating electricity pursuant to the applicable Power Purchase Agreement.

“Committed Loans” has the meaning given to such term in Section 2.1(a).

“Commitment” means, with respect to any Lender at any time, the commitment of such Lender to make Committed Loans and purchase participations in L/C Obligations hereunder, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Commitment” or, if such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register as such Lender’s “Commitment,” in either case, as such amount may be increased or reduced at or prior to such time pursuant to the terms hereof. The Commitments of the Lenders aggregate $60,000,000 on the Closing Date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Parties” means, subject to Section 10.15, the Parent, Intermediate Holdco and the Subsidiaries of Intermediate Holdco.

“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Reference Period for any Person or Persons (such Person or Persons, the “subject Person”), the aggregate of (i) Consolidated Net Income for such period for the subject Person, plus (ii) the sum of (A) interest expense, (B) foreign, federal, state, local and other income taxes, (C) depreciation and amortization, (D) extraordinary losses, (E) nonrecurring cash fees, costs and expenses incurred in connection with the closing of this Agreement and the other Credit Documents (including any Incremental Amendment or other amendment hereto) and not later than 12 months after the relevant transaction (including fees and expenses paid pursuant to this Agreement), not to exceed $1,500,000 in the aggregate, and (F) non-cash expenses relating to equity-based compensation, all to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period for the subject Person and all calculated in accordance with GAAP, minus (iii) the sum of (A) extraordinary gains or income and (B) non-cash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period for the subject Person, minus (iv) cash payments during such period on account of noncash expenses or charges expensed in any prior period and added back under clause (ii) above for purposes of determining Consolidated EBITDA for such prior period for the subject Person (or that would have been added back for such purposes if this Agreement had been in effect for such prior period).

“Consolidated Fixed Charges” means, for any Reference Period for any Person or Persons (such Person or Persons, the “subject Person”), the aggregate (without duplication) of the following, all determined on a consolidated basis for such Person or Persons in accordance with GAAP: (i) Consolidated Interest Expense for the subject Person and its Subsidiaries to the extent paid (or required to be paid) in cash during such Reference Period and (ii) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt (with respect to the Converted Term Loan, as set forth in Section 2.6(a)) required to have been made by the subject Person and its Subsidiaries during such Reference Period (whether or not such payments are actually made), including scheduled principal payments with respect to any Subordinated Indebtedness. For purposes of calculating the Fixed Charge Coverage Ratio and the Debt Service Coverage Ratio, the scheduled payments of principal on Funded Debt included in Consolidated Fixed Charges under the foregoing clause (ii) with respect to the Loans will be determined (x) for any Reference Period ending prior to the Conversion Date, based on the scheduled payments of principal on the Loans that would be (or are anticipated to be) required hereunder for the first four-quarter Reference Period commencing after the Conversion Date, on the outstanding principal balance of the Loans at the time of determination, (y) for any Reference Period ending after the Conversion Date but prior to the one-year anniversary of the Conversion Date, based on the annualized amount of scheduled payments of principal on the Loans for the period from the Conversion Date through the end of such Reference Period (i.e., the actual amount of scheduled payments of principal on the Loans for the period from the Conversion Date through the end of such Reference Period, multiplied by 365 and divided by the number of days in the period from the Conversion Date through the end of such Reference Period), and (z) for any Reference Period ending on or after the one-year anniversary of the Conversion Date, based on the actual amount of scheduled payments of principal on the Loans for such Reference Period (in each case under clauses (x) and (y), as determined by the Administrative Agent, which determination shall be conclusive absent manifest error).

“Consolidated Interest Expense” means, for any Reference Period for any Person or Persons (such Person or Persons, the “subject Person”), the sum (without duplication) of (i) total interest expense of the subject Person and its Subsidiaries for such Reference Period (including all such interest expense accrued or capitalized during such Reference Period, whether or not actually paid during such Reference Period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of interest Rate Management Agreements, to the extent paid or accrued by the subject Person and its Subsidiaries during such Reference Period, and (iii) all recurring unused commitment fees and other ongoing fees in respect of Funded Debt (including the unused fees provided for under Section 2.9 and letter of credit fees provided for under Section 2.21) paid, accrued or capitalized by the subject Person and its Subsidiaries during such Reference Period.

“Consolidated Net Income” means, for any Reference Period for any Person or Persons (such Person or Persons, the “subject Person”), net income (or loss) for the subject Person and its Subsidiaries for such Reference Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of the subject Person (or is accounted for by the subject Person by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to the subject Person or any Subsidiary of the subject Person during such Reference Period (and in the case of a dividend or other distribution to a Subsidiary of the subject Person, such Subsidiary is not precluded from further distributing such amount to the Subject Person as described in clause (iii) of this proviso), (ii) the net income (or loss) of any other Person acquired by, or merged with, the subject Person or any of its Subsidiaries for any period prior to the date of such acquisition or merger, and (iii) the net income of any Subsidiary of the subject Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than a Credit Document) or Requirement of Law applicable to such Subsidiary (except that the Borrower’s equity in any net loss of any such Subsidiary for such Reference Period shall be included in determining Consolidated Net Income).

“Consolidated Net Worth” means, as of any date of determination, stockholders’ equity of the Borrower and its Subsidiaries as of such date (excluding tax equity), determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Funded Debt” means, as of any date of determination, the aggregate (without duplication) of all Funded Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, with respect to any Person, any other Person (including any fund or investment vehicle) that (i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person and (ii) is organized primarily for the purpose of making equity or debt investments in one or more companies.

“Conversion Date” means the earlier of (a) January 5, 2019, or if such day is not a Business Day, the immediately preceding Business Day; provided that if Borrower has timely submitted prior to the Conversion Date an Approval Request and the required conditions precedent set forth in this Agreement for the addition of such proposed Borrowing Base Project have been satisfied except for any consent and evaluation of the Administrative Agent and the Required Lenders, then the Conversion Date, to the extent it is applicable, shall be automatically extended to the date the Administrative Agent and Required Lenders formally approve or reject such proposed Borrowing Base Project, and (b) the date that the aggregate Commitments have been fully drawn.

“Converted Term Loan” has the meaning given to such term in Section 2.1(b).

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.

“Credit Documents” means this Agreement, the Notes, the Fee Letter, the Applications, the Security Agreement, the Pledge Agreement, the Guaranty, the Mortgages, any other Security Documents and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent, the L/C Issuer or any Lender by or on behalf of any Credit Party with respect to this Agreement, but specifically excluding any Rate Management Agreement and any Cash Management Agreement.

“Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of all Loans that have been advanced by such Lender under this Agreement as of such time plus (ii) such Lender’s participation interest in L/C Obligations (without duplication) that have been incurred as of such time.

“Credit Limit” means, at any time, the lesser of (a) the aggregate Commitments of the Lenders at such time and (b) the Borrowing Base at such time.

“Credit Parties” means the Borrower and the Guarantors.

“Debt Issuance” means the issuance, sale or incurrence by any Restricted Party of any debt securities or other Indebtedness, whether in a public offering or otherwise, except for any Indebtedness permitted under Section 7.2.

“Debt Service Coverage Ratio” means as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) Consolidated EBITDA for the Borrower and its Subsidiaries for such Reference Period to (ii) Consolidated Fixed Charges for the Borrower and its Subsidiaries for such Reference Period.

“Debt to Capitalization Ratio” means, as of any date, the ratio of (i) Consolidated Total Funded Debt as of such date to (ii) Total Capitalization as of such date.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (i) has failed to (x) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (y) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (ii) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (x) become the subject of a proceeding under any Debtor Relief Law, (y) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in clause (i) or (ii) above, in each case under clause (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dividend Amount” means, for any fiscal quarter, (i)(A) the dividends and distributions paid by the Parent during such fiscal quarter to its equity holders multiplied by (B) the Dividend Percentage for such fiscal quarter, plus (ii) the Dividend Carryforward Amount for the immediately preceding fiscal quarter.

“Dividend Carryforward Amount” means, for each fiscal quarter ending after the Closing Date, the excess (if any) of (i) the Dividend Amount for such fiscal quarter over (ii) the sum of (A) the actual aggregate amount of dividends and distributions paid by the Borrower during such fiscal quarter, and (B) the amount of any Dividend Overage for the immediately preceding fiscal quarter that is “cured” through clause (y) of the proviso in Section 7.6(a)(iii). For clarity, the Dividend Carryforward Amount shall not be less than $0.

“Dividend Overage” means, for any fiscal quarter ending after the Closing Date, the excess (if any) of (i) the actual aggregate amount of dividends and distributions paid by the Borrower during such fiscal quarter over (ii) the Dividend Amount for such fiscal quarter. For clarity, the Dividend Overage shall not be less than $0.

“Dividend Percentage” means, for any fiscal quarter, (i) the Average Net Asset Value for the Borrower for such fiscal quarter, divided by (ii) the Average Net Asset Value of the Parent for such fiscal quarter.

“Dollars” or “$” means dollars of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 10.6(b)(iii), 10.6(b)(v) and 10.6(b)(vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation, response or remediation of Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Restricted Party, is treated as (i) a single employer under Section 414(b), (c), (m) or (o) of the Code or (ii) a member of the same controlled group under Section 4001(a)(14) of ERISA.

“ERISA Event” means any of the following: (i) a “reportable event” as defined in Section 4043(c) of ERISA with respect to a Plan or, if any Restricted Party or any ERISA Affiliate has received notice, a Multiemployer Plan, for which the requirement to give notice has not been waived by the PBGC (provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code shall be considered a “reportable event” regardless of the issuance of any waiver), (ii) the application by any Restricted Party or any ERISA Affiliate for a funding waiver pursuant to Section 412 of the Code, (iii) the incurrence by any Restricted Party or any ERISA Affiliate of any Withdrawal Liability, or the receipt by any Restricted Party or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iv) the distribution by any Restricted Party or any ERISA Affiliate under Section 4041 of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (v) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Restricted Party or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (vi) the institution of a proceeding by any fiduciary of any Multiemployer Plan against any Restricted Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, (vii) the imposition upon any Restricted Party or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of any Restricted Party or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA with respect to any Plan, or (viii) the engaging in or otherwise becoming liable for a Prohibited Transaction by any Restricted Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Project” means any Borrowing Base Project (other than a Closing Date Borrowing Base Project and a Pre-Approved Borrowing Base Project) for which the Project Value as determined hereunder (irrespective of the actual amount requested to be advanced hereunder with respect to such Borrowing Base Project) does not exceed $7,500,000 in the aggregate with all other Borrowing Base Projects with the same developer and the same Power Purchase Agreement offtaker that are acquired within 60 days of the acquisition of such Borrowing Base Project.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.17 and any other “keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Tax Credit Subsidiary” means any Subsidiary of the Borrower (A) that (a) owned or operated any portion of a Tax Credit Project prior to becoming a Subsidiary of the Borrower and continues to own or operate such Tax Credit Project, (b) is bound by contractual arrangements with the tax equity investor (i.e., the beneficiary of the Tax Credit) with respect to such Tax Credit Project that (i) prohibit such Subsidiary from acting as a Guarantor or require the consent of such tax equity investor for such Subsidiary to act as a Guarantor and (ii) existed at the time such Person became a Subsidiary of the Borrower and were not created in anticipation or contemplation thereof, and (c) for which the burden or expense of obtaining such tax equity investor’s consent to such Subsidiary becoming a Guarantor is excessive in light of the benefit to be provided by such Subsidiary acting as a Guarantor, as reasonably determined by the Administrative Agent, (B) is identified as an Excluded Tax Credit Subsidiary on Schedule 1.1(b) as of the Closing Date, or (C) may be approved as an Excluded Tax Credit Subsidiary by the Administrative Agent in its sole discretion in writing from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (x) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes; (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (y) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g); and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, a fluctuating per annum interest rate equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, at no time shall the Federal Funds Rate be less than 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means that certain letter from the Administrative Agent or the Arranger to the Borrower, dated the Closing Date, relating to certain fees payable by the Borrower in respect of the transactions contemplated by this Agreement.

“Fifth Third” means Fifth Third Bank, an Ohio banking corporation.

“Financial Condition Certificate” means a fully completed and duly executed certificate, in substantially the form of Exhibit G, together with the attachments thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, vice president - finance, principal accounting officer or treasurer of such Person.

“fiscal quarter” or “FQ” means a fiscal quarter of the Restricted Parties.

“fiscal year” or “FY” means a fiscal year of the Restricted Parties, which ends on December 31.

“Fixed Charge Coverage Ratio” means as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) (A) Consolidated EBITDA for the Borrower and its Subsidiaries for such Reference Period minus (B) the excess (not to be less than $0) of (x) the aggregate of all amounts paid by the Borrower or any of its Subsidiaries to any other Person during such Reference Period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock (other than (1) dividends or distributions made in accordance with Section 7.6(a)(ii) and (2) for purposes of calculating the Fixed Charge Coverage Ratio to determine compliance with the covenant in Section 6.2 (but not for calculating the Fixed Charge Coverage Ratio for purposes of Section 7.6(a)(iv)), dividends or distributions made pursuant to Section 7.6(a)(iv)) over (y) the aggregate Net Cash Proceeds of all Capital Contributions received by the Borrower and its Subsidiaries from any other Person (other than any Specified Capital Contribution) minus (C) Capital Expenditures for the Borrower and its Subsidiaries to the extent paid (or required to be paid) in cash during such Reference Period that are not financed by the proceeds of Indebtedness (other than revolving Indebtedness) minus (D) aggregate tax expense for the Borrower and its Subsidiaries to the extent paid (or required to be paid) in cash during such Reference Period minus (E) any management fees paid in cash by the Borrower and its Subsidiaries in accordance with Section 7.7(iii) during such Reference Period to the extent not already reducing Consolidated EBITDA for the Borrower and its Subsidiaries for such Reference Period to (ii) Consolidated Fixed Charges for the Borrower and its Subsidiaries for such Reference Period.

“Flood Hazard Property” means any owned or leased real property that is subject to a Mortgage and is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Foreign Lender” means a Lender that is organized under the laws of a jurisdiction outside of the United States.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person (i) that is a “controlled foreign corporation,” as such term is defined in Section 957 of the Code, or (ii) substantially all of the assets of which is Capital Stock of Persons described in clause (i) above.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fully Funded” means, when used in reference to any Reserve with respect to a Project at any time, that the aggregate amount of (a) the cash deposit plus (b) the principal amount available to be drawn under any Letter of Credit and/or other letter of credit constituting such Reserve at such time is not less than the debt service relating to the Loans advanced on the basis of the Project Value of such Project that is anticipated to be required hereunder for the next three (3) months (such anticipated debt service to be reasonably determined by the Administrative Agent from time to time and adjusted not less frequently than annually (including at the time a Project is designated as a Borrowing Base Project hereunder and at the time immediately prior to a distribution being made under Section 7.6(a)(iv)), which determination shall in each case be conclusive absent manifest error).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means, with respect to any Person, all Indebtedness of such Person (other than Indebtedness of the types referred to in clause (ix) or (x) of the definition of Indebtedness) and all Guaranty Obligations with respect to Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and FASB, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank, and including regional transmission organizations (RTO’s), independent system operators (ISO’s), and any quasi-governmental regulatory entity exercising oversight over power generation, sales, distribution or transmission).

“Guarantor” means, subject to Section 10.15, the Parent, Intermediate Holdco and each Subsidiary of the Borrower that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Administrative Agent); provided, however, that notwithstanding the foregoing, no Foreign Subsidiary of the Borrower and no Excluded Tax Credit Subsidiary shall be a Guarantor.

“Guaranty” means a guaranty agreement made by the Guarantors in favor of the Administrative Agent, the Lenders and the L/C Issuer, in substantially the form of Exhibit F.

“Guaranty Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Company Parties, the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

“Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a solid or hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) its presence or release could reasonably be expected to require investigation or response under any Environmental Law or (iii) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Incremental Amendment” has the meaning given to such term in Section 2.22.

“Incremental Commitment” has the meaning given to such term in Section 2.22(e).

“Incremental Increase” has the meaning given to such term in Section 2.22.

“Indebtedness” means, with respect to any Person (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding any trade payable incurred in the ordinary course of business that is (A) not more than 60 days past due or (B) subject to a good to a good faith dispute), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Rate Management Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the lesser of (y) the value of the property or assets subject to such Lien and (z) the amount of such indebtedness.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

“Interest Period” means, with respect to the initial Interest Period hereunder, the period commencing on the Closing Date and ending on January 31, 2018, and with respect to any subsequent Interest Period hereunder, the period commencing on the last day of each calendar month and ending on the last day of the following calendar month.

“Intermediate Holdco” has the meaning given to such term in the introductory paragraph hereof.

“Investments” has the meaning given to such term in Section 7.5.

“IRS” means the United States Internal Revenue Service.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Fifth Third in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, at any time the same is to be determined, the sum of (a) the full amount available for drawing under all outstanding Letters of Credit plus (b) all unpaid Reimbursement Obligations.

“L/C Participation Fee” has the meaning given to such term in Section 2.21(g).

“L/C Sublimit” means $5,000,000, as modified pursuant to the terms hereof.

“Lender” means each Person signatory hereto as a “Lender” and each other Person that becomes a “Lender” hereunder pursuant to the terms hereof.

“Lending Office” means, with respect to any Lender or the L/C Issuer, the office of such Person designated as such in such Person’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Person to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and any such office may be a domestic or foreign branch or Affiliate of such Person.

“Letter of Credit” has the meaning given to such term in Section 2.21(a).

“LIBOR Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

“LIBOR Rate” means, for any Interest Period in accordance with this Agreement, the rate of interest rounded upwards (the “Rounding Adjustment”), if necessary, to the next 1/8 of 1% (and adjusted for reserves if the Administrative Agent is required to maintain reserves with respect to relevant advances) fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by the Administrative Agent, each an “Alternate LIBOR Source”) at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or the Administrative Agent, as applicable), two Business Days prior to the first day of such Interest Period, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits, as displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by the Administrative Agent, each an “Approved Bloomberg Successor”), or, if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by the Administrative Agent from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by the Administrative Agent in accordance with this Agreement and the Administrative Agent’s loan systems and procedures periodically in effect. If the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement (the “LIBOR Rate Minimum”); provided that, at any time during which a Rate Management Agreement with the Administrative Agent is then in effect with respect to all or a portion of the Obligations, the LIBOR Rate Minimum and the Rounding Adjustment shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Rate Management Agreement. Each determination by the Administrative Agent of the LIBOR Rate shall be binding and conclusive in the absence of manifest error.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Loans” means any or all of the Committed Loans and the Converted Term Loan.

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, (i) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Restricted Parties, taken as a whole, (ii) the ability of any Credit Party to perform its obligations under this Agreement or any of the other Credit Documents to which it is a party, or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

“Material Casualty Event” means any Casualty Event affecting (i) all or any portion of any Borrowing Base Project the Net Cash Proceeds of which are equal to or greater than 5% of such Project’s Project Value or (ii) all or any portion of any Project (other than a Borrowing Base Project) of a Restricted Party the Net Cash Proceeds of which are equal to or greater than $500,000.

“Material Contracts” means, collectively, (i) each Power Purchase Agreement for each Borrowing Base Project and (ii) each other agreement to which any Restricted Party is a party, by which any Restricted Party or its properties is bound or to which any Restricted Party is subject, in each instance the default under or termination or cancellation of which could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” means any Indebtedness (i) of the Parent or Intermediate Holdco having an aggregate principal amount of at least the greater of (x) $5,000,000 or (y) 5% of the net assets of the Parent or Intermediate Holdco, as applicable, or (ii) of any Restricted Party having an aggregate principal amount of at least $1,000,000.

“Maturity Date” means January 5, 2024, or if such day is not a Business Day, the immediately preceding Business Day.

“Mortgage” means any fee or leasehold (or fee and leasehold) mortgage, deed of trust or deed to secure debt executed by any Project Subsidiary in favor of the Administrative Agent purporting to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) encumbering the Realty of such Project Subsidiary described therein as security for some or all of the Obligations, which shall be in form and substance satisfactory to the Administrative Agent, subject to the Mortgage Tax Principles.

“Mortgage Tax Principles” means the understanding of the Administrative Agent, the Lenders and the Credit Parties that, with respect to any Mortgage (and any amendments thereto) encumbering Realty of a Project Subsidiary in a jurisdiction with mortgage, intangible, documentary or similar taxes (collectively, the “Mortgage Taxes”), the amount of the Obligations secured by such applicable Mortgage shall not exceed an amount equal to (i) the fair market value of the Realty encumbered by such Mortgage, plus an additional amount as reasonably determined by the Administrative Agent to account for potential increases in such fair market value during the term of this Agreement or (ii) such other amount as is reasonably determined by the Administrative Agent, in accordance with (and as permitted by) applicable laws and regulations for such jurisdiction relating to the payment of Mortgage Taxes, to minimize Mortgage Taxes while also affording the Administrative Agent, for the benefit of the Lenders and the other holders of the Obligations, to realize on the full value of the Realty encumbered by such Mortgage as security for the Obligation when exercising remedies under such Mortgage.

“Mortgage Taxes” has the meaning given to such term in the definition of “Mortgage Tax Principles” above.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which any Restricted Party or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

“Net Asset Value” means, at any time for any Person, the “net asset value” of such Person and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, applied in a manner consistent with the financial statements of the Company Parties delivered pursuant to Section 4.11(a).

“Net Cash Proceeds” means, in the case of any Debt Issuance, Capital Contribution, Casualty Event or Asset Disposition, the aggregate cash proceeds received by any Restricted Party in respect thereof (including, in the case of a Casualty Event, insurance proceeds and condemnation awards), minus the sum of (i) reasonable fees and out-of-pocket expenses payable by the Restricted Parties to third parties that are not Affiliates of any Restricted Party in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) in the case of a Casualty Event or an Asset Disposition, the amount required to retire Indebtedness to the extent such Indebtedness is secured by Permitted Liens (ranking senior to the Administrative Agent’s Lien under the Credit Documents) on the subject property; it being understood that the term “Net Cash Proceeds” shall include, as and when received, any cash received upon the sale or other disposition of any non-cash consideration received by any Restricted Party in respect of any of the foregoing events.

“Non-Consenting Lender” means a Lender that does not approve any consent, waiver or amendment to any Credit Document that (i) requires the approval of all Lenders (or all Lenders directly affected thereby) under Section 10.5 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Loans made or held by such Lender, in substantially the form of Exhibit A.

“Notice of Borrowing” has the meaning given to such term in Section 2.2(b).

“Obligations” means all principal of and interest on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Credit Party to the Administrative Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents (including interest, fees and expenses accruing after the filing of a petition or commencement of a case by or with respect to any Credit Party or any Affiliate thereof seeking relief under any Debtor Relief Law, whether or not the claim for such interest, fees and expenses is allowed in such proceeding), and all payment and other obligations owing or payable at any time by any Credit Party to any Rate Management Party under or in connection with any Rate Management Agreement required or permitted by this Agreement, and all payment and other obligations owing or payable at any time by any Credit Party to any Cash Management Bank under or in connection with any Cash Management Agreement, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, now existing or hereafter arising, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise; provided that Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(a)).

“Parent” has, subject to Section 10.15, the meaning given to such term in the introductory paragraph hereof.

“Parent Roll Up” means any consolidation, merger, combination of, or sale or distribution of all assets of, the Parent and/or Intermediate Holdco (i) the effect of which is that, immediately after giving effect thereto, (A) all of the assets owned by the Parent and Intermediate Holdco immediately prior thereto are owned by a single surviving Person (as between the Parent and Intermediate Holdco, the “Surviving Parent”), (B) the Surviving Parent is directly owned by the Persons that owned the Parent immediately prior thereto and (C) the Surviving Parent directly owns 100% of the outstanding Capital Stock of the Borrower and (ii) in respect of which the Borrower shall have delivered to the Administrative Agent (A) at least 10 Business Days prior to the consummation thereof, notice of the date on which the Parent Roll Up will be consummated and a reasonably detailed description of the terms and structure thereof and drafts of the operative documents and (B) on the date of the consummation thereof, any documents and other instruments (including legal opinions of counsel), duly executed and in form and substance reasonably satisfactory to the Administrative Agent, as are reasonably requested by the Administrative Agent to evidence and confirm the fact that, immediately after giving effect to the Parent Roll Up, the Administrative Agent will have a perfected security interest in 100% of the Capital Stock of the Borrower.

“Participant” has the meaning given to such term in Section 10.6(e).

“Participant Register” has the meaning given to such term in Section 10.6(e)

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Payment Instructions” means the account and office of the Administrative Agent designated by the Administrative Agent for such purpose from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Liens” has the meaning given to such term in Section 7.3.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which any Restricted Party or any ERISA Affiliate may have any liability.

“Platform” has the meaning given to such term in Section 10.4(b).

“Pledge Agreement” means the Pledge Agreement made by Intermediate Holdco in favor of the Administrative Agent, in substantially the form of Exhibit E-2.

“Power Purchase Agreement” means, with respect to any Project, any power purchase agreement, interconnection agreement, solar services agreement, net metering agreement, renewable energy certificate purchase agreement or similar agreement between the applicable Project Subsidiary and any transmitting utility properly authorized in the State in which such Project is located or other offtaker (together with all schedules and exhibits thereto).

“Pre-Approved Borrowing Base Projects” means those Projects (and the Project Holding Companies that own such Projects) existing as of the Closing Date and identified on Schedule 1.1(e)(i) and (ii) hereto as Pre-Approved Borrowing Base Projects.

“Pro Forma Basis” has the meaning given to such term in Section 1.3(b).

“Proceeds Delivery Date” has the meaning given to such term in Section 2.6(e) or 2.6(f), as applicable.

“Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

“Project” means one or more renewable utility scale solar energy generation systems, whether in operation or under construction. For the avoidance of doubt, “Project” includes Tax Credit Projects.

“Project Amortization Period” means, with respect to any Borrowing Base Project, an amortization period equal to the greater of (a) the term (expressed in months) of the Power Purchase Agreement in place for such Borrowing Base Project remaining as of the Conversion Date (such remaining term not to exceed 180 months for purposes of this clause (a)) and (b) 90% of the term (expressed in months) of the Power Purchase Agreement in place for such Borrowing Base Project remaining as of the Conversion Date (such remaining term not to exceed 276 months for purposes of this clause (b)).

“Project Documents” means, with respect to any Project, the documents set forth on Schedule 2.19.

“Project Holding Companies” means East to West Solar II LLC, a Delaware limited liability company, Magnolia Sun LLC, a Delaware limited liability company, Green Maple II LLC, a Delaware limited liability company, Powerhouse One, LLC, a Tennessee limited liability company, Solaverde, LLC, a Virginia limited liability company, Green Maple LLC, a Delaware limited liability company and any other Subsidiary of the Borrower that directly owns any Capital Stock issued by a Project Subsidiary. As of the Closing Date, each Project Holding Company is identified as such on Schedule 1.1(b).

“Project Subsidiary” means any Restricted Party that owns a Borrowing Base Project.

“Project Value” means, at any time with respect to any Borrowing Base Project, the aggregate principal amount of Committed Loans and Letters Credit available to be borrowed and issued hereunder with respect to such Borrowing Base Project, as most recently assigned to such Borrowing Base Project in accordance with Section 2.19 or 2.20.

“Project Warranties” has the meaning given to such term in Schedule 2.19.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including any transaction, device, agreement or arrangement (i) that is or is the functional equivalent of a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) that is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of these transactions, and including any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising.

“Rate Management Obligations” means any and all obligations of any Credit Party to any Rate Management Party, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

“Rate Management Party” means any Lender or any Affiliate of any Lender in its capacity as a counterparty to any Rate Management Agreement with any Credit Party, which Rate Management Agreement is required or permitted under this Agreement to be entered into by such Credit Party, or any former Lender or any Affiliate of any former Lender in its capacity as a counterparty to any such Rate Management Agreement entered into prior to the date such Person or its Affiliate ceased to be a Lender.

“Real Property Support Documents” means, with respect to any Project of a Project Subsidiary or other Realty of a Project Subsidiary, but excluding any Closing Date Borrowing Base Project and Pre-Approved Borrowing Base Project, such mortgagee title insurance policies in amounts and with endorsements reasonably acceptable to the Administrative Agent (or, in the case of any Excluded Project, a title search), surveys, Phase I and Phase II environmental site assessments, environmental questionnaires, landlord consents and waivers, subordination and nondisturbance agreements, and other third-party consents and real property-related documents as the Administrative Agent reasonably requires, in each case in form and substance reasonably satisfactory to the Administrative Agent, and such flood hazard certifications and acknowledgments and evidence of flood insurance, if required, as the Administrative Agent requires.

“Realty” means all real property and interests in real property now or hereafter owned or leased by any Restricted Party.

“Recipient” means (i) the Administrative Agent, (ii) any Lender and (iii) the L/C Issuer, as applicable.

“Reference Period” with respect to any date of determination means (except as may be otherwise expressly provided herein) the period of four consecutive fiscal quarters of the Borrower immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters of the Borrower ending on such date.

“Register” has the meaning given to such term in Section 10.6(d).

“Regulations D, T, U and X” mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Reimbursement Obligation” has the meaning given to such term in Section 2.21(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders holding outstanding Credit Exposure and Unutilized Commitments (or, after the termination of the Commitments, outstanding Credit Exposure) representing more than 50% of the aggregate, at such time, of all outstanding Credit Exposure and Unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Credit Exposure); provided that the Commitment of, and the portion of the outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For the purposes of this definition, in no event shall Required Lenders include fewer than two (2) Lenders at any time there are two (2) or more Lenders.

“Requirement of Law” means, with respect to any Person, the charter, constitution, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Reserve” or “Reserves” with respect to any Project means an operations, maintenance and debt service reserve for such Project consisting of any combination of (a) a cash deposit in a deposit account maintained with the Administrative Agent and for which a fully executed control agreement, in form and substance reasonably satisfactory to the Administrative Agent, has been delivered to the Administrative Agent if requested by the Administrative Agent, (b) a Letter of Credit or (c) a standby letter of credit permitted by this Agreement issued by a financial institution acceptable to the Administrative Agent. Reserves with respect to a Project shall be usable for operations and maintenance needs with respect to such Project as well as to pay debt service required hereunder relating to the Loans advanced with respect to such Project.

“Resignation Effective Date” has the meaning given to such term in Section 9.6(a).

“Responsible Officer” means, with respect to any Person, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Person, and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement or any other Credit Document.

“Restricted Parties” means the Borrower and its Subsidiaries.

“Revaluation Notice” has the meaning given to such term in Section 2.22(a).

“Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (including Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, (ii) any Person operating, organized or resident in a Sanctioned Country or (iii) any Person owned or controlled by any such Person or Persons described in clauses (i) and (ii).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Security Agreement” means the Pledge and Security Agreement made by the Borrower, the Subsidiary Guarantors and any other parties thereto in favor of the Administrative Agent, in substantially the form of Exhibit E-1.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Mortgages and all other pledge or security agreements, assignments or other agreements or instruments executed and delivered by any Credit Party, pursuant to Section 5.10 or otherwise in connection with the transactions contemplated hereby, pursuant to which Liens are granted to the Administrative Agent by the Credit Parties as security for some or all of the Obligations or such Liens are perfected.

“Specified Capital Contribution” has the meaning set forth in Section 8.4.

“Specified Guarantor” means any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.17).

“Specified Offtakers” means the regulated utility offtakers specified on Schedule 1.1(d) attached hereto.

“Subordinated Indebtedness” means any unsecured Indebtedness of the Borrower and its Subsidiaries that is expressly subordinated in right of payment and performance to the Obligations.

“Subsidiary” means, with respect to any Person (the “parent”), (i) any other Person of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by the parent and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such Person shall or might have voting power by reason of the happening of any contingency) and (ii) any other Person (other than a Tax Credit Party) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP. When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

“Surviving Parent” has the meaning given to such term in the definition of “Parent Roll Up.”

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Credit” means (i) any investment tax credit under Title 26, Section 48 of the Code or any successor or other similar provision, including any similar provision concerning a refundable tax credit that replaces such investment tax credit program, (ii) any production tax credit under the American Recovery and Reinvestment Act of 2009 and (iii) other tax credits established by the IRS or a state of the United States for the purchase, lease or other acquisition of a Project.

“Tax Credit Party” means, with respect to any Tax Credit Project, any Person (i) that owns any portion of such Tax Credit Project, (ii) that is Controlled, directly or indirectly, by the Borrower and (iii) of which not more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by the Borrower and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such Person shall or might have voting power by reason of the happening of any contingency).

“Tax Credit Project” means any Project that includes, utilizes or monetizes any Tax Credits. For purposes hereof, a Tax Credit Project is deemed to be owned by each applicable Tax Credit Party and each Restricted Party that owns or operates any portion of such Tax Credit Project.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Indebtedness” has the meaning given to such term in Section 3.1(h).

“Termination Date” means the Conversion Date or such earlier date of termination of the Commitments pursuant to Section 2.5 or 8.2.

“Total Capitalization” means, at any time, the sum of Consolidated Net Worth plus Consolidated Total Funded Debt.

“Total Voting Power” means, with respect to any Person, the total number of votes which may be cast in the election of directors (or equivalent governing body members) of such Person at any meeting of stockholders or other equityholders of such Person if all securities entitled to vote in the election of directors (or equivalent governing body members) of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

“Transaction Documents” means, collectively, this Agreement and the other Credit Documents and all other agreements, instruments, certificates and documents executed and delivered in connection with the Transactions.

“Transactions” means, collectively, the transactions contemplated by the Transaction Documents, including (i) the initial extensions of credit hereunder on the Closing Date, (ii) the repayment of the Terminating Indebtedness and (iii) the payment of permitted fees and expenses in connection with the foregoing.

“Type” means Base Rate Loans or LIBOR Loans, as applicable.

“Unutilized Commitment” means, with respect to any Lender at any time, such Lender’s Commitment at such time less the sum of (i) the aggregate principal amount of all Loans that have been advanced by such Lender under this Agreement as of such time plus (ii) such Lender’s participation interest in L/C Obligations (without duplication) that have been incurred as of such time.

“U.S. Federal Income Taxes” means any U.S. federal Taxes described in Section 871(a) or 881(a) of the Code, or any successor provision (or any withholding with respect to such Taxes).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(g).

“Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding in the case of a Foreign Subsidiary only, any directors’ qualifying shares and shares required to be held by foreign nationals) is owned, directly or indirectly (unless otherwise indicated), by such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2         Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the audited consolidated financial statements in respect of fiscal year 2016 delivered to the Lenders pursuant to Section 5.1(b) and (other than in respect of any financial statements of the Parent and its Subsidiaries to be prepared on a consolidated basis) without regard to FASB ASC 946; provided that if the Borrower notifies the Administrative Agent that it wishes to amend any financial covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amounts thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities and any other accounting rule to the contrary shall be disregarded, and (ii) any impact on the income of the Borrower and its Subsidiaries due to mark-to-market accounting requirements with respect to Rate Management Agreements shall be disregarded.

1.3          Other Terms; Construction.

With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document (including the Credit Documents and any organizational documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented (subject to any restrictions on such amendments, amendment and restatements, modifications, extensions, restatements, replacements or supplements set forth herein or in any other Credit Document), (ii) any reference in any Credit Document to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law in any Credit Document shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation in any Credit Document shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)           Notwithstanding the foregoing, any calculation of the Debt to Capitalization Ratio, the Fixed Charge Coverage Ratio or the Debt Service Coverage Ratio to determine whether a condition to any transaction has been met, shall be determined in each case on a pro forma basis (a “Pro Forma Basis”) after giving effect to any Acquisition, Asset Disposition, incurrence of Indebtedness, dividend, distribution or share repurchase, or other transaction (each, a “transaction”) occurring during the most recently completed Reference Period for which financial statements have been delivered to the Administrative Agent hereunder or after such Reference Period and prior to the date of calculation (or proposed to be consummated, as the case may be, whether or not during such Reference Period) as if such transaction had occurred during such Reference Period, in accordance with the following (or as otherwise specified in the applicable provision hereunder):

(i)           any Indebtedness incurred or assumed by any Company Party in connection with any transaction (including any Indebtedness of a Person acquired in an Acquisition that is not retired or repaid in connection therewith) shall be deemed to have been incurred or assumed as of the last day of the applicable Reference Period;

(ii)         any Indebtedness retired or repaid in connection with any transaction (including any Indebtedness of a Person acquired in an Acquisition) shall be deemed to have been retired or repaid as of the last day of the applicable Reference Period; and

(iii)        with respect to any Acquisition, income statement items (whether positive or negative) and balance sheet items attributable to the Person or assets acquired shall (to the extent not otherwise included in the consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP or in accordance with other provisions of this Agreement) be included in such calculations to the extent relating to the applicable Reference Period; provided that such income statement and balance sheet items are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent.

(c)           Calculations of the Fixed Charge Coverage Ratio (and all defined terms used and other calculations made therein) to determine compliance with Section 6.2 in respect of any Reference Period shall include, with respect to each component of such calculation, the actual amount thereof attributable to any Person only for such portion of such Reference Period during which such Person was a member of the group described in the applicable definition.

1.4          Interest Rates. If at any time any interest rate quoted or otherwise made available from time to time under this Agreement is no longer available generally, as determined by the Administrative Agent, then the Administrative Agent (after consultation with the Borrower) may, by written notice to the Lenders and the Borrower, substitute such unavailable interest rate with another published interest rate that the Administrative Agent determines adequately reflects the all-in-cost of funds to the Administrative Agent and the Lenders.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

2.1           Commitments.

(a)           Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (the “Committed Loans”) to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Termination Date, in an aggregate principal amount not exceeding its Commitment; provided, however, that no Borrowing of Committed Loans shall be made if, immediately after giving effect thereto, (x) the Credit Exposure of any Lender would exceed its Commitment at such time or (y) the Aggregate Credit Exposure would exceed the Credit Limit at such time. The Commitments are non-revolving and, to the extent repaid, Committed Loans may not be reborrowed. Availability of Committed Loans under the Commitments shall cease on the Termination Date.

(b)           Subject to and upon the terms and conditions set forth herein, on the Conversion Date, all Committed Loans outstanding on the Conversion Date shall automatically convert into an amortizing term loan (the “Converted Term Loan”), without such conversion constituting a repayment or novation of such Committed Loans. The portion of the principal amount of the Converted Term Loan held by each Lender outstanding on the Conversion Date shall equal the aggregate principal amount of the Committed Loans of such Lender outstanding on the Conversion Date immediately prior to such conversion. No portion of the Converted Term Loan shall be made at any time after the Conversion Date. To the extent repaid, the Converted Term Loan may not be reborrowed.

2.2          Types of Loans; Borrowings.

(a)           The Committed Loans and Converted Term Loan (each a “Class” of Loan) shall each be LIBOR Loans (except under the circumstances described in Sections 2.14(e), 2.14(f) and 2.21).

(b)           In order to make a Borrowing (other than Borrowings for the purpose of repaying Reimbursement Obligations, which shall be made pursuant to Section 2.21), the Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte, North Caroline time, three Business Days prior to each Borrowing; provided, however, that requests for the Borrowing of any Committed Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given with less advance notice than as specified hereinabove. Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B and shall specify (1) the aggregate principal amount of the Committed Loans to be made pursuant to such Borrowing, and (2) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each applicable Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein, the aggregate principal amount of each Borrowing shall not be less than $5,000,000.

(c)           Not later than 1:00 p.m., Charlotte, North Carolina time, on the requested Borrowing Date, each applicable Lender will make available to the Administrative Agent in accordance with the Payment Instructions an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. Upon satisfaction of the applicable conditions set forth in Section 3.2 (and, if such Borrowing is made on the Closing Date, Section 3.1) and to the extent such Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

2.3          Disbursements; Funding Reliance; Domicile of Loans.

(a)           The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any Authorized Officer of the Borrower; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the Adjusted LIBOR Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)           The obligations of the Lenders hereunder to make Loans, to fund participations in L/C Obligations and to make payments pursuant to Sections 2.15(e) and 10.1(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make any such payment required hereunder.

(d)           Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

2.4           Evidence of Debt; Notes.

(a)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the applicable Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

(b)           The Administrative Agent shall maintain the Register pursuant to Section 10.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, Class and Type of each such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.

(c)           The entries made in the accounts, Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, Section 2.4(a)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(d)           The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced by a Note appropriately completed in substantially the form of Exhibit A, in each case executed by the Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

2.5       Termination and Reduction of Commitments.

(a)       The Commitments shall be automatically and permanently terminated on the Termination Date, unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 8.2 (provided that the Converted Term Loan and any Letters of Credit outstanding as of the Conversion Date (and, for the avoidance of doubt, the Lenders’ obligations to purchase and fund participations in such Letters of Credit) may remain outstanding after the Conversion Date, subject to the other provisions hereof).

(b)       At any time and from time to time after the date hereof, upon not less than five Business Days’ prior written notice to the Administrative Agent, the Borrower may terminate in whole or reduce in part the aggregate Unutilized Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof. The amount of any termination or reduction made under this Section 2.5(b) may not thereafter be reinstated.

(c)       Each reduction of the Commitments pursuant to this Section shall be applied ratably among the Lenders according to their respective Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Commitments pursuant to this Section 2.5 that has the effect of reducing the aggregate Commitments to an amount less than the amount of the L/C Sublimit at such time shall result in an automatic corresponding reduction of the L/C Sublimit to the amount of the aggregate Commitments (as so reduced), without any further action on the part of the Borrower, the L/C Issuer or any other Lender.

2.6       Mandatory Payments and Prepayments.

(a)        The Administrative Agent shall calculate and deliver to the Borrower an amortization schedule for the Converted Term Loan providing for the monthly payment of principal and interest based on (i) the outstanding principal balance of the Converted Term Loan on the Conversion Date, and (ii) an amortization period equal to the weighted average of the Project Amortization Periods for each of the Borrowing Base Projects (with each such Project Amortization Period being weighted based on the percentage of the Converted Term Loan represented by the aggregate amount of Committed Loans advanced with respect to the Borrowing Base Project to which such Project Amortization Period applies), and such amortization schedule as so determined by the Administrative Agent shall be conclusive absent manifest error. Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower will repay the aggregate outstanding principal of and interest on the Converted Term Loan in the amounts and on the dates set forth on such amortization schedule prepared and delivered by the Administrative Agent.

(b)        Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Converted Term Loan and all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date.

(c)         In the event that, at any time, the Aggregate Credit Exposure shall exceed the Credit Limit at such time (after giving effect to any concurrent termination or reduction of the Commitments), the Borrower will immediately prepay the outstanding principal amount of the Loans in the amount of such excess.

(d)        Promptly upon (and in any event not later than one Business Day after) receipt thereof by any Restricted Party, the Borrower will prepay the outstanding principal amount of the Loans and repay and Cash Collateralize the L/C Obligations in the manner set forth below, in an amount equal to 100% of the Net Cash Proceeds from any Debt Issuance, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds.

(e)        Not later than two Business Days after receipt by any Credit Party or other Restricted Party of any proceeds of insurance, condemnation award or other compensation in respect of any Material Casualty Event, the Borrower will deliver to the Administrative Agent an amount equal to 100% of the Net Cash Proceeds from such Material Casualty Event and a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds (such delivery date, for purposes of this Section 2.6(e), the “Proceeds Delivery Date”). If, on or after any Proceeds Delivery Date and before the day that is 90 days thereafter, (x) the Required Lenders approve an Approval Request that designates one or more Projects as Borrowing Base Projects or (y) the Borrower repairs or replaces (to the satisfaction of the Administrative Agent) the property subject to such Material Casualty Event, then the Administrative Agent will distribute to the Borrower an amount equal to, as applicable, the aggregate Project Values for such newly designated Borrowing Base Projects or the cost of such repairs or replacement, in each case from the Net Cash Proceeds delivered on such Proceeds Delivery Date (but not, in any event, any amount in excess of such Net Cash Proceeds). On the day that is 90 days after each Proceeds Delivery Date (or, if earlier, upon the Borrower’s determination not to submit any Approval Requests with respect to any new Projects or repair or replace the property subject to the applicable Material Casualty Event), such Net Cash Proceeds will be applied to prepay the outstanding principal amount of the Loans and repay and Cash Collateralize the L/C Obligations in the manner set forth below, in an amount equal to 100% of the Net Cash Proceeds from such Material Casualty Event (less any amounts theretofore distributed to the Borrower in accordance with the immediately preceding sentence); provided, however, that (x) any and all such proceeds received or held by the Administrative Agent or any Credit Party or other Restricted Party during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair, replacement or reinvestment) shall be applied to prepay the outstanding principal amount of the Loans and repay and Cash Collateralize the L/C Obligations in the manner set forth below and (y) notwithstanding the foregoing in this clause (e) or clause (f) below, so long as no Event of Default has occurred and is continuing, the aggregate Net Cash Proceeds payable under this clause (e) and clause (f) below from all Material Casualty Events and Asset Dispositions with respect to any single Borrowing Base Project shall not exceed the Project Value assigned to such Borrowing Base Project pursuant hereto.

(f)        Not later than two Business Days after receipt by any Credit Party or other Restricted Party of any proceeds of any Asset Disposition of any Project owned by any Restricted Party, the Borrower will deliver to the Administrative Agent an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition and a certificate signed by a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Cash Proceeds (such delivery date, for purposes of this Section 2.6(f), the “Proceeds Delivery Date”). If, on or after any Proceeds Delivery Date and before the day that is 90 days thereafter, the Required Lenders approve an Approval Request that designates one or more Projects as Borrowing Base Projects, then the Administrative Agent will distribute to the Borrower an amount equal to the aggregate Project Values for such newly designated Borrowing Base Projects from the Net Cash Proceeds delivered on such Proceeds Delivery Date (but not any amount in excess of such Net Cash Proceeds). On the day that is 90 days after each Proceeds Delivery Date (or, if earlier, upon the Borrower’s determination not to submit any Approval Requests with respect to any new Projects), such Net Cash Proceeds will be applied to prepay the outstanding principal amount of the Loans and repay and Cash Collateralize the L/C Obligations in the manner set forth below, in an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition (less any amounts theretofore distributed to the Borrower in accordance with the immediately preceding sentence); provided, however, that (x) any and all such proceeds received or held by the Administrative Agent or any Credit Party or other Restricted Party during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair, replacement or reinvestment) shall be applied to prepay the outstanding principal amount of the Loans and repay and Cash Collateralize the L/C Obligations in the manner set forth below and (y) notwithstanding the foregoing in this clause (f) or clause (e) above, so long as no Event of Default has occurred and is continuing, the aggregate Net Cash Proceeds payable under this clause (f) and clause (e) above from all Asset Dispositions and Material Casualty Events with respect to any single Borrowing Base Project shall not exceed the Project Value assigned to such Borrowing Base Project pursuant hereto.

(g)        Each prepayment made pursuant to Sections 2.6(d) through 2.6(f) shall be applied (i) first, (x) at any time on or after the Conversion Date, to reduce the outstanding principal amount of the Converted Term Loan, with such reduction to be applied to the remaining scheduled principal payments in each instance in the inverse order of maturity (and, in the case of any prepayment made pursuant to Section 2.6(d) or 2.6(f) with respect to a Borrowing Base Project, solely to the portion of the Converted Term Loan corresponding to the Committed Loans advanced in respect of the Borrowing Base Project that is subject to the applicable Material Casualty Event or Asset Disposition, and applied to each such corresponding portion of the remaining scheduled principal payments in the inverse order of maturity), or (y) at any time prior to the Conversion Date, to reduce the outstanding principal amount of the Committed Loans, and (ii) second, the extent of any excess remaining after application as provided in clause (i) above, to repay and Cash Collateralize the L/C Obligations. Within each Class of Loans, such prepayments shall be applied first to prepay all Base Rate Loans, and then to prepay LIBOR Loans. Each payment or prepayment pursuant to the provisions of this Section 2.6 shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each; provided that if any Lender is a Defaulting Lender at the time of any such prepayment, any mandatory prepayment of the Loans shall, if the Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the outstanding Loans of such Defaulting Lender were zero. Each payment or prepayment of a LIBOR Loan made pursuant to the provisions of this Section on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.16 to be paid as a consequence thereof.

(h)        In the event the Administrative Agent receives a notice of prepayment with respect to Sections 2.6(d) through 2.6(f), the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.

2.7       Voluntary Prepayments.

(a)        At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte, North Carolina time, three Business Days prior to each intended prepayment of LIBOR Loans and one Business Day prior to each intended prepayment of Base Rate Loans; provided that (i) each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.16 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid, and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. In the event the Administrative Agent receives a notice of prepayment under this Section 2.7(a), the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.

(b)        Each prepayment of the Converted Term Loan made pursuant to Section 2.7(a) shall be applied to the remaining scheduled principal payments in each instance on a pro rata basis. Each prepayment of the Loans made pursuant to Section 2.7(a) shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each; provided that if any Lender is a Defaulting Lender at the time of any such prepayment, any voluntary prepayment of the Loans shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the outstanding Loans of such Defaulting Lender were zero.

2.8       Interest.

(a)       Except as otherwise expressly provided herein, the Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, at the Adjusted LIBOR Rate, as in effect from time to time during such periods.

(b)       Upon the occurrence and during the continuance of any Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder or under any other Credit Document, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans plus 2.0% per annum (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Adjusted Base Rate plus 2.0% per annum), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against any Credit Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

(c)        Accrued (and theretofore unpaid) interest shall be payable in respect of any Loan as follows: (i) monthly on the last day of each month, in arrears, commencing with January 31, 2018, and (ii) at maturity (whether pursuant to acceleration, on the Maturity Date or otherwise) and, after maturity, on demand.

(d)        Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e)        The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the reserve requirement reflected in the LIBOR Rate) shall, absent manifest error, be conclusive and binding on all parties hereto.

2.9       Fees. The Borrower agrees to pay:

(a)       To the Administrative Agent, for the account of each Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Termination Date, at a per annum rate of 0.50% on such Lender’s Applicable Percentage of the average daily aggregate Unutilized Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with March 30, 2018, and (ii) on the Termination Date; provided, however, that no commitment fee shall accrue on the Unutilized Commitment of a Defaulting Lender during any period that such Lender shall be a Defaulting Lender;

(b)        (i) to the Administrative Agent and the Arranger, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter and (ii) to the Lenders such fees as have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10       Method of Payments; Computations; Apportionment of Payments.

(a)        All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Lenders) in accordance with the Payment Instructions prior to 12:00 noon, Charlotte, North Carolina time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte, North Carolina time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b)        The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte, North Carolina time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte, North Carolina time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). Notwithstanding the foregoing or any contrary provision hereof, if any Lender shall fail to make any payment required to be made by it hereunder to the Administrative Agent or the L/C Issuer, then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations to the Administrative Agent or the L/C Issuer, as the case may be, until all such unsatisfied obligations are fully paid.

(c)       Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)        All computations of interest and fees hereunder (including computations of any reserve requirement reflected in the LIBOR Rate) shall be made on the basis of a year consisting of 360 days; and in each case, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

(e)        Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 8.2 or in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied by the Administrative Agent as follows:

     (i)         first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

     (ii)        second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Participation Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Credit Documents), ratably among them in proportion to the respective amounts described in this clause second payable to them;

     (iii)       third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Participation Fees and interest on the Loans, L/C Obligations and other Obligations arising under the Credit Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause third payable to them;

     (iv)       fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and funded participations in Letters of Credit, and Obligations then owing under any Rate Management Agreement between any Credit Party and any Rate Management Party (to the extent such Rate Management Agreement is required or permitted hereunder) and any Cash Management Agreement between any Credit Party and any Cash Management Bank, and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to the terms hereof, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Rate Management Parties and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

     (iv)       fifth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents or otherwise and not repaid; and

     (v)        sixth, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

Subject to Section 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Rate Management Agreements and Cash Management Agreements shall be excluded from the application described above if the Administrative Agent has not received a notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Rate Management Party, as the case may be. Each Cash Management Bank or Rate Management Party not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

2.11       Recovery of Payments.

(a)         The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, the L/C Issuer or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b)        If any amounts distributed by the Administrative Agent to any Lender or the L/C Issuer are subsequently returned or repaid by the Administrative Agent to the Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender in question, or pursuant to applicable Requirements of Law, such Lender or the L/C Issuer, as the case may be, will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders or the L/C Issuer, as the case may be, on the same basis as such amounts were originally distributed.

2.12      Use of Proceeds. The proceeds of the Loans shall be used (i) to repay the Terminating Indebtedness in full, (ii) to pay or reimburse permitted fees and expenses in connection with the Transactions and (iii) to finance acquisitions in accordance with the terms and provisions of this Agreement of Projects that are or are reasonably expected to become Borrowing Base Projects, from third parties or from Affiliates, including by reimbursing (in an amount not to exceed the prior purchase price) the Credit Parties for the prior acquisition of a Project with equity (regardless of when such acquisition occurred). The proceeds of the L/C Credit Extensions shall be used for purposes of maintaining the Reserves and other general corporate purposes related to the Projects.

2.13       Pro Rata Treatment.

(a)       All fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the event the Commitments for Loans of such Class have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b)        If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this Section 2.13(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or Participant, other than to any Credit Party or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.13(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. If under any applicable Debtor Relief Laws, any Lender receives a secured claim in lieu of a setoff to which this Section 2.13(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.13(b) to share in the benefits of any recovery on such secured claim.

2.14         Increased Costs; Change in Circumstances; Illegality.

(a)             If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity requirement or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the L/C Issuer;

(ii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)        impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any LIBOR Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer or such other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the L/C Issuer or other Recipient, the Borrower will pay to such Lender, the L/C Issuer or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)        If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)        A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 2.14(a) or 2.14(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)        Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)       If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

(f)         Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful, or any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to perform any of its obligations hereunder or to make or to continue to make or maintain LIBOR Loans, or charge interest with respect to any LIBOR Loan, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), (ii) the obligation of such Lender to make, to convert Base Rate Loans into, to maintain, to continue or charge interest with respect to LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate or making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on the Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate, and (iv) any Notice of Borrowing given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such determination no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

2.15       Taxes.

(a)            For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(b)           Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)        The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(e)        Each Lender and the L/C Issuer shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(e).

(f)         As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.15, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)       Status of Lenders.

     (i)         Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(g)(ii)(A), 2.15(g)(ii)(B) and 2.15(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

       (ii)        Without limiting the generality of the foregoing:

(A)       any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)        in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)        executed copies of IRS Form W-8ECI;

(3)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)        to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)        Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.15(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)         Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.16      Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.17(a) or any acceleration of the maturity of the Loans pursuant to Section 8.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section 2.16 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.16. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 2.16 by any Lender as to any additional amounts payable pursuant to this Section 2.16 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 2.16 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

2.17       Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.14, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant Section 2.15 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.17(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.15) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)         the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.6(b)(iv);

(ii)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and any funded participations in Letters of Credit not refinanced through the Borrowing of Committed Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)       in the case of any such assignment resulting from a request for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)       such assignment does not conflict with applicable Requirements of Law; and

(v)        in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.18       Defaulting Lenders.

(a)          Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)           Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.5.

(ii)          Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.3 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(A)       first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(B)       second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder;

(C)       third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18(d);

(D)       fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(E)       fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest-bearing deposit account and released pro rata in order to (1) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (2) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18(d);

(F)       sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(G)       seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(H)       eighth, to such Defaulting Lender or otherwise as may be required under the Credit Documents in connection with any Lien conferred thereunder or otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis in accordance with their Applicable Percentages prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          (A)      No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.9(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Lender).

(B)      Each Defaulting Lender shall be entitled to receive any L/C Participation Fee under Section 2.21(g) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18(c).

(C)      With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.18(a)(iv), (y) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay the remaining amount of any such fee.

(iv)     All or any part of such Defaulting Lender’s participation in L/C Obligations shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.16, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from such Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)      If the reallocation described in Section 2.18(a)(iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.18(d).

(b)        If the Borrower, the Administrative Agent and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their respective Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(c)      At any time that there shall exist a Defaulting Lender, or Cash Collateral is otherwise required hereby, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (or immediately, in the case of Cash Collateral required under Section 8.2 hereof), the Borrower shall deliver Cash Collateral to the Administrative Agent in an amount sufficient to cover all Fronting Exposure (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender) with respect to such Defaulting Lender or to cover such other amount required hereby.

     (i)         All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c)(ii). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, or other amount required hereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

     (ii)        Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.18 or any other provision hereof in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

     (iii)       Cash collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06) or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral ; provided, however, that (x) cash collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.18 may be otherwise applied in accordance with Section 2.13), (y) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Credit Documents and the other applicable provisions of the Credit Documents, and (z) the Person providing cash collateral and the L/C Issuer may agree that cash collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.19      Approval and Initial Valuation of Borrowing Base Projects.

(a)           Subject to Section 2.19(g), the Borrower may from time to time before the Termination Date, and subject to the limitation set forth in Section 2.19(g), request that the Administrative Agent and the Required Lenders designate any Project as a Borrowing Base Project hereunder and assign a Project Value thereto by delivering to the Administrative Agent a written request (an “Approval Request”) with respect to such Project that:

(i)       attaches all Project Documents for such Project (in either executed or substantially final draft form, if not yet executed);

(ii)          identifies (A) each Person (including each Restricted Party and each Tax Credit Party, if any) that owns or manages any portion of such Project and the ownership of the Capital Stock issued by each such Person and (B) whether such Project is a Tax Credit Project;

(iii)         attaches pro forma financial statements for the Project, including a calculation (with supporting detail) of the debt service coverage ratio therefor (as described in clause (b) below), which shall be in form and detail reasonably satisfactory to the Administrative Agent; and

(iv)         certifies that (A) such Project is a non-residential utility-scale solar power generation system that is located in the contiguous United States and has achieved Commercial Operation; (B) the Project Documents attached to the Approval Request are true, correct and complete in all material respects and, if executed, binding against each applicable Credit Party and, to the Borrower’s knowledge, binding against the other parties thereto and in full force and effect; and (C) immediately after designating such Project as a Borrowing Base Project with the assigned Project Value, the Borrower will be in compliance with the financial covenants contained in Article VI, such compliance determined with regard to calculations made on a Pro Forma Basis for the Reference Period then most recently ended for which the Administrative Agent has received the financial statements required by Section 5.1 (and a Compliance Certificate) and to be supported by accompanying calculations.

(b)          Subject to Section 2.19(g), the Project Value for such Project (i.e., the aggregate principal amount of Loans that may be advanced and Letters of Credit that may be issued (including the amount of any Letter of Credit issued as a contribution to any Reserve) hereunder based on such Project) shall be determined by the Administrative Agent as follows:

(i)           in the case of any Project for which the offtaker under the Power Purchase Agreement therefor is an investment grade or equivalent offtaker (which may include a government entity or government financed entity or utility or such other Person as reasonably determined by the Administrative Agent, provided that any such offtaker that is not an investment grade offtaker must have been approved by the Administrative Agent in its sole discretion), the aggregate principal amount Loans that may be advanced and Letters of Credit that may be issued (including the amount of any Letter of Credit issued as a contribution to the Reserve for such Project) hereunder based on such Project shall be determined by the amount of debt that could support the maintenance (on a stand-alone basis for such Project) of minimum debt service coverage ratios of (i) 1.30 to 1.00 (in the case of a Tax Credit Project) or 1.25 to 1.00 (in the case of a Project that is not a Tax Credit Project) using the projected net income of the Project (as confirmed by an Approved Engineer on a P50 basis) and (ii) 1.05 to 1.00 (in the case of a Tax Credit Project) or 1.00 to 1.00 (in the case of a Project that is not a Tax Credit Project) using the projected net income of the Project (as confirmed by an Approved Engineer on a P99 basis) (and using the aggregate principal and interest payments that would be required to be made during such year if a principal amount of Loans equal to the approved maximum funding amount (for both Loans and Letter of Credit issuances) for such Project was amortized (on a “sculpted” basis taking into account seasonality of projected revenues based on the Approved Engineer’s data for the Project) over a period equal to the greater of (A) the then-remaining term of the applicable Power Purchase Agreement (not to exceed 15 years) and (B) 90% of the then-remaining term of the applicable Power Purchase Agreement (not to exceed 23 years), and using an interest rate determined based on the applicable forward swap rate (plus 2.125%) commercially available at the time of determination, for the period starting on the first anniversary of the Closing Date and continuing until the Maturity Date, and based on such amortization period); and

(ii)          in the case of any Project for which the offtaker under the Power Purchase Agreement therefor is not an investment grade or equivalent offtaker (which may include a government entity or government financed entity or utility or such other Person as reasonably determined by the Administrative Agent, provided that any such offtaker that is not an investment grade offtaker must have been approved by the Administrative Agent in its sole discretion), the aggregate principal amount Loans that may be advanced and Letters of Credit that may be issued (including the amount of any Letter of Credit issued as a contribution to the Reserve for such Project) hereunder based on such Project shall be determined by the amount of debt that could support the maintenance (on a stand-alone basis for such Project) of minimum debt service coverage ratios of (i) 1.45 to 1.00 (in the case of a Tax Credit Project) or 1.40 to 1.00 (in the case of a Project that is not a Tax Credit Project) using the projected net income of the Project (as confirmed by an Approved Engineer on a P50 basis) and (ii) 1.20 to 1.00 (in the case of a Tax Credit Project) or 1.15 to 1.00 (in the case of a Project that is not a Tax Credit Project) using the projected net income of the Project (as confirmed by an Approved Engineer on a P99 basis) (and using the aggregate principal and interest payments that would be required to be made during such year if a principal amount of Loans equal to the approved maximum funding amount (for both Loans and Letter of Credit issuances) for such Project was amortized (on a “sculpted” basis taking into account seasonality of projected revenues based on the Approved Engineer’s data for the Project) over a period equal to the greater of (A) the then-remaining term of the applicable Power Purchase Agreement (not to exceed 15 years) and (B) 90% of the then-remaining term of the applicable Power Purchase Agreement (not to exceed 20 years), and using an interest rate determined based on the applicable forward swap rate (plus 2.125%) commercially available at the time of determination, for the period starting on the first anniversary of the Closing Date and continuing until the Maturity Date, and based on such amortization period); provided that the aggregate Project Values for all Borrowing Base Projects for which the offtaker under the Power Purchase Agreement therefor is not an investment grade or equivalent offtaker shall not at any time exceed 10% of the total Project Values of all Borrowing Base Projects.

(c)           The Administrative Agent shall distribute each Approval Request to the Lenders, including the proposed Project Value as determined by the Administrative Agent in accordance with the foregoing clause (b). Each Lender shall review and determine in its sole and absolute discretion whether to approve in its entirety an Approval Request (which such approval indicates an agreement to designate the applicable Project as a Borrowing Base Project with the proposed Project Value), and shall give the Administrative Agent written notice of its decision within 10 Business Days following the date of the Approval Request. Any Lender that does not deliver a timely approval of an Approval Request or delivers an acceptance thereof that is qualified in any manner (including with respect to the proposed Project Value) shall be deemed to have rejected such Approval Request.

(d)           Subject to Section 2.19(g), in addition to the receipt of an Approval Request in accordance with the foregoing, the assignment of a Project Value in accordance with this Section and the approval of the Administrative Agent and the Required Lenders in accordance with this Section, the designation of any Project as a Borrowing Base Project hereunder shall be subject to the following conditions and terms:

(i)           consents to collateral assignment of the Project Documents and Project Warranties shall have been obtained from such third parties as the Administrative Agent requires;

(ii)          the Administrative Agent shall have received satisfactory evidence that the Borrower shall have contributed to such Project (as equity) an amount such that the aggregate equity contributions by the Borrower to all Borrowing Base Projects (including the Projects proposed to be designated as Borrowing Base Projects in the relevant Approval Request) are no less than 20% of the total transaction costs to acquire such Projects;

(iii)         the Administrative Agent shall have received satisfactory evidence that a Reserve for such Project has been Fully Funded; and

(iv)         the Administrative Agent shall be reasonably satisfied with title and other matters relating to real estate for the Project and shall have received an executed Mortgage (except in the case of Excluded Projects and, if agreed by the Administrative Agent in accordance with Section 5.10, Tax Credit Projects) and such Real Property Support Documents with respect thereto as the Administrative Agent requires, subject to the Mortgage Tax Principles.

(e)           If the Administrative Agent and the Required Lenders approve any Approval Request in its entirety in accordance with Section 2.19(b) and the other conditions to qualification as a Borrowing Base Project are satisfied, then the Project identified in such Approval Request shall be deemed a Borrowing Base Project having the proposed Project Value assigned in accordance with this Section, effective as of the date that (i) the Administrative Agent notifies the Lenders and the Borrower thereof and (ii) the applicable conditions and requirements of Sections 5.9 and 5.10 are satisfied with respect to such Project.

(f)            Each Closing Date Borrowing Base Project that is designated as a Borrowing Base Project shall be an approved Borrowing Base Project and shall have the Project Value assigned thereto as set forth on Schedule 1.1(b) (or as adjusted thereafter in accordance with Section 2.20). No conditions set forth in Section 2.19 to designate a Project as a Borrowing Base Project shall be applicable to a Closing Date Borrowing Base Project. Each Pre-Approved Borrowing Base Project is approved to become a Borrowing Base Project after the Closing Date and shall, upon becoming a Borrowing Base Project after the Closing Date, have the Project Value assigned thereto as set forth on Schedule 1.1(e) (as adjusted as described on such Schedule 1.1(e) or as adjusted thereafter in accordance with Section 2.20). The Borrower shall not be required to submit a request that the Administrative Agent and the Required Lenders approve a Project Value for any Pre-Approved Borrowing Base Project after the Closing Date, but each Pre-Approved Borrowing Base Project shall only become a Borrowing Base Project after the Closing Date when (i) the Borrower has satisfied the conditions set forth in Section 2.19(a)(i) through Section 2.19(a)(iv) to the extent such information or documentation has not previously been delivered to Administrative Agent, (ii) the Borrower has satisfied the applicable conditions and requirements of Sections 5.9 and 5.10 and (iii) except for those Pre-Approved Borrowing Base Projects set forth on Schedule 1.1(e)(i), the Administrative Agent is reasonably satisfied with title and other matters relating to real estate for the Project (but without requiring any documentation or information related to the real estate for such Project that is not available to the Credit Parties using commercially reasonable efforts and that is not material to the operation of the Project as reasonably determined by the Administrative Agent), and upon satisfaction of all the foregoing conditions such Pre-Approved Borrowing Base Project shall be deemed a Borrowing Base Project having the proposed Project Value assigned thereto as set forth on Schedule 1.1(e) (as adjusted as described on such Schedule 1.1(e) or as adjusted thereafter in accordance with Section 2.20), effective as of the date that the Administrative Agent notifies the Lenders and the Borrower thereof (it being acknowledged, for the avoidance of doubt, that prior to becoming a Borrowing Base Project in accordance with the foregoing, a Pre-Approved Borrowing Base Project shall not be part of the Borrowing Base or contribute in any way to borrowing availability hereunder); provided that the Administrative Agent may require satisfactory evidence that a Reserve for such Project has been Fully Funded prior to any borrowing hereunder that is based on the Project Value attributed to such Project.

(g)           The Borrower may only submit Approval Requests on a single Business Day during each calendar month. For purposes of clarity, the Borrower may submit multiple Approval Requests on a single Business Day in a given calendar month, but it must submit all Approval Requests for each calendar month on the same Business Day. In addition, the Administrative Agent may reject an Approval Request for a particular Project to become a Borrowing Base Project if, except in the case of the Specified Offtakers, the aggregate Project Values with respect to Borrowing Base Projects for which the offtaker under the Power Purchase Agreement therefor is the same offtaker (or an affiliate thereof) would exceed 33% of the aggregate Project Values for all Borrowing Base Projects at such time after giving effect to the designation of such Project as a Borrowing Base Project (and any such rejection by the Administrative Agent on such basis shall be an effective rejection of such Project notwithstanding any contrary approval by the Lenders).

2.20         Revaluation of Project Values.

(a)           If at any time and from time to time the Administrative Agent shall have received notice from the Required Lenders of their reasonable determination that any material permanent physical change in the structural integrity of any Borrowing Base Project has occurred (including, for example, the decommissioning of a portion thereof or occurrence of a Material Casualty Event affecting a portion thereof), then the Administrative Agent shall forthwith so notify in writing the Borrower and the Lenders (such notice from the Administrative Agent, a “Revaluation Notice”). Each Revaluation Notice shall include, with respect to each Borrowing Base Project identified therein, the proposed revised Project Value for such Borrowing Base Project as determined by the Administrative Agent. Any such proposed revised Project Value shall be determined in accordance with Section 2.19(b) above, based on the Borrowing Base Project giving effect to such material permanent physical change, and the Administrative Agent shall be entitled to require (i) updated projected financial statements for the Project (giving effect to the permanent physical change in the structural integrity of such Borrowing Base Project that has occurred) which shall include an updated calculation (with supporting detail) of the debt service coverage ratio therefor (as described in Section 2.19(b) above) and shall be in form and detail reasonably satisfactory to the Administrative Agent, and (ii) an updated report from an Approved Engineer with respect to such Borrowing Base Project in scope and substance satisfactory to the Administrative Agent.

(b)           Each Lender shall review and determine in its sole and absolute discretion whether to approve each revised Project Value set forth in a Revaluation Notice, and shall give the Administrative Agent written notice of its decision within 10 Business Days following the date of the Revaluation Notice. Any Lender that does not deliver a timely response to any Revaluation Notice shall be deemed to have approved such Revaluation Notice (including each Project Value set forth therein) in its entirety.

(c)           If the Required Lenders approve (or are deemed to have approved) any Project Value set forth in a Revaluation Notice in accordance with Section 2.20(b), then such Project Value shall be assigned to the applicable Borrowing Base Project and the Borrowing Base shall be recalculated, effective as of the date that the Administrative Agent notifies the Lenders and the Borrower thereof.

2.21         Letters of Credit.

(a)           Subject to the terms and conditions hereof, as part of the Commitments, the L/C Issuer shall issue standby letters of credit providing for the payment of cash upon the honoring of a presentation thereunder (each a “Letter of Credit”) for the Borrower’s and any of its’ Subsidiaries’ account (and to amend or extend Letters of Credit previously issued by it) in an aggregate undrawn face amount up to the L/C Sublimit; provided, however, that no such issuance, amendment or extension shall be made if, immediately after giving effect thereto, (x) the Credit Exposure of any Lender would exceed its Commitment at such time or (y) the Aggregate Credit Exposure would exceed the Credit Limit at such time. Each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Applicable Percentage of the amount of each drawing under a Letter of Credit. Each Letter of Credit shall constitute usage of the Commitments on a non-revolving and dollar-for-dollar basis (and of the Commitment of each Lender pro rata in an amount equal to its Applicable Percentage of the face amount of each Letter of Credit issued).

(b)           At any time before the Termination Date, the L/C Issuer shall, subject to the terms and conditions hereof, at the request of the Borrower, issue one or more Letters of Credit in Dollars, in form and substance acceptable to the L/C Issuer, with expiration dates no later than 12 months from the date of issuance (or which are cancelable not later than 12 months from the date of issuance and each renewal) in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.21(g) and (ii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the Adjusted Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). Without limiting the foregoing, the L/C Issuer’s obligation to issue, amend or extend the expiration date of a Letter of Credit is subject to the terms or conditions of this Agreement (including the conditions set forth in Section 3.2 and the other terms of this Section 2.21). Notwithstanding anything herein to the contrary, the L/C issuer shall be under no obligation to issue, extend or amend any Letter of Credit if any Lender is at such time a Defaulting Lender hereunder unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. For the avoidance of doubt, the L/C Issuer shall have no obligation to issue, amend or extend any Letter of Credit from and after the Termination Date, but Letters of Credit outstanding as of the Termination Date may remain outstanding after the Termination Date pursuant to their terms (and subject to the other provisions hereof).

(c)           The obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit and this Agreement, except that reimbursement shall be paid by no later than 12:00 Noon (Charlotte, North Carolina time) on the date which each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (Charlotte, North Carolina time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (Charlotte, North Carolina time) on the date when such drawing is to be paid, by the end of such day, in all instances in immediately available funds at such office as the Administrative Agent may designate in writing to the Borrower, and the Administrative Agent shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds. If the Borrower does not make any such reimbursement payment on the date due and the Lenders fund their participations in the manner set forth in Section 2.21(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.21(d) below. In addition, for the benefit of the Administrative Agent, the L/C Issuer and each Lender, the Borrower agrees that, notwithstanding any provision of any Application, its obligations under this Section 2.21(c) and each Application shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application, under all circumstances whatsoever, and irrespective of any claim or defense that the Borrower may otherwise have against the Administrative Agent, the L/C Issuer or any Lender, including (i) any lack of validity or enforceability of any Credit Document; (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Credit Document; (iii) the existence of any claim, set-off, defense, or other right of the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom a beneficiary may be acting), the Administrative Agent, the L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, another Credit Document, the transactions related to the Credit Documents or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by the L/C Issuer under a Letter of Credit against presentation to the L/C Issuer of a draft or certificate that does not comply with the terms of the Letter of Credit, or (vi) any other act or omission to act or delay of any kind by the Administrative Agent or the L/C Issuer, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 2.21(c), constitute a legal or equitable discharge of the Borrower’s obligations hereunder or under an Application. None of the Administrative Agent, the Lenders or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each other Credit Party to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(d)           Each Lender severally and not jointly agrees to and does purchase from the L/C Issuer, and the L/C Issuer hereby agrees to and does sell to each Lender, an undivided participating interest (a “Participating Interest”) to the extent of its Applicable Percentage in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon Borrower’s failure to pay any Reimbursement Obligation on the date and at the time required, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Lender shall, not later than the Business Day it receives a notice thereof from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Charlotte, North Carolina time), or not later than 1:00 p.m. (Charlotte, North Carolina time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Lender’s Applicable Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the L/C Issuer made the related payment to the date of such payment by such Lender at a rate per annum equal to: (i) from the date the L/C Issuer made the related payment to the date two Business Days after payment by such Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. Each such Lender shall, after making its appropriate payment, be entitled to receive its Applicable Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Applicable Percentage thereof as a Lender hereunder. The several obligations of the Lenders to the L/C Issuer under this Section 2.21 shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be subject to any set off, counterclaim or defense to payment which any Lender may have or has had against the Borrower, the L/C Issuer, the Administrative Agent, any other Lender or any other Person. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default (or by any reduction or termination of the Commitment of any Lender with respect to Letters of Credit issued prior to such reduction or termination), and each payment by a Lender under this Section 2.21 shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Each Lender shall, severally, to the extent of its Applicable Percentage, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Lenders under this Section 2.21(e) and all other parts of this Section 2.21 shall survive termination of this Agreement, all other Credit Documents, all Applications, all Letters of Credit and all drafts and other documents presented in connection with drawings thereunder.

(f)            The Borrower shall provide at least three Business Days’ advance written notice to the Administrative Agent (or such lesser notice as the Administrative Agent and the L/C Issuer may agree in their sole discretion) of each request for the issuance, amendment or extension of a Letter of Credit, each such notice to be accompanied by a properly completed and executed Application for the requested Letter of Credit and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of a Letter of Credit.

(g)           The Borrower shall pay to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit at a rate equal to .125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and payable on a quarterly basis in arrears on the last Business Day of each March, June, September, and December; provided that such fronting fees will accrue only during any period in which there is more than one Lender. Quarterly in arrears, on the last Business Day of each March, June, September, and December, commencing on the first such date occurring after the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders according to their Applicable Percentages (subject to Section 2.18), a letter of credit fee (the “L/C Participation Fee”) for each Letter of Credit at a rate per annum equal to 2.125% (computed on the basis of a year of 360 days and the actual number of days elapsed) times the daily amount available to be drawn under such Letter of Credit. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, transfer and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. Unless otherwise specified herein, the amount of a Letter of Credit at any time (including for purposes of computing the daily amount available to be drawn under any Letter of Credit) shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Application or other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(h)           Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(i)            In the event of any conflict or inconsistency between this Agreement and the terms of any Application, the terms of this Agreement shall control.

2.22         Incremental Commitments. The Borrower may from time to time after the Closing Date, upon at least sixty (60) days’ prior written notice to the Administrative Agent in each case, at any time prior to the Termination Date, increase the aggregate Commitments (each such increase, an “Incremental Increase”) at the option of the Borrower by an agreement in writing entered into by the Borrower, the other Credit Parties, the Administrative Agent and each Person (including any existing Lender) that agrees to provide a portion of such Incremental Increase (each an “Incremental Amendment”); provided that.

(a)           the aggregate principal amount of all Incremental Increases shall not exceed $100,000,000;

(b)           each Incremental Increase shall be in a minimum amount of $20,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amounts as the Administrative Agent may agree);

(c)           no existing Lender shall be under any obligation to provide any portion of any Incremental Increase and any such decision whether to provide any portion of any Incremental Increase shall be in such Lender’s sole and absolute discretion;

(d)           no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default would exist after giving effect to any Incremental Increase (and treating any Incremental Increase as fully drawn for such purpose), both on the date on which such Incremental Increase is requested and on the date on which such Incremental Increase becomes effective;

(e)          each Person providing any Incremental Increase shall be a Lender or an institution that qualifies as an Eligible Assignee and is acceptable to the Administrative Agent and the L/C Issuer, and the Administrative Agent shall have received (A) additional commitments in respect of such requested Incremental Increase (each an “Incremental Commitment”) from such Persons and (B) documentation from each Person providing an Incremental Increase evidencing its Incremental Commitment and its obligations under this Agreement in form and substance acceptable to the Administrative Agent;

(f)           the Administrative Agent shall have received:

(i)           a certificate of each Credit Party dated as of the effective date of such Incremental Increase, signed by a Responsible Officer of such Credit Party acceptable to the Administrative Agent and (A) certifying and attaching such Credit Party’s articles of incorporation or certificate of formation (or equivalent), bylaws or operating agreement (or equivalent), and resolutions adopted by the board of directors or equivalent governing body of such Credit Party approving such Incremental Facility, and certifying as to the incumbency of the Responsible Officers of such Credit Party authorized to act on its behalf in connection with such Incremental Increase, and (B) in the case of the Borrower, certifying that, both immediately before and after giving effect to such Incremental Increase, (x) the representations and warranties contained in Article IV and in the other Credit Documents are true and correct on and as of the date of such Incremental Increase, with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), and (y) no Default or Event of Default exists;

(ii)         a certificate executed by a Financial Officer of the Borrower or the Parent certifying and demonstrating that after giving effect to the incurrence of such Incremental Increase (and treating such Incremental Increase as fully drawn for such purpose) the Borrower is in compliance with the financial covenants contained in Article VI, calculated on a Pro Forma Basis for the Reference Period most recently ended for which financial statements have been delivered under this Agreement in accordance with GAAP;

(iii)        such amendments to the Security Documents as the Administrative Agent reasonably requests to cause the Security Documents to secure the Obligations after giving effect to such Incremental Increase;

(iv)        to the extent requested by the Administrative Agent, customary opinions of legal counsel (including local counsel in each relevant jurisdiction) to the Credit Parties, addressed to the Administrative Agent and each Lender (including each Person providing an Incremental Commitment), dated as of the effective date of such Incremental Increase; and

(v)         such other documents and certificates it may reasonably request relating to the necessary authority for such Incremental Increase and the validity of such Incremental Increase, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(g)           the terms and conditions (including interest rate, interest rate margins, fees (other than arrangement, structuring, underwriting and similar fees not paid generally to all Lenders under such Incremental Increase), prepayment terms and final maturity) of such Incremental Commitments shall be the same as the terms applicable to the Commitments hereunder, and such Incremental Commitments shall constitute Commitments hereunder;

(h)           Schedule 1.1(a) shall be deemed revised to include any increase in the Commitments pursuant to this Section 2.22 and to include thereon any Person that becomes a Lender with a Commitment pursuant to this Section 2.22; and

(i)            on the effective date of such Incremental Increase, the existing Lenders with Commitments shall make such assignments (which assignments shall not be subject to the requirements set forth in Section 10.06(b)) of the outstanding Loans and participation interests in Letters of Credit to the Lenders providing such Incremental Commitments, and the Administrative Agent may make such adjustments to the Register as are necessary, so that after giving effect to such Incremental Increase and such assignments and adjustments, each Lender (including the Lenders providing such Incremental Commitments) will hold its pro rata share (based on its Applicable Percentage of the increased aggregate Commitments) of outstanding Loans and participation interests in Letters of Credit.

The Incremental Commitments and credit extensions thereunder shall constitute Commitments and credit extensions under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Security Documents and from the Guaranty. The Lenders hereby authorize the Administrative Agent to enter into, and the Lenders agree that this Agreement and the other Credit Documents shall be amended by, such Incremental Amendments to the extent the Administrative Agent and the Borrower deem necessary in order to establish Incremental Commitments on terms consistent with and/or to effect the provisions of this Section 2.22. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. This Section 2.22 shall supersede any provisions in Section 2.13(b) or 10.5 to the contrary.

ARTICLE III

CONDITIONS TO CREDIT EXTENSIONS

3.1           Conditions of Initial Credit Extensions. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder and of the L/C Issuer to make the initial L/C Credit Extension hereunder is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and in such number of copies as the Administrative Agent shall have requested:

(i)            executed counterparts of this Agreement;

(ii)          to the extent requested by any Lender in accordance with Section 2.4(d), a Note for such Lender, in each case duly completed in accordance with the provisions of Section 2.4(d) and executed by the Borrower;

(iii)          the Guaranty, duly completed and executed by each Guarantor as of the Closing Date;

(iv)          the Security Agreement, duly completed and executed by each of the Borrower and each Subsidiary of the Borrower, and the Pledge Agreement, duly completed and executed by Intermediate Holdco;

(v)           [reserved]; and

(vi)         a control agreement for each deposit account and securities account of any Credit Party that is a party to the Security Agreement (other than deposit accounts maintained with the Administrative Agent and other than deposit accounts and securities accounts the entire balance of which is regularly (and in any event no less frequently than monthly) transferred into deposit accounts and securities accounts, as applicable, over which the Administrative Agent has control), duly executed by the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent; and

(vii)         the favorable opinions of counsel (including local counsel in such jurisdictions as may be reasonably requested by the Administrative Agent) to the Credit Parties addressing such matters as the Administrative Agent requires, all in form and substance reasonably satisfactory to the Administrative Agent.

(b)           The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the making of the initial Loans and L/C Credit Extensions and the application of the proceeds thereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the making of the initial Loans and L/C Credit Extensions and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, the making of the initial Loans and L/C Credit Extensions and the application of the proceeds thereof, no Material Adverse Effect has occurred since December 31, 2016, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 3.1 and in Section 3.2 have been satisfied as required hereunder.

(c)           The Administrative Agent shall have received a certificate of the chief executive officer or the chief financial officer of the Parent with respect to each Credit Party executing any Credit Documents as of the Closing Date, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party (or, with respect to any Credit Party that is a Project Holding Company or a Project Subsidiary, a resolution adopted by its sole member or other Controlling party), authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of such other Credit Documents (or, with respect to any Credit Party that is a Project Holding Company or a Project Subsidiary, an officer of the sole member of such Project Holding Company or Project Subsidiary), and attaching all such copies of the documents described above.

(d)           The Administrative Agent shall have received (i) a certificate as of a recent date of the good standing of each Credit Party executing any Credit Documents as of the Closing Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of each Credit Party to conduct business as a foreign corporation in such jurisdictions as the Administrative Agent may have reasonably requested, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(e)           The Administrative Agent shall be satisfied with the corporate and capital structure and management of the Parent and its Subsidiaries after giving effect to the Transactions, all legal, tax, accounting, business and other matters relating to the Transactions or to the Parent and its Subsidiaries after giving effect thereto, and all documentation relating to the Transactions, and the Administrative Agent shall have received such copies of the final Transaction Documents as it shall have reasonably requested.

(f)            [reserved].

(g)          All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement, the other Credit Documents and the other Transaction Documents and the consummation of the Transactions shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Agreement, any of the other Credit Documents or any of the other Transaction Documents, or the consummation of any Transactions or that could reasonably be expected to have a Material Adverse Effect.

(h)           Concurrently with the making of the initial Loans hereunder, (i) all Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness permitted by Section 7.2) (collectively, the “Terminating Indebtedness”), shall be repaid and satisfied in full and all guarantees by the Credit Parties relating thereto extinguished, (ii) all commitments to extend credit under the agreements and instruments relating to the Terminating Indebtedness shall be terminated, (iii) any Liens securing the Terminating Indebtedness shall be released and any related filings (including UCC filings, mortgages, and intellectual property filings) terminated of record (or arrangements satisfactory to the Administrative Agent made therefor), and (iv) any letters of credit outstanding under the Terminating Indebtedness for which the Borrower or any of its Subsidiaries is obligated shall have been terminated, canceled or replaced; and the Administrative Agent shall have received evidence of the foregoing satisfactory to it, including escrow agreements or payoff letters executed by the applicable creditor in connection with any Terminating Indebtedness.

(i)            The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Parent, Intermediate Holdco, the Borrower or any of the Borrower’s Domestic Subsidiaries as debtor in any applicable jurisdiction, and the results thereof shall be reasonably satisfactory to the Administrative Agent.

(j)            The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including the filing of duly completed UCC-1 financing statements in each jurisdiction listed on Annex A to the Security Agreement or the Pledge Agreement) necessary to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

(k)           Since December 31, 2016, both immediately before and after giving effect to the consummation of the Transactions, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

(l)            The Borrower shall have paid all fees and reasonable expenses of the Arranger, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement, the other Credit Documents and the Transactions.

(m)          The Administrative Agent shall have received copies of the financial statements referred to in Section 4.11(a), together with copies of unaudited profit and loss statements for each Borrowing Base Project as of September 30, 2017.

(n)           The Administrative Agent shall have received a Financial Condition Certificate executed by a Financial Officer of the Parent, certifying as to the solvency of each Credit Party individually and of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions and any other transactions to occur on the Closing Date, all of which shall be in form and substance satisfactory to the Administrative Agent.

(o)           The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 5.6 have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on Schedule 4.18 and naming the Administrative Agent as lender’s loss payable or additional insured, as its interests may appear, together with such endorsements to such insurance policies as the Administrative Agent requires.

(p)           [reserved].

(q)           The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

(r)            The Administrative Agent shall have received from the Parent and the Borrower all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(s)           Each of the Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

3.2           Conditions of All Credit Extensions. The obligation of each Lender to make any Loans hereunder, including the initial Loans, and the obligation of the L/C Issuer to make any L/C Credit Extension, including the initial L/C Credit Extension, is subject to the satisfaction of the following conditions precedent on the relevant date of Borrowing or L/C Credit Extension:

(a)           in the case of a Borrowing, the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b); in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit; and, in the case of an extension or increase in the amount of a Letter of Credit, the L/C Issuer shall have received a written request therefor in a form reasonably acceptable to the L/C Issuer;

(b)           each of the representations and warranties contained in Article IV and in the other Credit Documents shall be true and correct on and as of such date of Borrowing or L/C Credit Extension (including the Closing Date, in the case of the initial Loans made and/or Letters of Credit issued hereunder) with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans and L/C Credit Extensions to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

(c)           no Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans and L/C Credit Extensions to be made on such date;

(d)           the Project in respect of which such Loan or L/C Credit Extension is being made shall have been approved as a Borrowing Base Project and the Project Value therefor determined, in accordance with the terms and conditions hereof; and

(e)           except in the case of the Specified Offtakers, the aggregate principal amount of Loans and L/C Credit Extensions (including the amount of any Letter of Credit issued as a contribution to the Reserves for any Project) advanced and outstanding hereunder with respect to Projects for which the offtaker under the Power Purchase Agreement therefor is the same offtaker (or an affiliate thereof) shall not exceed 33% of the aggregate principal amount of Loans and L/C Credit Extensions outstanding hereunder.

Each giving of a Notice of Borrowing, an Application or other written request for an extension or increase in the amount of a Letter of Credit, and the consummation of each Borrowing and each L/C Credit Extension, shall be deemed to constitute a representation by the Borrower that the statements contained in Sections 3.2(b) and 3.2(c) are true, both as of the date of such Notice of Borrowing, Application or request and as of the relevant date of Borrowing or L/C Credit Extension.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the L/C Issuer and the Lenders to enter into this Agreement and to induce the Lenders and the L/C Issuer to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

4.1           Corporate Organization and Power. Each Credit Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be (which jurisdictions, as of the Closing Date, are set forth on Schedule 4.1), (ii) has the full corporate or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2          Authorization; Enforceability. Each Credit Party has taken, or on the Closing Date will have taken, all necessary corporate or limited liability company action, as applicable, to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

4.3           No Violation. The execution, delivery and performance by each Credit Party of each of the Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4           Governmental and Third-Party Authorization; Permits. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect and (iii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Credit Party and Restricted Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.5           Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against or affecting any of the Credit Parties or Restricted Parties or any of their respective properties that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Credit Documents, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.

4.6           Taxes. Each Credit Party and Restricted Party has timely filed all federal and state income tax returns and all other material tax returns and reports required to be filed by it, and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of the properties of a Credit Party or Restricted Party if unpaid, all federal and state income taxes and all other material taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Credit Parties and Restricted Parties for the periods covered thereby. As of the Closing Date, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of any of the Credit Parties or Restricted Parties, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party or Restricted Party for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, no Credit Party or Restricted Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

4.7           Subsidiaries. Schedule 4.7 sets forth, as of the Closing Date and after giving effect to the Transactions, (i) all of the Subsidiaries of the Borrower and (ii) as to each Credit Party, (x) the number of shares, units or other interests of each class of Capital Stock outstanding, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights and (y) the direct holders of all such Capital Stock and the number of shares, units, interests, options, warrants or other purchase rights held by each. All outstanding shares of Capital Stock of the Parent and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 4.7, as of the Closing Date there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any Credit Party (other than the Parent) outstanding or reserved for any purpose.

4.8          Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent, the Arranger or any Lender (including all Project Documents delivered thereto) by or on behalf of any Credit Party for purposes of or in connection with this Agreement, the other Credit Documents and the Transactions is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading; provided that, with respect to projections, budgets and other estimates, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, there is no fact known to any Credit Party that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Parent, the Borrower and their respective Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders.

4.9           Margin Regulations. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

4.10         No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2016, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

4.11         Financial Matters.

(a)           The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Company Parties as of December 31, 2016, and the related statements of income, cash flows and stockholders’ equity for the fiscal year then ended, together with the opinion of KPMG LLP thereon, and (ii) the unaudited consolidated balance sheet of the Company Parties as of September 30, 2017, and the related statements of income, cash flows and stockholders’ equity for the three-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly in all material respects the financial condition of the Company Parties on a consolidated basis as of the respective dates thereof and the results of operations of the Company Parties on a consolidated basis for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Company Parties of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

(b)           After giving effect to the consummation of the Transactions, the Credit Parties, taken as a whole, (i) have capital sufficient to carry on their businesses as conducted and as proposed to be conducted, (ii) have assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on their existing debts as they become absolute and matured and (z) greater than the total amount of their liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature in their ordinary course.

(c)           Since December 31, 2016, there has not been an occurrence of a “material weakness” (as defined in statement on Auditing Standards No. 60) in, or fraud that involves management or other employees who have a significant role in, the Parent’s or the Borrower’s internal controls over financial reporting, in each case as described in Section 404 of the Sarbanes- Oxley Act of 2002 and all rules and regulations promulgated thereunder and the accounting and auditing principles, rules, standards and practices promulgated or approved with respect thereto.

(d)           Neither (i) the board of directors of any Company Party, a committee thereof or an authorized officer of any Company Party has concluded that any financial statement previously furnished to the Administrative Agent should no longer be relied upon because of an error, nor (ii) has any Company Party been advised by its auditors that a previously issued audit report or interim review cannot be relied on.

4.12      Ownership of Properties; Access; Utilities. Each Restricted Party (i) has good and indefeasible title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to (A) all leased real and personal property used in connection with any Borrowing Base Project and (B) all other material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in Section 4.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens. Schedule 4.12 lists, as of the Closing Date and after giving effect to the Transactions, all Realty of the Restricted Parties, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest.

4.13     ERISA. No Restricted Party sponsors, maintains or participates in, nor, to the knowledge of the Borrower, has at any time sponsored, maintained or participated in, any Plan.

4.14       Environmental Matters.

(a)          Except as set forth on Schedule 4.14(a) or disclosed in writing to the Administrative Agent in connection with any Acquisition of any Project by a Restricted Party prior to the acquisition thereof, no Hazardous Substances are or have been generated, used, located, released, treated, transported, disposed of or stored, currently or in the past, (A) by any Restricted Party or (B) to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in either case in, on, about or to or from any portion of any real property, leased, owned or operated by any Restricted Party, except in compliance with all applicable Environmental Laws; no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by any Restricted Party is contaminated by any Hazardous Substance; and no portion of any real property leased, owned or operated by any Restricted Party is presently or, to the knowledge of the Borrower, has ever been, the subject of an environmental audit, assessment or remedial action.

(b)         Except as set forth on Schedule 4.14(b) or disclosed in writing to the Administrative Agent in connection with any Acquisition of any Project by a Restricted Party prior to the acquisition thereof, no portion of any real property leased, owned or operated by any Restricted Party has been used by any Restricted Party or, to the knowledge of the Borrower, by any other Person, as or for a mine, landfill, dump or other disposal facility, gasoline service station or bulk petroleum products storage facility; and no portion of such real property or any other real property currently or at any time in the past leased, owned or operated by any Restricted Party has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “Superfunds Enterprise Management System” (which replaces the CERCLIS List) (or any similar federal, state or local list) of sites subject to possible environmental problems.

(c)          Except as set forth on Schedule 4.14(c) or disclosed in writing to the Administrative Agent in connection with any Acquisition of any Project by a Restricted Party prior to the acquisition thereof, all activities and operations of the Restricted Parties are in material compliance with the requirements of all applicable Environmental Laws; each Restricted Party has obtained all material licenses and permits under Environmental Laws necessary to its respective operations, all such material licenses and permits are being maintained in good standing, and each Restricted Party is in material compliance with all terms and conditions of such licenses and permits; and no Restricted Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims, and to the knowledge of the Borrower, there are no threatened Environmental Claims, nor any basis therefor.

(d)         Notwithstanding any representation or warranty of the Borrower to the contrary, no Restricted Party has any material liability for any Hazardous Substance arising under or in connection with any Environmental Law or pursuant to any agreement, contract or lease.

4.15      Compliance with Laws. Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no facts or circumstances that reasonably could be expected to materially increase the cost to any Credit Party of compliance with any applicable Requirements of Law.

4.16      Intellectual Property. Each Restricted Party owns, or has the legal right to use, all Intellectual Property necessary for it to conduct its business as currently conducted. Schedule 4.16 lists, as of the Closing Date and after giving effect to the Transactions, all registered Intellectual Property owned by any Restricted Party. No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and to the knowledge of the Borrower, the use of such Intellectual Property by any Restricted Party does not infringe on the known rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.17      Investment Company Act. No Credit Party is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940.

4.18      Insurance. Schedule 4.18 sets forth, as of the Closing Date and after giving effect to the Transactions, an accurate and complete list and a brief description (including the insurer, policy number, type of insurance, coverage limits, deductibles, expiration dates and any special cancellation conditions) of all policies of property and casualty, liability (including, but not limited to, product liability), business interruption, workers’ compensation, and other forms of insurance owned or held by the Restricted Parties or pursuant to which any of their respective assets are insured. The assets, properties and business of the Restricted Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

4.19      Material Contracts. Schedule 4.19 lists, as of the Closing Date and after giving effect to the Transactions, the Material Contracts and indicates the parties thereto. As of the Closing Date and after giving effect to the Transactions, (i) each Material Contract is in full force and effect and is enforceable by each Restricted Party that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, and (ii) no Restricted Party or, to the knowledge of the Borrower, any other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract. There are no Material Contracts directly affecting or relating to the construction, management or operation of a Borrowing Base Project except the Project Documents made available by the Borrower to the Administrative Agent.

4.20      Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each Credit Party that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and (iv) the possession by the Administrative Agent of any certificates (if any) evidencing the securities pledged thereby, duly endorsed or accompanied by duly executed stock powers, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the applicable Credit Party in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

4.21      Labor Relations. No Restricted Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. As of the Closing Date, there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against any Restricted Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against any Restricted Party, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to any Restricted Party. As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Restricted Parties.

4.22      Project Documents. Except as otherwise agreed by the Administrative Agent in respect of Closing Date Borrowing Base Projects, the Borrower has heretofore furnished to the Administrative Agent true and complete copies of the Project Documents for each Borrowing Base Project, in each case together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. No Project Document has been amended, modified or supplemented since being furnished to the Administrative Agent, nor any condition or provision thereof waived since being furnished to the Administrative Agent, in any material respect other than as approved in writing by the Administrative Agent or the Required Lenders. Each Project Document described in paragraphs 3 (except in respect of Closing Date Borrowing Base Projects), 4 and 5 of Schedule 2.19 is in full force and effect and no Restricted Party (nor, to the knowledge of the Borrower, any other party thereto) is in material default thereunder or in material breach thereof.

4.23      No Burdensome Restrictions. No Restricted Party is a party to any written agreement or instrument or subject to any other obligations or any charter or corporate restriction or any provision of any applicable Requirement of Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.24       No Default. No Default or Event of Default has occurred and is continuing.

4.25       Sanctions; Anti-Corruption Laws; Anti-Terrorism Laws.

(a)        No Credit Party or any Subsidiary thereof or, to the knowledge of the Borrower, any director, officer, employee, agent or Affiliate of any Credit Party or any Subsidiary thereof (i) is, or is owned or controlled by Persons that are, a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Person of any Anti-Corruption Laws.

(b)        Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, the Foreign Corrupt Practices Act or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Credit Parties are in compliance in all material respects with the PATRIOT Act.

4.26       EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the payment in full in cash of all Obligations (other than contingent indemnification obligations) and the termination or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made):

5.1        Financial Statements. The Borrower will deliver to the Administrative Agent and to each Lender:

(a)         (i) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year, beginning with the fiscal quarter ending on December 31, 2017, unaudited consolidated balance sheets of the Restricted Parties as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders’ equity for the Restricted Parties for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, and certified by a Financial Officer of the Borrower as presenting fairly in all material respects the consolidated financial condition and results of operations of the Restricted Parties, as of the dates and for the periods indicated, in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments), and (ii) within 60 days of the Administrative Agent’s request therefor, unaudited consolidating financial statements of the type described in clause (i) for the Restricted Parties for such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, and certified by a Financial Officer of the Borrower as presenting fairly in all material respects the consolidating financial condition and results of operations of the Restricted Parties, as of the dates and for the periods indicated, in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) and in relation to the consolidated financial statements;

(b)        (i) As soon as available and in any event within 120 days after the end of each fiscal year, an audited consolidated balance sheet of the Restricted Parties as of the end of such fiscal year and the related audited consolidated statements of income, cash flows and stockholders’ equity for the Restricted Parties for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Restricted Parties as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (ii) within 60 days of the Administrative Agent’s request therefor, annual unaudited consolidating financial statements of the type described in clause (i) for the Restricted Parties for such fiscal year, all in reasonable detail and prepared in accordance with GAAP applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, and certified by a Financial Officer of the Borrower as presenting fairly in all material respects the consolidating financial condition and results of operations of the Restricted Parties, as of the dates and for the periods indicated, in accordance with GAAP and in relation to the consolidated financial statements; and

(c)         (i) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year, beginning with the fiscal quarter ending on December 31, 2017, unaudited consolidated balance sheets of the Company Parties as of the end of such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders’ equity for the Company Parties for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, and certified by a Financial Officer of the Parent as presenting fairly in all material respects the consolidated financial condition and results of operations of the Company Parties, as of the dates and for the periods indicated, in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments), and (ii) within 60 days of the Administrative Agent’s request therefor, unaudited consolidating financial statements of the type described in clause (i) for the Company Parties for such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter, and certified by a Financial Officer of the Parent as presenting fairly in all material respects the consolidating financial condition and results of operations of the Company Parties, as of the dates and for the periods indicated, in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) and in relation to the consolidated financial statements.

5.2        Other Business and Financial Information. The Borrower will deliver to the Administrative Agent and each Lender:

(a)         Concurrently with each delivery of the financial statements described in Sections 5.1(a) (including with respect to financial statements as of the end of and for the fourth fiscal quarter of each fiscal year) and 5.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Borrower, (i) together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VI and the Debt Service Coverage Ratio as of the last day of the period covered by such financial statements, and (ii) for the last fiscal quarter covered by the financial statements being delivered thereunder, (A) a calculation (with reasonable supporting detail) of the Dividend Amount, Dividend Overage (if any) and Dividend Carryforward Amount (if any) for such fiscal quarter, (B) a listing of the Net Asset Value for each of the Parent and the Borrower as of the end of each month during the such fiscal quarter and the Average Net Asset Value for each of the Parent and Borrower for such fiscal quarter, (C) a summary of all distributions and dividends paid by the Borrower and by the Parent during such fiscal quarter, and (D) a summary of all Capital Contributions received by the Borrower during such fiscal quarter and whether such Capital Contributions are intended to be used to repay Loans in accordance with Section 7.4(iii) or satisfy the obligations related to a Dividend Overage as set forth clause (x) of the proviso in Section 7.6(a)(iii).

(b)        As soon as available and in any event within 30 days after the end of each fiscal quarter, a report providing the actual energy production of each Borrowing Base Project for each month during such fiscal quarter, together with comparative forecasted production figures for each Borrowing Base Project for each month during such fiscal quarter;

(c)         As soon as available and in any event within 30 days after the commencement of each fiscal year, a consolidated operating budget for the Restricted Parties for such fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Borrower to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Restricted Parties for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

(d)        Promptly upon receipt thereof, copies of any “management letter” submitted to any Credit Party by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from such Credit Party in respect thereof;

(e)         Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that any Credit Party shall send or make available generally to its shareholders, and (ii) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of the Credit Parties; provided, however, that the Borrower shall not be required to deliver to the Administrative Agent or any Lender any such materials described in the foregoing clauses (i) and (ii) to the extent such materials have been rendered to or filed with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange;

(f)          Promptly upon (and in any event within five Business Days after) any Responsible Officer of any Credit Party obtaining knowledge thereof, written notice of any of the following:

(i)           the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

(ii)          the institution or threatened institution of any action, suit, investigation or proceeding against or affecting any Credit Party, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 4.5 or this Section 5.2(f)(ii);

(iii)         the receipt by any Credit Party from any Governmental Authority of (A) any notice asserting any failure by any Credit Party to be in compliance with applicable Requirements of Law or that threatens the taking of any action against any Credit Party or sets forth circumstances that, if taken or adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of any Credit Party, where such action could reasonably be expected to have a Material Adverse Effect;

(iv)         the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the applicable Credit Party or ERISA Affiliate has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to any Credit Party or an ERISA Affiliate with respect to such ERISA Event;

(v)          the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract;

(vi)         the occurrence of any reduction to the amount of management fees or expense reimbursements paid by the Parent or Intermediate Holdco to the Advisor;

(vii)        the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting any Credit Party or any real property leased, operated or owned by any Credit Party, or any Credit Party’s discovery of a basis for any such Environmental Claim; (y) the receipt by any Credit Party of notice of any alleged liability under, violation of or noncompliance with any Environmental Laws or release of any Hazardous Substance; or (z) the taking of any investigation, remediation or other responsive action by any Credit Party or any other Person in response to the actual or alleged liability under, violation of or non-compliance with any Environmental Law by any Credit Party or generation, storage, transport, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased, operated or owned by any Credit Party; but in each case under clauses (x), (y) and (z) above, only to the extent the same could reasonably be expected to have a Material Adverse Effect; and

(viii)       any other matter or event that has, or could reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the affected Credit Parties have taken and propose to take with respect thereto; and

(g)         As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of any Credit Party as the Administrative Agent or any Lender may from time to time reasonably request.

5.3        Existence; Franchises; Maintenance of Properties. Each Credit Party will, and the Borrower will cause each of the Borrower’s Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 7.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business of the Credit Parties.

5.4        Compliance with Laws. Each Credit Party will, and the Borrower will cause each of the Borrower’s Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not reasonably be expected to have a Material Adverse Effect.

5.5        Payment of Obligations. Each Credit Party will, and the Borrower will cause each of the Borrower’s Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any Restricted Party; provided, however, that no Credit Party or Restricted Party shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Person is maintaining adequate reserves with respect thereto in accordance with GAAP.

5.6        Insurance.

(a)          Each Restricted Party will, and will cause each of its Subsidiaries to, (i) maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and (ii) deliver certificates of such insurance to the Administrative Agent with standard loss payable endorsements naming the Administrative Agent as lender’s loss payee or mortgage, as applicable (on property and casualty policies), and additional insured (on liability policies) as its interests may appear, together with such other endorsements as the Administrative Agent reasonably requires. Each such policy of insurance shall contain a clause requiring the insurer to give not less than 30 days’ prior written notice to the Administrative Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of any Restricted Party that might result in the forfeiture of such insurance. Without limiting the generality of the foregoing, each Restricted Party will (i) (A) maintain flood hazard insurance on all Flood Hazard Properties, on such terms and in such amounts as required by the National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, and (B) promptly notify the Administrative Agent if any real property subject to a Mortgage is, or becomes, a Flood Hazard Property, and (ii) maintain all insurance required by the Project Documents for each Borrowing Base Project. Each Restricted Party will from time to time, upon the Administrative Agent’s request, promptly deliver evidence satisfactory to the Administrative Agent that the Borrower or the applicable Project Subsidiary has complied with the insurance requirements of the Project Documents for each Borrowing Base Project.

(b)        Each Restricted Party will, and will cause each of its Subsidiaries to, direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Administrative Agent. The Administrative Agent shall hold all such proceeds for the account of the Restricted Parties. So long as no Event of Default has occurred and is continuing, and subject Section 2.6(e), the Administrative Agent shall, at the Borrower’s request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Administrative Agent of such required payments and such other documents as the Administrative Agent may reasonably request. As and to the extent required by Section 2.6(e), and in any event upon and during the continuance of an Event of Default, the Administrative Agent shall apply such proceeds as a prepayment of the Loans in the order and manner provided in Section 2.6(g).

5.7        Maintenance of Books and Records; Inspection. Each Credit Party will, and the Borrower will cause each of the Borrower’s Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, (ii) provide to the Administrative Agent, upon request, a complete and accurate listing of all electronic and other systems by which the Credit Parties maintain any books, accounts and records, and provide all information necessary (including credentials, passwords and authorizations) to permit the Administrative Agent to (A) access, duplicate and disseminate the information contained therein and (B) in connection with an exercise of remedies after the occurrence and during the continuance of an Event of Default, have exclusive control over such books, accounts and records, and (iii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Credit Parties and their respective Subsidiaries (and by this provision each of the Parent, Intermediate Holdco and the Borrower authorizes such accountants to discuss the finances and affairs of the Credit Parties and their respective Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

5.8        Rate Management Agreements. Not later than fifteen (15) days after the date of any advance of Loans hereunder (including the Closing Date), the Borrower shall have entered into or obtained, and the Borrower will thereafter maintain in full force and effect, Rate Management Agreements in form and substance reasonably satisfactory to the Administrative Agent, with Lenders or other Persons acceptable to the Administrative Agent, the effect of which shall be to fix or limit interest rates payable by the Borrower as to 100% of the aggregate outstanding principal balance of the Loans as of such date (and after giving effect to such advance), for a period of not less than the remaining term of this Agreement. The Borrower will deliver to the Administrative Agent, promptly upon receipt thereof, copies of such Rate Management Agreements (and any supplements or amendments thereto), and promptly upon request therefor, any other information reasonably requested by the Administrative Agent to evidence its compliance with the provisions of this Section 5.8.

5.9        Acquisitions. As soon as reasonably practicable after the consummation of any Acquisition in accordance with Section 7.5(i), 7.5(ii) or 7.5(iv), the Borrower will deliver to the Administrative Agent true and correct copies of the fully executed acquisition agreement (including schedules and exhibits thereto) and other material documents and closing papers delivered in connection therewith.

5.10      Subsidiaries and Tax Credit Parties.

(a)          Within thirty (30) days (or such longer period as the Administrative Agent agrees in its discretion) of the creation or direct or indirect acquisition by any Restricted Party of any Subsidiary (other than an Excluded Tax Credit Subsidiary), each such new Subsidiary (such Person, for purposes of this Section 5.10, the “subject Subsidiary”) shall execute and deliver to the Administrative Agent (i) a joinder to the Guaranty, pursuant to which the subject Subsidiary shall become a Guarantor thereunder and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents and the other obligations described therein, and (ii) a joinder to the Security Agreement and such of the other Security Documents, as applicable, pursuant to which the subject Subsidiary shall become a party thereto and shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Guaranty and the other obligations described therein, subject only to Permitted Liens, and the Borrower shall, or shall cause the parent Credit Party that owns the Capital Stock of the subject Subsidiary to, execute and deliver to the Administrative Agent an amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of the subject Subsidiary then held by the Borrower or such parent Credit Party shall be pledged to the Administrative Agent, together, to the extent applicable, with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank. Notwithstanding the foregoing, none of PCIP Solar LLC, PCIP Solar Lessee, LLC and their respective Subsidiaries shall be required to become a Guarantor or join the Security Agreement pursuant to this Section 5.10(a) until such time as the Pre-Approved Borrowing Base Project of such Person or its Subsidiaries shall become a Borrowing Base Project in accordance with Section 2.19(f).

(b)          Concurrently with the delivery of any document required by Section 5.10(a), the Borrower shall deliver to the Administrative Agent:

(i)       (A) a copy of the certificate of incorporation (or other charter documents) of the subject Subsidiary, certified as of a date that is acceptable to the Administrative Agent by the applicable Governmental Authority of the jurisdiction of incorporation or organization of the subject Subsidiary, (B) a copy of the bylaws or similar organizational document of the subject Subsidiary, certified on behalf of the subject Subsidiary as of a date that is acceptable to the Administrative Agent by the corporate secretary or assistant secretary of the subject Person, (C) a certificate of good standing for the subject Subsidiary issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of the subject Subsidiary and (D) copies of the resolutions of the board of directors or stockholders or other equity owners, as applicable, of the subject Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to Section 5.10(a) and any other Credit Documents to which such subject Subsidiary will be a party, certified on behalf of the subject Subsidiary by an Authorized Officer of the subject Person, all in form and substance reasonably satisfactory to the Administrative Agent;

(ii)        a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed against such Subsidiary in each jurisdiction in which the subject Subsidiary is incorporated or organized, and to the extent requested by the Administrative Agent, any other jurisdiction where such subject Subsidiary has a place of business or maintains any assets, which report shall show no Liens on its assets (other than Permitted Liens);

(iii)       a certificate of the secretary or an assistant secretary of the subject Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Section 5.10(a) and any other Credit Documents to which such subject Subsidiary will be a party;

(iv)       to the extent requested by the Administrative Agent, favorable legal opinions of counsel (including local counsel, as applicable) to the subject Subsidiary, addressing such matters regarding the subject Subsidiary and the agreements, documents and instruments executed pursuant to Section 5.10(a) and any other Credit Documents to which such subject Subsidiary will be a party as the Administrative Agent requires;

(v)        a certificate as to the solvency of the subject Subsidiary, addressed to the Administrative Agent and the Lenders, dated as of the date of creation, acquisition or designation of the subject Subsidiary and in form and substance reasonably satisfactory to the Administrative Agent; and

(vi)       evidence satisfactory to the Administrative Agent that no Default or Event of Default shall exist immediately before or after the creation or acquisition of the subject Subsidiary or be caused thereby.

(c)         Each Project Subsidiary (other than Closing Date Borrowing Base Projects, Pre- Approved Borrowing Base Projects and Excluded Tax Credit Subsidiaries) shall cause all of its Realty to be subject to a recorded Mortgage (provided that such Mortgage requirement shall not apply to any Excluded Project) and deliver to the Administrative Agent Real Property Support Documents with respect thereto, in each case within thirty (30) days (or such longer period as the Administrative Agent agrees in its discretion) of (i) the date such Project Subsidiary becomes a Guarantor, if such Project Subsidiary becomes a Guarantor after the Closing Date, or (ii) the date such Project Subsidiary acquires such Realty, if such Realty is acquired after the Closing Date. Notwithstanding the foregoing in this clause (c) or the above provisions of this Section 5.10, in the case of any Tax Credit Project, the Administrative Agent may elect in its sole discretion not to require a Lien (including a Mortgage) on the property and assets thereof, and instead require only a pledge of the Capital Stock of the relevant Project Subsidiary with respect to such Tax Credit Project owned by the Credit Parties, where the Administrative Agent has determined that obtaining a Mortgage or a Lien on the other assets of such Tax Credit Project is not possible or commercially unreasonable, and the Administrative Agent is satisfied with the cash flows from such Tax Credit Project that are payable to the Credit Parties and that no modifications to the Project Documents are permitted that will negatively impact the cash flows from such Tax Credit Project that are payable to the Credit Parties (but the Borrower shall deliver to the Administrative Agent a title search and such other Real Property Support Documents as it requires with respect to such Tax Credit Project). Further, with respect to jurisdictions with Mortgage Taxes, Mortgages (and amendments thereto) shall be subject to the Mortgage Tax Principles.

(d)        Without limiting the generality of the foregoing, each Credit Party shall collaterally assign to the Administrative Agent, as security for the Obligations, all of its rights in all Project Documents and all Project Warranties, and shall obtain consents to such collateral assignment from such counterparties to the Project Documents and third parties as the Administrative Agent requires.

(e)        As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent or the Required Lenders may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Collateral being pledged pursuant to the documents described in this Section 5.10 and any other Credit Documents to be executed by the subject Subsidiary.

(f)         Notwithstanding the foregoing provisions of this Section 5.10, with respect to any Foreign Subsidiary, (i) the Capital Stock of such Foreign Subsidiary will not be required to be pledged to the extent (but only to the extent) that (y) such Foreign Subsidiary is a Subsidiary of a Foreign Subsidiary or (z) such pledge exceeds (in the case of a pledge of voting Capital Stock) 66% of the voting Capital Stock of such Foreign Subsidiary, unless and to the extent that the pledge of greater than 66% of the voting Capital Stock of such Foreign Subsidiary would not cause any materially adverse tax consequences to the Borrower, and (ii) such Foreign Subsidiary will not be required to become a Subsidiary Guarantor if doing so would cause any materially adverse tax consequences to the Borrower or the Parent, determined by whether the execution of the Guaranty by such Foreign Subsidiary would constitute an investment of earnings in United States property under Section 956 (or any successor statute) of the Code which would trigger an increase in the gross income of the Parent pursuant to Section 951 (or any successor provision) of the Code without corresponding credits or other offsets.

(g)        Concurrently with the Acquisition by the Borrower or any Subsidiary thereof (other than an Excluded Tax Credit Subsidiary) of any Tax Credit Project, the Borrower will deliver to the Administrative Agent an agreement, duly executed by each Person that owns any Capital Stock issued by any applicable Tax Credit Party, pursuant to which (i) such Tax Credit Party grants to the Administrative Agent certain notice and cure rights with respect to the equipment lease for such Tax Credit Project, (ii) such Tax Credit Party agrees to allow the Administrative Agent (or any designee thereof) to “step-in” to such lease (including by agreeing that any foreclosure on any Capital Stock issued by any Person would not give rise to a termination of such lease, whether automatically, at the election of such Tax Credit Party, or otherwise) and (iii) such Person agrees not to replace or remove the manager of such Tax Credit Party notwithstanding any change of control of such Tax Credit Party (including as a result of any foreclosure on any Capital Stock issued by such Tax Credit Party). Within 30 days after request therefor by the Administrative Agent (which request shall be made in respect of any Tax Credit Project within 10 Business Days after the Borrower shall have delivered to the Administrative Agent notice of the Acquisition of such Tax Credit Project in accordance with Section 7.5(i)), the Borrower will deliver to the Administrative Agent, with respect to each Tax Credit Party (other than any Excluded Tax Credit Subsidiary) that owns or manages any portion of such Tax Credit Project, the documents and other instruments required by this Section 5.10 as if such Tax Credit Party was a “subject Subsidiary” (as defined in Section 5.10(a)). In connection with the foregoing obligations of the Borrower, to the extent reasonably requested by any applicable Tax Credit Party or any equityholder thereof (other than the Borrower or any Affiliate thereof), the Administrative Agent will execute and deliver a forbearance agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which it will agree, on behalf of the Lenders, to forbear, on commercially reasonable terms, from foreclosing on certain assets of or related to any Tax Credit Project.

5.11      Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent the failure to conduct or complete any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

5.12      Public/Private Information. Each of the Parent and the Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Credit Parties to the Administrative Agent and Lenders pursuant to this Article V (collectively, the “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Parent and its Subsidiaries for purposes of federal and state securities laws, as “Public Information” and (ii) that are not Public Information, as “Private Information”.

5.13      Compliance with Anti-Corruption Laws; Sanctions; PATRIOT Act. Each of the Parent, Intermediate Holdco and the Borrower will, and will cause each of its Subsidiaries to, (i) maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, Intermediate Holdco, the Borrower, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

5.14      Further Assurances. Each Credit Party will, and the Borrower will cause each of the Borrower’s Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and, to the extent such Person has executed the Security Documents, take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents. The Administrative Agent, on behalf of the Lenders, shall execute and deliver such releases from the Credit Documents necessary for and in connection with any Asset Disposition consummated in accordance with Section 7.4.

5.15      Project Subsidiaries. The Borrower shall cause (i) each Project Subsidiary to take only such actions that are necessary or incidental to the ownership, construction and operation of one or more Projects and (ii) each Borrowing Base Project to be wholly-owned by one or more Project Subsidiaries or Tax Credit Parties (as set forth on Schedule 1.1(b) or in the applicable Approval Notice submitted and approved in accordance with Section 2.19).

5.16      Project Documents. The Borrower shall, and shall cause each Project Subsidiary to, comply with and maintain in full force and effect all Project Documents applicable to any Borrowing Base Project.

5.17      Depository Relationship. The Borrower shall utilize Fifth Third as the principal depository in which substantially all of its funds are deposited and shall cause each Restricted Party to regularly (and in any event no less frequently than monthly) transfer all cash and Cash Equivalents in excess of such reasonable amount necessary to operate each applicable Project with respect to each such Restricted Party (as reasonably determined by the Borrower and as agreed by the Administrative Agent) into deposit accounts and securities accounts, as applicable, over which the Administrative Agent has control.

5.18      Reserves. The Borrower shall use the Reserves for each Project only for the purposes identified in the definition of “Reserves” herein, and shall, promptly after (a) use of any Reserve for any such purpose or (b) notification from the Administrative Agent of its reasonable determination of an adjustment to the required minimum amount of the Reserve for any Project (as contemplated by the definition of “Fully Funded” herein), replenish such Reserve such that it is Fully Funded.

ARTICLE VI

FINANCIAL COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the payment in full in cash of all Obligations (other than contingent indemnification obligations) and the termination or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made):

6.1        Debt to Capitalization Ratio. The Borrower will not permit the Debt to Capitalization Ratio as of the last day of any fiscal quarter to be greater than 0.80 to 1.00.

6.2        Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.10 to 1.00.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that, until the termination of the Commitments, the payment in full in cash of all Obligations (other than contingent indemnification obligations) and the termination or expiration of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made):

7.1        Merger; Consolidation. The Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

(i)         any Wholly Owned Project Subsidiary may merge or consolidate with, or be liquidated into, any other Project Subsidiary so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(ii)        the Borrower may merge or consolidate with another Person (other than another Credit Party), so long as (x) the Borrower is the surviving entity, (y) such merger or consolidation constitutes an Acquisition permitted under Section 7.5 and the applicable conditions and requirements of Sections 5.9 and 5.10 are satisfied, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom; and

(iii)       to the extent not otherwise permitted under the foregoing clauses, any Wholly Owned Subsidiary that has sold, transferred or otherwise disposed of all or substantially all of its assets in connection with an Asset Disposition permitted under this Agreement and no longer conducts any active trade or business may be liquidated, wound up and dissolved, so long as no Default or Event of Default has occurred and is continuing or would result therefrom.

7.2       Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries or any Tax Credit Party to, create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

(i)         Indebtedness of the Restricted Parties in favor of the Administrative Agent and the Lenders incurred under this Agreement and the other Credit Documents;

(ii)       purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by the Borrower and its Subsidiaries in connection with an Acquisition or other transaction permitted under this Agreement), including Capital Lease Obligations, and any renewals, replacements, refinancings or extensions thereof; provided that all such Indebtedness shall not exceed $1,000,000 in aggregate principal amount outstanding at any one time;

(iii)       intercompany Indebtedness permitted under Section 7.5(iii);

(iv)       Indebtedness of the Borrower under Rate Management Agreements required pursuant to, and entered into in accordance with, Section 5.8 or under other Rate Management Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(v)        Indebtedness consisting of Guaranty Obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business for the benefit of another Restricted Party; provided that the primary obligation being guaranteed is expressly permitted by this Agreement;

(vi)       Indebtedness that may be deemed to exist pursuant to any performance bond, surety, statutory appeal or similar obligation entered into or incurred by the Borrower or any of its Subsidiaries in the ordinary course of business;

(vii)      Indebtedness of the Borrower and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence; and

(viii)     other unsecured Indebtedness of the Restricted Parties not exceeding $50,000 in aggregate principal amount outstanding at any time.

7.3        Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries or any Tax Credit Party to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)        Liens in favor of the Administrative Agent created by or otherwise existing under or in connection with this Agreement and the other Credit Documents;

(ii)        Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iii)       Liens (other than any Lien imposed by ERISA the creation or incurrence of which would result in an Event of Default under Section 8.1(j)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(iv)       Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(v)        any attachment or judgment Lien not constituting an Event of Default under Section 8.1(h);

(vi)       Liens on assets of the Borrower and its Subsidiaries securing the purchase money Indebtedness permitted under Section 7.2(ii); provided that (x) any such Lien shall attach to the property being acquired, constructed or improved with such Indebtedness concurrently with or within 90 days after the acquisition (or completion of construction or improvement) or the refinancing thereof by the Borrower or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Borrower or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source, and (z) any such Lien shall not encumber any other property of the Borrower or any of its Subsidiaries except assets then being financed solely by the same financing source;

(vii)      customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions where the Parent or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(viii)    Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code on items in collection and the documents relating thereto and proceeds thereof;

(ix)       Liens arising from the filing (for notice purposes only) of UCC-1 financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in respect of true leases otherwise permitted hereunder;

(x)        with respect to any Realty occupied by the Borrower or any of its Subsidiaries, (x) all easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof, and (y) all zoning, subdivision, entitlement, conservation, land use and other environmental restrictions, laws, rules, ordinances and regulations applicable thereto; and

(xi)        any leases, subleases, licenses or sublicenses granted by the Borrower or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement.

7.4        Asset Dispositions. The Borrower will not, and will not permit or cause any of its Subsidiaries or any Tax Credit Party to, directly or indirectly, make or agree to make any Asset Disposition except for:

(i)         the sale or other disposition of inventory and Cash Equivalents in the ordinary course of business, the sale, discount or write-off of past due or impaired accounts receivable for collection purposes (but not for factoring, securitization or other financing purposes), and the termination or unwinding of Rate Management Agreements permitted hereunder;

(ii)        the sale or other disposition by a Project Holding Company of the Capital Stock issued by a Project Subsidiary so long as (A) the Net Cash Proceeds of such sale or disposition equal or exceed the aggregate Project Values of the Borrowing Base Projects owned or operated by such Project Subsidiary and (B) the Net Cash Proceeds thereof are delivered to the Administrative Agent to be held for application to the prepayment of the Loans in accordance with the provisions of Section 2.6(f);

(iii)        [reserved];

(iv)        the sale, lease or other disposition of assets by the Borrower or any Project Holding Company to any other Project Holding Company, in each case so long as no Event of Default shall have occurred and be continuing or would result therefrom;

(v)        the sale, exchange or other disposition in the ordinary course of business of equipment or other capital assets that are obsolete or no longer necessary for the operations of the Borrower and its Subsidiaries.

7.5       Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), or make a commitment or otherwise agree to do any of the foregoing, other than:

(i)           any Acquisition by a Restricted Party that is not a current Project Subsidiary of any Project that is a utility-scale solar photovoltaic power generation system located in the contiguous United States that has achieved commercial operation and the production of which is being or will be sold to an investment grade offtaker or other Person reasonably acceptable to the Administrative Agent pursuant to an executed and effective power purchase agreement;

(ii)          any Acquisition by any Project Subsidiary of any Borrowing Base Project;

(iii)         Investments by any Restricted Party that is a Credit Party in any other Restricted Party that is a Guarantor;

(iv)         the Acquisition of (but not any subsequent Investment in under this clause) any Excluded Tax Credit Subsidiary by any Restricted Party that is a Credit Party;

(v)          so long as no Event of Default has occurred and is continuing, Investments made in the ordinary course of business in any Excluded Tax Credit Subsidiary that are (A) applied to maintenance costs for the relevant Project of such Excluded Tax Credit Subsidiary or the purchase of Capital Stock in such Excluded Tax Credit Subsidiary from a Tax Credit investor and (B) funded by a substantially concurrent capital contribution to the Borrower from Intermediate Holdco;

(vi)         Investments consisting of Cash Equivalents;

(vii)       Investments consisting of the extension of trade credit, the creation of prepaid expenses, the purchase of inventory, supplies, equipment and other assets, and advances to employees, in each case by the Borrower and its Subsidiaries in the ordinary course of business;

(viii)       Investments (including equity securities and debt obligations) by the Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(ix)         Investments existing as of the Closing Date and described in Schedule 7.5;

(x)          Investments by the Borrower under Rate Management Agreements required pursuant to, and entered into in accordance with, Section 5.8 or under other Rate Management Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(xi)         Investments by the Borrower in its Subsidiaries to the extent made prior to July 11, 2016; and

(xii)         the acquisition by any Project Holding Company of the Capital Stock issued by any Tax Credit Party for any Tax Credit Project in accordance with the applicable Project Documents.

7.6          Restricted Payments.

(a)              The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

(i)           the Borrower and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its common Capital Stock;

(ii)          each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or to a Subsidiary thereof, in each case to the extent not prohibited under applicable Requirements of Law;

(iii)         the Borrower may declare and make dividend payments and other distributions to Intermediate Holdco so long as (A) both immediately before and after giving effect to any such dividend or distribution (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the Borrower is in compliance with the financial covenants contained in Article VI, such compliance determined with regard to calculations made on a Pro Forma Basis for the Reference Period most recently ended for which financial statements have been delivered to the Administrative Agent hereunder, calculated in accordance with GAAP as if such dividend or distribution had been made on the last day of such Reference Period, (B) with respect to any such dividend or distribution made prior to the Conversion Date, the aggregate amount of such dividends and distributions during any fiscal quarter (the “measurement quarter”) does not exceed the lesser of (1) 1.75% of the Average Net Asset Value of the Borrower for the measurement quarter and (2) the Dividend Amount for the measurement quarter (provided that the Borrower shall not be in violation of this clause (iii) due solely to the aggregate dividends and distributions paid during the measurement quarter being in excess of the Dividend Amount for such measurement quarter so long as either (x) Intermediate Holdco shall make one or more Capital Contributions to the Borrower that are not Specified Capital Contributions during the immediately succeeding fiscal quarter (the “next quarter”) in an aggregate amount greater than or equal to the Dividend Overage, or (y) the aggregate amount of dividends and distributions paid by the Borrower during the next quarter does not exceed (I) the lesser of (1) 1.75% of the Average Net Asset Value of the Borrower for the next quarter and (2) the Dividend Amount for the next quarter minus (II) the Dividend Overage for the measurement quarter (for clarity, this proviso shall not apply if the aggregate amount of dividends and distributions paid during the measurement quarter shall exceed 1.75% of the Average Net Asset Value of the Borrower for such measurement quarter)), (C) with respect to any such dividend or distribution made on or after the Conversion Date, the Reserves for all Projects are Fully Funded (as acknowledged by the Administrative Agent in writing to the Borrower) and (D) as of the most recent fiscal quarter end occurring after the Closing Date and prior to the date of such dividend or distribution for which financial statements and a Compliance Certificate have been delivered to the Administrative Agent hereunder, the Debt Service Coverage Ratio shall have been not less than 1.20 to 1.00 (in the case of any fiscal quarter end occurring prior to the second anniversary of the Conversion Date) or 1.25 to 1.00 (in the case of any fiscal quarter end occurring on or after the second anniversary of the Conversion Date) (it being acknowledged that in no event shall any dividend payments or other distributions be made under this clause (iii) at any time prior to the date that financial statements have been delivered to the Administrative Agent under Section 5.1(a)(i) or (b)(i) (as applicable) and a Compliance Certificate has been delivered to the Administrative Agent under Section 5.2(a), in each case for the first fiscal quarter end occurring after the Closing Date);

(iv)         the Borrower may declare and make additional dividend payments and other distributions to Intermediate Holdco, no more frequently than once in any fiscal year, so long as (A) any such dividend or distribution is made within thirty (30) days after the annual audited consolidated financial statements of the Restricted Parties for the prior fiscal year (commencing with the audited consolidated financial statements of the Restricted Parties for the fiscal year ending December 31, 2019, it being acknowledged that in no event shall any dividend payments or other distributions be made under this clause (iv) prior to such time) are delivered to the Administrative Agent pursuant to Section 5.1(b)(i), (B) any such dividend or distribution is made from excess cash flow of the Restricted Parties for the prior fiscal year (as such calculation of excess cash flow is demonstrated and certified by the Borrower to the Administrative Agent and approved by the Administrative Agent), (C) both immediately before and after giving effect to any such dividend or distribution (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) the Fixed Charge Coverage Ratio, calculated on a Pro Forma Basis for the Reference Period ending as of the end of such prior fiscal year in accordance with GAAP as if such dividend or distribution had been made on the last day of such Reference Period, shall not be less than 1.00 to 1.00 and (3) the Borrower is in compliance with the financial covenant contained in Section 6.1, such compliance determined with regard to calculations made on a Pro Forma Basis for the Reference Period ending as of the end of such prior fiscal year, calculated in accordance with GAAP as if such dividend or distribution had been made on the last day of such Reference Period, and (D) as of the end of such prior fiscal year, the Debt Service Coverage Ratio shall have been not less than 1.20 to 1.00 (in the case of any fiscal year end occurring prior to the second anniversary of the Conversion Date) or 1.25 to 1.00 (in the case of any fiscal year end occurring on or after the second anniversary of the Conversion Date);

(v)          the Borrower and any of its Subsidiaries may distribute to Intermediate Holdco the Capital Stock issued by a Project Subsidiary to the extent such distribution constitutes an Asset Disposition made in accordance with Section 7.4(ii); and

(vi)         the Borrower and any of its Subsidiaries may distribute funds in the amount of the Net Cash Proceeds received with respect to any Borrowing Base Project to the extent that (A) one or more Asset Dispositions permitted hereby or Material Casualty Events has occurred with respect to such Borrowing Base Project and the aggregate Net Cash Proceeds thereof received by such applicable Restricted Party exceed the aggregate Net Cash Proceeds required to be paid as mandatory prepayments or reinvested under Section 2.6(e) and Section 2.6(f), (B) no Event of Default has occurred and is continuing and (C) the applicable Net Cash Proceeds have been applied pursuant to Section 7.4(ii).

(b)              The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any payment or prepayment of principal on, or interest, fees or premium (if any) with respect to, any Subordinated Indebtedness, or directly or indirectly make any redemption (including pursuant to any change of control or asset disposition provision), retirement, defeasance or other acquisition for value of any of the any Subordinated Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes.

7.7           Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Parent or any of its Subsidiaries (other than any transactions between (x) Restricted Parties that are Credit Parties or (y) Restricted Parties that are not Credit Parties), except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate of the Parent or any of its Subsidiaries; provided, however, that nothing contained in this Section 7.7 shall prohibit (i) transactions described on Schedule 7.7 (and any renewals or replacements thereof on terms not materially more disadvantageous to the applicable Credit Party) or otherwise expressly permitted under this Agreement, (ii) the making by any Restricted Party of any rental or other payments or distributions to any Tax Credit Party pursuant to or in accordance with any organizational documents or other Project Documents executed to utilize, monetize or maintain any Tax Credit, or (iii) the payment of a management fee to the Parent or one of its Affiliates during any month in an amount not to exceed 0.25% of the daily average gross consolidated assets of the Borrower and its Subsidiaries during the immediately preceding month, so long as both immediately before and after giving effect to any such payment (A) no Default or Event of Default has occurred and is continuing or would result therefrom, and (B) the Borrower is in compliance with the financial covenants contained in Article VI, such compliance determined with regard to calculations made on a Pro Forma Basis for the Reference Period most recently ended for which financial statements have been delivered to the Administrative Agent under this Agreement, calculated in accordance with GAAP as if such payment had been made on the last day of such Reference Period. Without limiting the foregoing, the Borrower will not, and will not permit or cause any of its Subsidiaries to, pay any management, consulting, transaction or similar fees to any the Parent, any of its Subsidiaries or any of their respective Affiliates (other than the Restricted Parties) except as expressly permitted by clause (iii) above.

7.8           Lines of Business. The Borrower will not, and will not permit or cause any of its Subsidiaries to, engage in any lines of business other than (i) the businesses engaged in by the Borrower and its Subsidiaries on the Closing Date and businesses and activities reasonably related thereto, and (ii) subject to Section 7.5, any line of business permitted under such Person’s investment mandate as set forth in any applicable Form 10-K or prospectus.

7.9           Sale-Leaseback Transactions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed, and whether now owned or hereafter acquired) (i) that any Restricted Party has sold or transferred (or is to sell or transfer) to a Person that is not a Restricted Party or (ii) that any Restricted Party intends to use for substantially the same purpose as any other property that, in connection with such lease, has been sold or transferred (or is to be sold or transferred) by a Restricted Party to another Person that is not a Restricted Party, in each case except for transactions otherwise expressly permitted under this Agreement.

7.10         Certain Payments and Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (i) make any prepayment or other payment on or in respect of any Subordinated Indebtedness except for payments expressly permitted by the subordination agreement or other subordination provisions applicable thereto, or (ii) amend, modify or waive (A) any provision of any Subordinated Indebtedness, (B) any provision of its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, or any agreement among the holders of its Capital Stock or any of them, in each case other than in a manner that could not reasonably be expected to adversely affect the Lenders in any material respect, or (C) any Project Document without the Administrative Agent’s written consent (provided that the Borrower shall give the Administrative Agent and the Lenders notice of any such amendment, modification or change, together with certified copies thereof).

7.11         Limitation on Certain Restrictions. The Credit Parties will not, and the Borrower will not permit or cause any of the Borrower’s Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Credit Parties to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of the Borrower to make any dividend payment or other distribution in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, except (in the case of clause (b) above only) for such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law (other than the charter, constitution, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person), (iii) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof, (iv) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale (provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement) and (v) the terms of the Project Documents applicable to any Borrowing Base Project.

7.12         No Other Negative Pledges. Intermediate Holdco and the Borrower will not, and the Borrower will not permit or cause any of the Borrower’s Subsidiaries to, enter into or suffer to exist any agreement or restriction that, directly or indirectly, prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, except for such agreements or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law (other than the charter, constitution, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person), (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, (v) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale; provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement, and (vi) the terms of the Project Documents applicable to any Borrowing Base Project.

7.13         Ownership of Subsidiaries. The Borrower will not, and will not permit or cause any of its Subsidiaries to, have any Subsidiaries other than Subsidiaries that are Controlled by the Borrower.

7.14         Fiscal Year. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, change its fiscal year or its method of determining fiscal quarters.

7.15         Accounting Changes. Other than as permitted pursuant to Section 1.2, each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

7.16        Sanctions. Each of the Parent and the Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

ARTICLE VIII

EVENTS OF DEFAULT

8.1           Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)              The Borrower or any other Credit Party shall fail to (i) pay when due any principal of any Loan or L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay when due any interest on any Loan or on any L/C Obligation, any fee payable under this Agreement or any other Credit Document, or (except as provided in clause (i) above) any other Obligation (other than any Obligation under a Rate Management Agreement or Cash Management Agreement), and (in the case of this clause (ii) only) such failure shall continue for a period of three Business Days;

(b)             The Borrower or any other Credit Party shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Section 2.12, 5.1, 5.2(a), 5.2(b), 5.2(c), 5.2(f)(i), 5.6, 5.8, 5.9 or 5.10 or in Article VI or VII or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Section 5.2 (other than Sections 5.2(a), 5.2(b), 5.2(c) and 5.2(f)(i)) and (in the case of this clause (ii) only) such failure shall continue unremedied for a period of five days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

(c)              The Borrower or any other Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections 8.1(a) and 8.1(b), and such failure (i) by the express terms of such Credit Document, constitutes an Event of Default, or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no grace period is specifically applicable, for a period of 30 days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower; or any default or event of default shall occur under any Rate Management Agreement to which any Credit Party and any Rate Management Party are parties or any Cash Management Agreement to which any Credit Party and any Cash Management Bank are parties;

(d)              Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished;

(e)              Subject to and after giving effect to any applicable grace or cure periods or notice provisions, the Borrower or any other Credit Party shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise) (y) any principal of or interest on any Material Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Rate Management Agreement) or (z) any termination or other payment under any Rate Management Agreement covering a notional amount of Indebtedness of at least $1,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, in full prior to its stated maturity;

(f)               The Borrower or any other Credit Party shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, composition or any other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 8.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver, conservator or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

(g)             Any involuntary petition or case shall be filed or commenced against the Borrower or any other Credit Party seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver, conservator or similar official for it or all or a substantial part of its properties or any other relief under any Debtor Relief Law, and such petition or case shall continue undismissed and unstayed for a period of 90 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

(h)              Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and has acknowledged liability in writing) in excess of $1,000,000 shall be entered or filed against any Restricted Party or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of 30 days or in any event later than five days prior to the date of any proposed sale of such property thereunder;

(i)               Any Security Document to which the Borrower or any other Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender, or the Borrower or any other Credit Party shall assert any of the foregoing; or the Guaranty shall for any reason cease to be in full force and effect as to any Guarantor, or any Guarantor or any Person duly authorized to act on its behalf shall deny or disaffirm such Guarantor’s obligations thereunder;

(j)               Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan that, when taken together with all other ERISA Events and other events or conditions that have occurred or are then existing, has or could reasonably be expected to have a Material Adverse Effect;

(k)              Any one or more licenses, permits, accreditations or authorizations of any Restricted Party shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by any Restricted Party to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect;

(l)               Any one or more Environmental Claims shall have been asserted against any Restricted Party (or a reasonable basis shall exist therefor) or any Restricted Party shall have incurred or could reasonably be expected to incur liability, interruption of operations or other adverse effects as a result thereof; and such Environmental Claims, liability or other effect, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect;

(m)             There shall occur (i) any uninsured damage to, or loss, theft or destruction of, any Collateral or other assets or properties of the Restricted Parties having an aggregate fair market value in excess of $2,500,000 or any Borrowing Base Project having an aggregate fair market value in excess of $2,500,000 or (ii) any labor dispute, act of God or other casualty that has or could reasonably be expected to have a Material Adverse Effect; or

(n)              Any material default (after giving effect to any applicable grace or cure period or notice provisions) occurs under any Material Contract; or

(o)              Any Change of Control shall occur.

8.2          Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a)              Declare the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically be terminated without further act of the Administrative Agent or any Lender;

(b)             Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement and the other Credit Documents (but excluding any amounts owing under any Rate Management Agreement or Cash Management Agreement), shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section 8.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind or any further act of the Administrative Agent or any Lender, all of which are hereby knowingly and expressly waived by the Borrower;

(c)              require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to 105% of the aggregate outstanding amount thereof); provided that, upon the occurrence of a Bankruptcy Event, the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective without further act of the Administrative Agent, the L/C Issuer or any Lender;

(d)              Appoint or direct the appointment of a receiver for the properties and assets of the Restricted Parties, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith; and

(e)              Exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under this Agreement, the other Credit Documents and applicable law.

8.3           Remedies: Setoff. Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 8.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.4        Equity Cure. Notwithstanding anything to the contrary contained in Section 6.2, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 6.2 for any fiscal quarter, any Capital Contribution made to, and actually received by, the Borrower after the last day of such fiscal quarter and on or prior to the day on which financial statements are required to be delivered hereunder for such fiscal quarter will, at the request of the Borrower (delivered to the Administrative Agent in the form of a Notice of Intent to Cure prior to the day on which financial statements are required to be delivered hereunder for such fiscal quarter), be included in the calculation of Consolidated EBITDA for the Restricted Parties solely for the purposes of determining compliance with the financial covenant set forth in Section 6.2 at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Capital Contribution”); provided that (i) no more than two Specified Capital Contributions may be made during any fiscal year and no more than four Specified Capital Contributions may be made during the term of this Agreement, (ii) Specified Capital Contributions may not be made in consecutive fiscal quarters, (iii) the amount of any Specified Capital Contribution shall not exceed the lesser of (A) the amount required to cause the Restricted Parties to be in compliance with such financial covenant for such fiscal quarter and (B) 10% of Consolidated EBITDA (without giving effect to such Specified Capital Contribution) for the Reference Period to which such Specified Capital Contribution relates, (iv) all Specified Capital Contributions will be disregarded for all other purposes under this Agreement (including, for the avoidance of doubt, any other calculation of the Fixed Charge Coverage Ratio hereunder) and the Credit Documents and shall not be deemed to have decreased Indebtedness for any period in which such contribution increased Consolidated EBITDA, (v) the Net Cash Proceeds of each Specified Capital Contribution shall be applied to prepay the principal balance of the Loans and (vi) upon the Administrative Agent’s receipt of a written notice from the Borrower that it intends to exercise the cure right set forth in this Section 8.4 (a “Notice of Intent to Cure”) (which Notice of Intent to Cure shall be irrevocable and must be delivered to the Administrative Agent after the last day of the fiscal quarter in respect of which such cure right is to be exercised and on or prior to the day on which financial statements are required to be delivered hereunder for such fiscal quarter), until the day on which the financial statements have been or are required to be delivered hereunder for the fiscal quarter to which such Notice of Intent to Cure relates, none of the Administrative Agent nor any Lender shall exercise the right to accelerate the Obligations and none of the Administrative Agent nor any Lender shall exercise any right to foreclose on or take possession of any Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 8.1(b) as a result of a breach of the financial covenant set forth in Section 6.2 (provided that an Event of Default shall be deemed to have occurred during such period for all other purposes of this Agreement, including Section 3.2 hereof, and the other Credit Documents unless and until cured in accordance with this Section).

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1           Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Fifth Third to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 9.6, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Credit Document with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (including in its capacities as a potential Rate Management Party and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.1(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.

9.2           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.3           Exculpatory Provisions.

(a)              The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:

(i)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)         shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)              Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.5 and 8.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)              Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

9.5           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

9.6           Resignation of Administrative Agent.

(a)              The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Regardless of whether a successor has been appointed or has accepted such appointment, such resignation shall become effective in accordance with such note on the Resignation Effective Date.

(b)              With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for in Section 9.6(a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article IX and Section 10.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Credit Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and L/C Issuer and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(c)              Any resignation by Fifth Third as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. If Fifth Third resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations pursuant to Section 2.21. Upon the appointment by the Borrower of a successor L/C Issuer hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Fifth Third to effectively assume the obligations of Fifth Third with respect to such Letters of Credit.

9.7          Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

9.8           No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Bookrunner, Arranger, Syndication Agent, Documentation Agent or other agent or title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.9           Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents, sub-agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.9, 2.21 and 10.1) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents, sub-agents and counsel, and any other amounts due the Administrative Agent under Section 2.9 or 10.1.

The Lenders and the L/C Issuer hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, and (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 10.5 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Lender or other holder of the Obligations or acquisition vehicle to take any further action (which assignment shall not be subject to the requirements for and limitations on assignments in Section 10.6, notwithstanding anything in Section 10.6 to the contrary), and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Lender or other holder of the Obligations or any acquisition vehicle to take any further action.

9.10         Collateral and Guaranty Matters.

(a)              The Administrative Agent is hereby authorized on behalf of the Lenders and the L/C Issuer, without the necessity of any notice to or further consent from the Lenders, the L/C Issuer or any other holder of the Obligations, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Administrative Agent in its discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders, the L/C Issuer or any other holder of the Obligations for any failure to monitor or maintain any portion of the Collateral.

(b)             Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Rate Management Party) hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all of the Obligations (other than (x) contingent indemnification obligations and (y) Obligations owing to any Rate Management Party or Cash Management Bank under or in connection with any Rate Management Agreement or Cash Management Agreement), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents or (C) subject to Section 10.5, if approved, authorized or ratified in writing by the Required Lenders; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 7.3(vi); and (iii) to release any Guarantor from its obligations under the Credit Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Credit Documents, pursuant to this Section 9.10(b).

9.11         Rate Management Agreements and Cash Management Agreements. Except as otherwise expressly set forth herein, no Rate Management Party or Cash Management Bank that obtains the benefit of the provisions of Section 2.10(e), the Guaranty or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under any Cash Management Agreements and Rate Management Agreements except to the extent expressly provided herein and unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Rate Management Party (other than the Administrative Agent or any Affiliate thereof), as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Rate Management Agreements in the case of the termination of the Commitments and payment of the Obligations in full (other than contingent indemnification obligations and Obligations arising under Cash Management Agreements and Rate Management Agreements).

ARTICLE X

MISCELLANEOUS

10.1         Expenses; Indemnity; Damage Waiver.

(a)              The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent, any Lender or the L/C Issuer as a result of conduct of any Company Party or Restricted Party that violates a sanction enforced by OFAC.

(b)              The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 2.15), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Credit Party or any of its Subsidiaries, or any Environmental Claim related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.1(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or related liabilities or expenses arising from any non-Tax claim.

(c)              To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 10.1(a) or 10.1(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), against the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this Section 10.1(c) are subject to the provisions of Section 2.3(c).

(d)              To the fullest extent permitted by applicable law, the Parent, the Borrower, each other Credit Party and each Related Party of any of the foregoing Persons shall not assert, and each hereby waives, any claim against the Parent, the Borrower, each other Credit Party and each Related Party or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 10.1(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the Platform, Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e)              All amounts due under this Section 10.1 shall be payable by the Borrower upon five Business Days after demand therefor.

(f)              The agreements in this Section and the indemnity provisions of Section 10.4(e) shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.2         Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)              This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) shall be governed by, and construed in accordance with, the law of the State of New York.

(b)             The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)              The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 10.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

10.3      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.4      Notices; Effectiveness; Electronic Communication.

(a)            Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail transmission as follows:

(i)             if to the Borrower or any other Credit Party, the Administrative Agent or the L/C Issuer, to it at the address, facsimile number or e-mail address specified for such Person on Schedule 1.1(a); and

(ii)            if to any Lender, to it at its address, facsimile number or e-mail address set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.4(b), shall be effective as provided in Section 10.4(b).

(b)           Notices and other communications to the Administrative Agent, the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication including e-mail or by posting such notices or communications on internet or intranet websites such as SyndTrak or a substantially similar electronic transmission system (the “Platform”) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)            THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” The Agent Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications effected thereby. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any such communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of any Credit Party’s or the Administrative Agent’s transmission of any notices or communications through the Platform, any other electronic platform or electronic messaging service, or through the Internet, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Agent Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d)           Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such). In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)            The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Notices of Borrowing and Applications) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Credit Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.5      Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)            unless agreed to in writing by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or funded Letter of Credit participation, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder (other than fees payable to the Administrative Agent or the Arranger for its own account), (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan or funded Letter of Credit participation (including any scheduled date for the mandatory reduction or termination of any Commitments, but excluding any mandatory prepayment of the Loans pursuant to Section 2.6(d) or 2.6(e) or reduction or termination of the Commitments in connection therewith), or extend the time of payment of any fees hereunder (other than fees payable to the Administrative Agent or the Arranger for its own account), or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 3.2 or of any Default or Event of Default or mandatory reduction in the Commitments, if agreed to by the Required Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase), or (iv) reduce the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Lenders”);

(b)           unless agreed to in writing by all of the Lenders, (i) release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Credit Document), (ii) release any Guarantor from its obligations under the Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Credit Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement), (iii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, (iv) change or waive any provision of Section 2.13, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders in a manner that would alter the pro rata treatment required thereby, or (vi) amend this Section 10.5;

(c)            [reserved];

(d)           [reserved];

(e)            unless agreed to in writing by the L/C Issuer or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the L/C Issuer or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents; and

(f)            unless agreed to in writing by each Rate Management Party and Cash Management Bank that would be adversely affected thereby in its capacity as such relative to the Lenders, (i) amend the definition of “Secured Obligations” in any Security Document or the definition of “Guaranteed Obligations” in the Guaranty (or any similar defined term in any other Credit Document benefiting such Rate Management Party), (ii) amend the definition of “Secured Parties” in any Security Document or “Guaranteed Parties” in the Guaranty (or any similar defined term in any other Credit Document benefiting such Rate Management Party), or (iii) amend any provision regarding priority of payments in this Agreement or any other Credit Document;

and provided further that (i) if any amendment, modification, waiver or consent would adversely affect the holders of Loans of a particular Class (the “Affected Class”) relative to holders of Loans of another Class (including by way of reducing the relative proportion of any payments, prepayments or Commitment reductions to be applied for the benefit of holders of Loans of the Affected Class under Section 2.6(d) or 2.6(e)), then such amendment, modification, waiver or consent shall require the written consent of Lenders holding at least a majority of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of the Affected Class, (ii) the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed only by the parties thereto, (iii) any Incremental Amendment need be executed only by the Borrower, the other Credit Parties, the Administrative Agent and each Person that agrees to provide an Incremental Commitment with respect to the Incremental Increase implemented thereby.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein. Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) no Commitment or Loan of any Defaulting Lender may be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, or any ambiguity, mistake, defect or inconsistency, in each case, in any provision of the Credit Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.

Notwithstanding anything to the contrary in this Agreement or any other Credit Document, (a) any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender, (b) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, and (c) the Administrative Agent may amend or modify this Agreement and any other Credit Document to grant a new Lien for the benefit of the holders of the Obligations, extend an existing Lien over additional property for the benefit of the holders of the Obligations or join additional Persons as Credit Parties.

10.6      Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Credit Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.6(b), (ii) by way of participation in accordance with the provisions of Section 10.6(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.6(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 10.6(b), participations in Letters of Credit) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)             (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, or (B) in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (x) $5,000,000, in the case of any assignment in respect of an unexpired Commitment (which for this purpose includes Committed Loans outstanding) or (y) $1,000,000, in the case of any assignment in respect of the Converted Term Loan, in any case, treating contemporaneous assignments related Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this Section 10.6(b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans and/or Commitments on a non-pro rata basis;

(iii)          no consent shall be required for any assignment except to the extent required by clause (B) of Section 10.6(b)(i) and, in addition:

(A)       the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)       the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)       the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Commitment or participation in any L/C Obligation;

(iv)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided that in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no such fee shall be required;

(v)           no such assignment shall be made to (A) the Parent, the Borrower or any of their respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or Subsidiary thereof; and

(vi)          no such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14(a), 2.14(b), 2.15, 2.16 and 10.1 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. If requested by or on behalf of the assignee, the Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note to the order of the assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(e).

(c)            In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d)           The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Credit Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

(e)            Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in Letters of Credit) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.5(a) and clause (i) of Section 10.5(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14(a), 2.14(b), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under Section 10.6(b) and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Notwithstanding anything to the contrary contained herein, if at any time Fifth Third assigns all of its Commitment and Loans pursuant to Section 10.6(b), Fifth Third may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Fifth Third as L/C Issuer. If Fifth Third resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations therein pursuant to Section 2.21). Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Fifth Third to effectively assume the obligations of Fifth Third with respect to such Letters of Credit.

(h)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, New York State Electronic Signatures and Records Act, or any state laws based on the Uniform Electronic Transactions Act.

(i)             Any Lender or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 10.6, disclose to the assignee, Participant or pledgee or proposed assignee, Participant or pledgee any information relating to the Company Parties furnished to it by or on behalf of any other party hereto; provided that such assignee, Participant or pledgee or proposed assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 10.11 (which may be pursuant to customary “click-through” or other customary assignment or syndication processes via the Platform or otherwise).

10.7      No Waiver; Enforcement. The rights and remedies of the Administrative Agent, the L/C Issuer and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent, the L/C Issuer or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Credit Party, the Administrative Agent, the L/C Issuer or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent, the L/C Issuer or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 8.3 (subject to the terms of Section 2.13(b)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13(b), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.8       Survival. All covenants, agreements, representations and warranties made by or on behalf of the Borrower or any other Company Party in this Agreement and in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans or L/C Credit Extensions, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the L/C Issuer or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan, any L/C Obligation or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including the provisions of Sections 2.14(a), 2.14(b), 2.15, 2.16 and 10.1, shall survive the payment in full of all Loans and L/C Obligations, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

10.9       Severability. To the extent any provision of this Agreement or any other Credit Document is prohibited by or invalid, illegal or unenforceable under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the L/C Issuer, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.10     Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control. Any Rate Management Agreement between the Borrower and any Rate Management Party is an independent agreement governed by the writing provisions of such Rate Management Agreement, which shall remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms applicable to the Loans under this Agreement, except as otherwise expressly provided in such Rate Management Agreement, and any payoff statement from the Administrative Agent relating to this Agreement shall not apply to such Rate Management Agreement except as expressly provided therein. Any Cash Management Agreement between the Borrower and any Cash Management Bank is an independent agreement governed by the written provisions of such Cash Management Agreement, which shall remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms applicable to the Loans under this Agreement, except as otherwise expressly provided in such Cash Management Agreement, and any payoff statement from the Administrative Agent relating to this Agreement shall not apply to such Cash Management Agreement except as expressly provided therein.

10.11     Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any Rate Management Agreement or any Cash Management Agreement or any action or proceeding relating to this Agreement or any other Credit Document or any Rate Management Agreement or any Cash Management Agreement or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.11 (including pursuant to any customary “click-through” or other customary assignment or syndication processes of the Administrative Agent or the Lender via the Platform or otherwise), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with the Borrower or its Subsidiaries or the facilities created hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance monitoring of CUSIP numbers with respect to the facilities created hereunder; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.11 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section 10.11, “Information” means all information received from the Company Parties relating to any Company Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Company Party; provided that, in the case of information received from any Company Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.12     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Credit Document by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of such signature page.

10.13     Disclosure of Information. The Borrower agrees and consents to the Administrative Agent’s and the Arranger’s disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

10.14     USA Patriot Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Credit Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the PATRIOT Act. The Borrower and the other Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

10.15     Termination of Obligations of the Parent or Intermediate Holdco. Notwithstanding any other provisions of this Agreement or any Credit Document, provided that no Event of Default has occurred and is continuing, all obligations of the non-surviving Person in the Parent Roll Up shall automatically terminate and such non-surviving Person shall be released from its obligations under the Guaranty on the date of the Parent Roll Up. From and after such date, (i) the non-surviving Person in any Parent Roll Up shall have no further obligations as Guarantor, Credit Party, Company Party or the Parent or Intermediate Holdco, as the case may be, under this Agreement or any Credit Document, (ii) the Surviving Parent shall be obligated as a Guarantor and shall have granted to the Administrative Agent, for the benefit of the Lenders, a lien on and security interest in 100% of the outstanding Capital Stock of the Borrower and (iii) each reference herein or in any other Credit Document to the “Parent” or “Intermediate Holdco” shall be a reference to the Surviving Parent.

10.16     Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other C Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

10.17    Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Credit Documents, in each case, by any Specified Guarantor becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor with respect to such Swap Obligation as may be needed by such Specified Guarantor from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Guarantor for all purposes of the Commodity Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GREC ENTITY HOLDCO LLC

By:	/s/ Richard Butt
Name: Richard Butt
Title: Chief Financial Officer

GREENBACKER RENEWABLE ENERGY CORPORATION

By:	/s/ Richard Butt
Name: Richard Butt
Title: Chief Financial Officer

GREENBACKER RENEWABLE ENERGY COMPANY LLC

By:	/s/ Richard Butt
Name: Richard Butt
Title: Chief Financial Officer

(signatures continued)

GREC ENTITY HOLDCO LLC
CREDIT AGREEMENT

FIFTH THIRD BANK, as Administrative Agent and a Lender
By:	/s/ ERIC COHEN
Name:	ERIC COHEN
Title:	VICE PRESIDENT

GREC ENTITY HOLDCO LLC
CREDIT AGREEMENT

Schedule 1.1(a)

Commitments and Notice Addresses

Commitments

Lender	Commitment
Fifth Third Bank	$60,000,000
Total	$60,000,000

Notice Addresses

Party	Address
Borrower	c/o Greenbacker Capital Management, LLC 11 East 44th Street, Suite 1200 New York, NY 10017 Attention: Richard Butt Email: richard.butt@greenbackercapital.com
Fifth Third Bank

Address for notices as Administrative Agent:

Fifth Third Bank

201 N. Tryon Street, Suite 1700

Charlotte, North Carolina 28202

Attention: Eric Cohen

Address for notices as L/C Issuer:

Fifth Third Bank

201 N. Tryon Street, Suite 1700

Charlotte, North Carolina 28202

Attention: Eric Cohen

Email: eric.cohen@53.com

Schedule 1.1(b)

Closing Date Projects

1.             Closing Date Borrowing Base Projects. Each of the following is a Closing Date Borrowing Base Project:

Project Holding Entity Name	Project Location	Project Value	Tax Credit Party	Excluded Tax Credit Subsidiary
WE 46 Precision Drive LLC	46 Precision Drive, North Springfield, VT 05150	$904,996	N/A	N/A
City Solar Garden LLC	201 Woodstock Ave, Rutland, VT 05701	$2,089,485	N/A	N/A
Airport Solar I, LLC	8500 Pena Blvd., Denver, CO 80249	$3,092,495	N/A	N/A
Bloomfield Solar, LLC	1415 Blue Hills Ave., Bloomfield, CT 06002	$170,353	N/A	N/A
MLH Phase 2 LLC	Section 15, Township 9 South, Range 20 East, Gainesville, FL 32604	$2,353,366	N/A	N/A
MLH Phase 3, LLC	Section 15, Township 9 South, Range 20 East, Gainesville, FL 32604	$1,604,192	N/A	N/A
MP2 Green Valley ES, LLC	5290 Kittredge St., Denver, CO 80239 4100 N. Jericho St., Denver, CO 80249 5130 Durham Ct., Denver, CO 80239	$368,648	N/A	N/A
South Robeson Solar Farm, LLC/South Robeson Farm, LLC	Parcel of Land .09 miles northeast of the intersection of NC Highway 710 and Sinclair Road, Rowland, NC 28383	$3,113,503	N/A	N/A
Lincoln Farm I, LLC	2724 Huntsville Hwy, Fayetteville, TN 37334	$973,859	N/A	N/A
Lincoln Farm II, LLC	2730 Huntsville Hwy, Fayetteville, TN 37334	$973,859	N/A	N/A
Lincoln Farm III, LLC	2742 Huntsville Hwy, Fayetteville, TN 37334	$973,859	N/A	N/A
Lincoln Farm IV, LLC	564 Huntsville Hwy, Fayetteville, TN 37334	$973,859	N/A	N/A
Solaverde, LLC	105 Brookside Drive, Fayetteville, TN 126 Ardmore Highway, Fayetteville, TN 206 Cotton Mill Road, Fayetteville, TN 228 Cotton Mill Road, Fayetteville, TN 230 Cotton Mill Road, Fayetteville, TN 246 Cotton Mill Road, Fayetteville, TN 306 Eldad Road, Fayetteville, TN 314 Eldad Road, Fayetteville, TN	$1,790,489	N/A	N/A
Earth Right Energy II, LLC	207 Richardson Street, Tazewell, TN 420 Court Road, Sneedville, TN 418 Harris Street, Sneedville, TN	$120,440	N/A	N/A

1

MP2 Capital - WGBH Educational Foundation, LLC	125 Western Avenue, Brighton, MA 02134	$178,300	N/A	N/A
MP2/IRG-Petaluma City Schools, LLC	800 Reisling Road, Petaluma, CA 95073	$149,698	N/A	N/A
MP2-Oregon Solar One, LLC	401 Old San Jose Road, Soquel CA 94952	$503,839	N/A	N/A
ESA Fleet Community Solar, LLC	1010 S. Wesmorland Ave., Orlando, FL 32805	$1,000,035	N/A	N/A
North Carolina Solar I, LLC	1420/1520 Stewartsville Rd., Laurinburg, NC 28352	$2,613,149	N/A	N/A
MP2 Hawaii Solar I, LLC	4134A Noho Road, Koloa, HI 96756	$826,167	N/A	N/A
North Carolina Solar II, LLC	US 401 S. & Tartan Rd., Laurinburg, NC 28352	$1,170,431	N/A	N/A
Sunsense Clayton Lessee, LLC	33 Pony Farm Road, Clayton, NC 27520	$586,899	N/A	N/A
Sunsense Fletcher Lessee, LLC	4600 Hendersonville Rd., Fletcher, NC 28732	$643,296	N/A	N/A
Sunsense Inman Lessee, LLC	2315 Atlantic Ave., Raleigh, NC 27604	$556,159	N/A	N/A
Turtle Top Solar, LLC	67819 State Road 15, New Paris, IN 46553	$494,910	N/A	N/A
Hartford Solarfield, LLC	2590 North Hartland Road, Hartford, VT 05763	$822,250	N/A	N/A
Pittsford GLC Solar, LLC	Kendall Hill Road, Pittsford, VT 05763	$836,263	N/A	N/A
Proctor GLC Solar, LLC	2824 West Street, Proctor, VT 05765	$773,172	N/A	N/A
Novus Royalton Solar, LLC	Gee Hill Road, Royalton, VT 05068	$810,535	N/A	N/A
Charter Hill Solar, LLC	End of Grandview Terrace, Rutland, VT 05701	$1,799,968	N/A	N/A
GLC Chester Community Solar, LLC	391 VT Route, Chester, VT 05143	$917,277	N/A	N/A
Williamstown Old Town Road Solar, LLC	228 Old Town Road, Williamstown, VT 05679	$861,844	N/A	N/A

2

2.	Project Holding Company. Each of the following is a Project Holding Company:
a.	Green Maple II LLC
b.	East to West Solar II LLC
c.	Magnolia Sun LLC
d.	Powerhouse One, LLC
e.	Solaverde, LLC
f.	Green Maple LLC

3

Schedule 1.1(c)

Approved Engineers

1.	Enertis
2.	Borrego Solar
3.	DNV GL
4.	Radian Generation
5.	Natural Power
6.	BEW Engineering
7.	Luminate
8.	Black and Veatch
9.	Bay4
10.	Clean Energy Associates

Schedule 1.1(d)

Specified Offtakers

Each specification below in this Schedule refers to the regulated utility entity related to the named offtaker.

1.	Duke Energy
2.	Southern Company
3.	Pacific Gas & Electric
4.	NextEra (FPL)
5.	Dominion Power
6.	Idaho Power
7.	San Diego Gas & Electric
8.	Tennessee Valley Authority
9.	Progress
10.	Xcel Energy
11.	Pacificorp

Schedule 1.1(e)(i)

Pre-Approved and Pre-Diligenced Borrowing Base Projects

1.             Pre-Approved and Pre-Diligenced Borrowing Base Projects. Each of the following is a Pre-Approved Borrowing Base Project:

Project Holding Entity Name	Project Location	Project Value	Tax Credit Party	Excluded Tax Credit Subsidiary
HREF-3 Parent LLC	N/A	N/A	N/A	No
Holocene Renewable Energy Fund 3, LLC	N/A	N/A	N/A	No
HREF-3 Lessor LLC	N/A	N/A	N/A	Yes
HREF-3 Lessee LLC	N/A	N/A	N/A	Yes
Faison Solar LLC/ Faison Lessee LLC	166 Robert Hobbs Rd., Faison, NC 28341	$1,000,988	HREF-3 Lessor, LLC/ HREF- 3 Lessee, LLC(1)	Yes
ESA Four Oaks NC1 LLC/ Four Oaks Lessee LLC	1667 North Carolina Hwy 96 South, Four Oaks, NC 27524	$3,063,662	HREF-3 Lessor, LLC/ HREF- 3 Lessee, LLC(1)	Yes
Nitro Solar LLC/ Nitro Lessee LLC	Yelverton Grove Rd., Smithfield, NC 27577	$2,753,737	HREF-3 Lessor, LLC/ HREF- 3 Lessee, LLC(1)	Yes
ESA Princeton NC LLC/ Princeton Lessee LLC	4250 Bizzell Grove Church Rd., Princeton, NC 27568	$3,103,318	HREF-3 Lessor, LLC/ HREF- 3 Lessee, LLC(1)	Yes
Sarah Solar LLC/ Sarah Lessee LLC	171 Brewer Rd., Louisburg, NC 27549	$3,022,779	HREF-3 Lessor, LLC/ HREF- 3 Lessee, LLC(1)	Yes
PCIP Solar Lessee/PCIP Solar LLC	5661 Durham Road, Roxboro, NC 27574	$1,673,037	N/A	N/A

2.            Pre-Approved Project Holding Company. Each of the following is a Pre-Approved Project Holding Company:

a.       N/A

1 HREF-3 Lessor, LLC is the Tax Credit Party of the first entity listed, and HREF-3 Lessee, LLC is the Tax Credit Party of the second entity listed.

Schedule 1.1(e)(ii)

Pre-Approved Borrowing Base Projects

1.             Pre-Approved Borrowing Base Projects. Each of the following is a Pre-Approved Borrowing Base Project:

Project Holding Entity Name	Project Location	Project Value	Tax Credit Party	Excluded Tax Credit Subsidiary
Radiance Solar 4 LLC	43050 90th Street West, Lancaster, CA 93536	$2,968,450	N/A	N/A
Radiance Solar 5 LLC	43052 90th Street West, Lancaster, CA 93536	$2,968,450	N/A	N/A

2.           Pre-Approved Project Holding Company. Each of the following is a Pre-Approved Project Holding Company:

a.             South Park US 3, LLC

Schedule 2.19

Project Documents

1.	Approved Engineer Report. A report of an Approved Engineer with respect to the Project, in scope and substance satisfactory to the Administrative Agent.

2.	Appraisals. An appraisal of the Project made by an independent appraiser no more than 90 days prior to the closing of the acquisition of the Project.

3.	Purchase Agreement. If applicable, a copy of the purchase agreement pursuant to which the Project will be purchased by the applicable Restricted Party, duly executed by the applicable parties.

4.	Project Site Documents. The (a) Power Purchase Agreement (including, for any Tax Credit Project, any re-direct letter or assignment of payments, in each case for the benefit of the lessee under the applicable equipment lease) with (i) an investment-grade offtaker, (ii) an investment grade equivalent offtaker (including, without limitation, a government entity or government financed entity or utility) that has been approved by the Administrative Agent in its sole discretion or (iii) a non-investment grade offtaker that has been approved by the Administrative Agent in its sole discretion; (b) interconnection agreement (or similar agreement), (c) engineering, procurement and construction agreement; (d) operations and maintenance agreement (or similar agreement), (e) transaction agreement (for any Tax Credit Project), (f) equipment lease (for any Tax Credit Project), (g) site lease agreement (including, for any Tax Credit Project, any site access agreement for the benefit of the lessee under the applicable equipment lease), (h) payment redirect instructions (if applicable), (i) material easement agreements and (j) such other related agreements as are required by the Administrative Agent with respect thereto.

5.	Licenses and Permits. All necessary permits, approvals, licenses and other required documentation required by any Governmental Authority for the operation of the Project, with evidence that all of the foregoing have been obtained and are in effect.

6.	Insurance. Certificates of insurance evidencing that the insurance required under the Credit Agreement is in force, naming the Administrative Agent as additional insured, mortgagee or lender’s loss payable, as its interests may appear, together with evidence satisfactory to the Administrative Agent that the Borrower or the applicable Project Subsidiary maintains the insurance required by the Project Documents for such Project.

7.	Warranties. All equipment warranties, warranties of workmanship and other warranties related to the Project and the construction, operation and maintenance thereof, including any and all solar panels, photovoltaic modules, inverters, solar racking, transformers and other Project-related equipment (collectively “Project Warranties”).

8.	Projections. Projected statements of income and cash flows for the Project, in reasonable detail, together with any appropriate statement of assumptions, and projected energy generation of the Project, on a monthly basis, in each case through the Maturity Date.

Schedule 4.1

Jurisdictions of Organization

Name	Jurisdiction of Formation
Greenbacker Renewable Energy Company LLC	Delaware
Greenbacker Renewable Energy Corporation	Maryland
GREC Entity Holdco LLC	Delaware
Green Maple II LLC	Delaware
WE 46 Precision Drive LLC	Delaware
City Solar Garden LLC	Vermont
East to West Solar II LLC	Delaware
Airport Solar I, LLC	Delaware
Bloomfield Solar, LLC	Delaware
MLH Phase 2 LLC	Florida
MLH Phase 3, LLC	Florida
MP2 Green Valley ES, LLC	Delaware
South Robeson Solar Farm, LLC	North Carolina
South Robeson Farm, LLC	North Carolina
Magnolia Sun LLC	Delaware
MP2 Capital – WGBH Educational Foundation, LLC	Delaware
MP2/IRG-Petaluma City Schools, LLC	Delaware
MP2-Oregon Solar One, LLC	Delaware
Powerhouse One, LLC	Tennessee
Lincoln Farm I, LLC	Tennessee
Lincoln Farm II, LLC	Tennessee
Lincoln Farm III, LLC	Tennessee
Lincoln Farm IV, LLC	Tennessee

9

Solaverde, LLC	Virginia
Earth Right Energy II, LLC	Tennessee
Green Maple LLC	Delaware
Charter Hill Solar, LLC	Vermont
GLC Chester Community Solar, LLC	Vermont
Hartford Solarfield, LLC	Vermont
Novus Royalton Solar, LLC	Vermont
Pittsford GLC Solar, LLC	Vermont
Proctor GLC Solar, LLC	Vermont
Williamstown Old Town Road Solar, LLC	Vermont
ESA Fleet Community Solar, LLC	Florida
North Carolina Solar I, LLC	North Carolina
MP2 Hawaii Solar I, LLC	Delaware
North Carolina Solar II, LLC	Delaware
Sunsense Clayton Lessee, LLC	North Carolina
Sunsense Fletcher Lessee, LLC	North Carolina
Sunsense Inman Lessee, LLC	North Carolina
Turtle Top Solar, LLC	Indiana

10

Schedule 4.7

Subsidiaries

I. Credit Parties that are not Subsidiaries of Borrower
Name	Jurisdiction of Formation	Aggregate Capital Stock Outstanding	Holders of Capital Stock
Greenbacker Renewable Energy Company LLC	Delaware	20,461,000 shares as of December 26, 2017	Holders of capital stock in this entity are public shareholders
Greenbacker Renewable Energy Corporation	Maryland	100% of Capital Stock held by Greenbacker Renewable Energy Company LLC	100% of Capital Stock held by Greenbacker Renewable Energy Company LLC
GREC Entity Holdco LLC	Delaware	100% of Capitol Stock held by Greenbacker Renewable Energy Corporation	100% of Capitol Stock held by Greenbacker Renewable Energy Corporation
II. Subsidiaries of Borrower
Green Maple II LLC	Delaware	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
WE 46 Precision Drive LLC	Delaware	100% of the Capital Stock held by Green Maple II LLC	100% of the Capital Stock held by Green Maple II LLC
City Solar Garden LLC	Vermont	100% of the Capital Stock held by Green Maple II, LLC	100% of the Capital Stock held by Green Maple II LLC
East to West Solar II LLC	Delaware	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
Airport Solar I, LLC	Delaware	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
Bloomfield Solar, LLC	Delaware	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
MLH Phase 2 LLC	Florida	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
MLH Phase 3, LLC	Florida	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
MP2 Green Valley ES, LLC	Delaware	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
PCIP Solar Lessee LLC	North Carolina	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
PCIP Solar LLC	North Carolina	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC

11

South Robeson Solar Farm, LLC	North Carolina	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
South Robeson Farm, LLC	North Carolina	100% of the Capital Stock held by East to West Solar II LLC	100% of the Capital Stock held by East to West Solar II LLC
Magnolia Sun LLC	Delaware	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
MP2 Capital – WGBH Educational Foundation, LLC	Delaware	100% of the Capital Stock held by Magnolia Sun LLC	100% of the Capital Stock held by Magnolia Sun LLC
MP2/IRG-Petaluma City Schools, LLC	Delaware	100% of the Capital Stock held by Magnolia Sun LLC	100% of the Capital Stock held by Magnolia Sun LLC
MP2-Oregon Solar One, LLC	Delaware	100% of the Capital Stock held by Magnolia Sun LLC	100% of the Capital Stock held by Magnolia Sun LLC
Powerhouse One, LLC	Tennessee	100% of the Capital Stock held by Magnolia Sun LLC	100% of the Capital Stock held by Magnolia Sun LLC
Lincoln Farm I, LLC	Tennessee	100% of the Capital Stock held by Powerhouse One, LLC	100% of the Capital Stock held by Powerhouse One, LLC
Lincoln Farm II, LLC	Tennessee	100% of the Capital Stock held by Powerhouse One, LLC	100% of the Capital Stock held by Powerhouse One, LLC
Lincoln Farm III, LLC	Tennessee	100% of the Capital Stock held by Powerhouse One, LLC	100% of the Capital Stock held by Powerhouse One, LLC
Lincoln Farm IV, LLC	Tennessee	100% of the Capital Stock held by Powerhouse One, LLC	100% of the Capital Stock held by Powerhouse One, LLC
Solaverde, LLC	Virginia	100% of the Capital Stock held by Magnolia Sun LLC	100% of the Capital Stock held by Magnolia Sun LLC
Earth Right Energy II, LLC	Tennessee	100% of the Capital Stock held by Solaverde, LLC	100% of the Capital Stock held by Solaverde, LLC
Green Maple LLC	Delaware	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
Charter Hill Solar, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC
GLC Chester Community Solar, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC
Hartford Solarfield, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC
Novus Royalton Solar, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC
Pittsford GLC Solar, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC

12

Proctor GLC Solar, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC
Williamstown Old Town Road Solar, LLC	Vermont	100% of Capital Stock held by Green Maple LLC	100% of Capital Stock held by Green Maple LLC
ESA Fleet Community Solar, LLC	Florida	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
North Carolina Solar I, LLC	North Carolina	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
MP2 Hawaii Solar I, LLC	Delaware	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
North Carolina Solar II, LLC	Delaware	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
Sunsense Clayton Lessee, LLC	North Carolina	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
Sunsense Fletcher Lessee, LLC	North Carolina	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
Sunsense Inman Lessee, LLC	North Carolina	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC
Turtle Top Solar, LLC	Indiana	100% of the Capital Stock held by GREC Entity Holdco LLC	100% of the Capital Stock held by GREC Entity Holdco LLC

13

Schedule 4.12

Real Property Interests

Realty of the Restricted Parties

Entity Name	Owner of Realty	Address	Nature of Use	Nature of Realty Interest
WE 46 Precision Drive LLC	WE 36 Precision Dr NM LLC	46 Precision Drive, North Springfield, VT 05150	solar farm	Leasehold
City Solar Garden LLC	City of Rutland	201 Woodstock Ave, Rutland, VT 05701	solar farm	Leasehold
Airport Solar I, LLC	City and County of Denver	8500 Pena Blvd., Denver, CO 80249	solar farm	Leasehold
Bloomfield Solar, LLC	H.G Conn Realty Corp.[2]	1415 Blue Hills Ave., Bloomfield, CT 06002	solar farm (rooftop)	Leasehold
MLH Phase 2 LLC	MLH Phase 2 LLC	Section 15, Township 9 South, Range 20 East, Gainesville, FL 32604	solar farm	Fee
MLH Phase 3, LLC	Murphree Land Holdings LLC	Section 15, Township 9 South, Range 20 East, Gainesville, FL 32604	solar farm	Leasehold
MP2 Green Valley ES, LLC	Denver Public Schools	5290 Kittredge St., Denver, CO 80239 4100 N. Jericho St., Denver, CO 80249 5130 Durham Ct., Denver, CO 80239	solar farm	Leasehold
PCIP Solar LLC / PCIP Solar Lessee LLC	Person County Business and Industrial Center	5661 Durham Road, Roxboro, NC 27574	solar farm	Leasehold
South Robeson Solar Farm, LLC	Billy Dean Hunt & Judy Ann Hunt	Parcel of Land .09 miles northeast of the intersection of NC Highway 710 and Sinclair Road, Rowland, NC 28383	solar farm	Leasehold
Lincoln Farm I, LLC	Danielle Brown	2724 Huntsville Hwy, Fayetteville, TN 37334	solar farm	Leasehold
Lincoln Farm II, LLC	Danielle Brown	2730 Huntsville Hwy, Fayetteville, TN 37334	solar farm	Leasehold
Lincoln Farm III, LLC	Danielle Brown	2742 Huntsville Hwy, Fayetteville, TN 37334	solar farm	Leasehold
Lincoln Farm IV, LLC	William Barry Brown Jr	564 Huntsville Hwy, Fayetteville, TN 37334	solar farm	Leasehold
Solaverde, LLC	Cotton Mill LLC	105 Brookside Drive, Fayetteville, TN	solar farm	Leasehold
Solaverde, LLC	William Brown	126 Ardmore Highway, Fayetteville, TN	solar farm	Leasehold
Solaverde, LLC	Cotton Mill LLC	206 Cotton Mill Road, Fayetteville, TN	solar farm	Leasehold
Solaverde, LLC	Cotton Mill LLC	228 Cotton Mill Road, Fayetteville, TN	solar farm	Leasehold

2 Name of company occupying building that has leased its rooftop

14

Solaverde, LLC	Cotton Mill LLC	230 Cotton Mill Road, Fayetteville, TN	solar farm	Leasehold
Solaverde, LLC	Cotton Mill LLC	246 Cotton Mill Road, Fayetteville, TN	solar farm	Leasehold
Solaverde, LLC	Danielle Brown	306 Eldad Road, Fayetteville, TN	solar farm	Leasehold
Solaverde, LLC	Danielle Brown	314 Eldad Road, Fayetteville, TN	solar farm	Leasehold
Earth Right Energy II, LLC	Town of Tazewell TN	207 Richardson Street, Tazewell, TN	solar farm	Leasehold
Earth Right Energy II, LLC	Hancock County Board of Education	420 Court Road, Sneedville, TN	solar farm	Leasehold
Earth Right Energy II, LLC	Hancock County Board of Education	418 Harris Street, Sneedville, TN	solar farm	Leasehold
MP2 Capital – WGBH Educational Foundation, LLC	WGBH Educational Foundation	125 Western Avenue, Brighton, MA 02134	solar farm	Leasehold
MP2/IRG-Petaluma City Schools, LLC	Petaluma City School District	800 Reisling Road, Petaluma, CA 95073	solar farm	Leasehold
MP2-Oregon Solar One, LLC	Santa Cruz City Schools	401 Old San Jose Road, Soquel CA 94952	solar farm	Leasehold
ESA Fleet Community Solar, LLC		1010 S. Wesmorland Ave., Orlando, FL 32805	solar farm
North Carolina Solar I, LLC	Daniel P. Jones/Joe Dan and Mary Manis	1420/1520 Stewartsville Rd., Laurinburg, NC 28352	solar farm	Leasehold
MP2 Hawaii Solar I, LLC	Omao Ranch Lands, LLC	4134A Noho Road, Koloa, HI 96756	solar farm	Leasehold
North Carolina Solar II, LLC	William D. Bethea and Gloria Bethea	US 401 S. & Tartan Rd., Laurinburg, NC 28352	solar farm	Leasehold
Sunsense Clayton Lessee, LLC	Walthom Group	33 Pony Farm Road, Clayton, NC 27520	solar farm	Leasehold
Sunsense Fletcher Lessee, LLC	Fletcher Warehousing Company, LP	4600 Hendersonville Rd., Fletcher, NC 28732	solar farm	Leasehold
Sunsense Inman Lessee, LLC	Atlantic Partners II, LLC	2315 Atlantic Ave., Raleigh, NC 27604	solar farm	Leasehold
Turtle Top Solar, LLC	Independent Protection Company, Inc.	67819 State Road 15, New Paris, IN 46553	solar farm	Leasehold
Hartford Solarfield, LLC		2590 North Hartland Road, Hartford, VT 05763	solar farm	Leasehold

15

Pittsford GLC Solar, LLC	GL Pittsford Holdings, LLC	Kendall Hill Road, Pittsford, VT 05763	solar farm	Leasehold
Proctor GLC Solar, LLC	Mont Vert, LLC	2824 West Street, Proctor, VT 05765	solar farm	Leasehold
Novus Royalton Solar, LLC	Camp Acres, LLC	Gee Hill Road, Royalton, VT 05068	solar farm	Leasehold
Charter Hill Solar, LLC	E&K Asset Management, LLC	End of Grandview Terrace, Rutland, VT 05701	solar farm	Leasehold
GLC Chester Community Solar, LLC		391 VT Route, Chester, VT 05143	solar farm	Leasehold
Williamstown Old Town Road Solar, LLC	Allen Chouinard	228 Old Town Road, Williamstown, VT 05679	solar farm	Leasehold

16

Schedule 4.14

Environmental Matters

Section 4.14(a): None.

Section 4.14(b): None.

Section 4.14(c): None.

17

Schedule 4.16

Intellectual Property

None.

18

Schedule 4.18

Insurance

Insurer	Policy	Type of Insurance	Coverage Limits	Deductibles	Expiration Date
Axis Specialty Europe SE – London Branch	3776850117EN	Property	Per each project; please see following table	$25,000 per project	June 30, 2018
Axis Specialty Europe SE – London Branch	3776850217EN	General Liability	Each occurrence: $1,000,000 General aggregate: $2,000,000	$5000	June 30, 2018
Axis Specialty Europe SE – London Branch	3776850217EN	Automobile	Combined single limit: $1,000,000		June 30, 2018
Axis Specialty Europe SE – London Branch	3776850317EN	Umbrella	Each occurrence: $25,000,000 Aggregate: $25,000,000		June 30, 2018

19

ADDENDUM

Schedule of Solar Assets

Owner	Site Name	Address	CITY	STATE	ZIP CODE	PD LIMIT	BI LIMIT	PD DEDUCTIBLE	BI WAITING PERIOD	Earthquake Limit	Flood Limit	Windstorm Limit
GREC Entity HoldCo, LLC	Airport Solar I, LLC	8500 Pena Blvd.	Denver	CO	80249	$3,071,071	$499,212	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	MP2 Green Valley ES, LLC	4100 N. Jericho St.	Denver	CO	80249	$232,679	$15,653	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	MP2 Green Valley ES, LLC	5130 Durham Ct.	Denver	CO	80239	$232,679	$15,653	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	MP2 Green Valley ES, LLC	5290 Kittredge St.	Denver	CO	80239	$232,679	$15,653	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	Bloomfield Solar, LLC	1415 Blue Hills Ave.	Bloomfield	CT	6002	$534,713	$34,632	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	North Carolina Solar I, Lessee, LLC	1420/1520 Stewartsville Rd.	Laurinburg	NC	28352	$4,574,809	$433,788	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	SunSense Inman Lessee, LLC	2315 Atlantic Ave.	Raleigh	NC	27604	$984,550	$93,750	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	SunSense Clayton Lessee, LLC	33 Pony Farm Road	Clayton	NC	27520	$978,643	$93,750	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	SunSense Fletcher Lessee, LLC	4600 Hendersonville Rd.	Fletcher	NC	28732	$978,643	$93,750	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	Turtle Top Solar, LLC	67819 State Road 15	New Paris	IN	46553	$802,454	$105,105	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	MP2 Hawaii Solar, LLC	4135A Noho Road	Koloa	HI	96756	$784,815	$102,874	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	North Carolina Solar II, Lessee, LLC	US 401 S. & Tartan Rd.	Laurinburg	NC	28352	$4,563,236	$299,952	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	ESA Fleet Community Solar, LLC	1010 S. Wesmorland Ave.	Orlando	FL	32805	$891,900	$110,042	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	MLH Phase 2, LLC	Section 15, Township 9 South, Range 20 East	Gainesville	FL	32601	$2,083,075	$337,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	MLH Phase 3, LLC	Section 15, Township 9 South, Range 20 East	Gainesville	FL	32601	$2,019,176	$228,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	PCIP Solar, LLC	5661 Durham Road	Roxboro	NC	27574	$2,282,166	$229,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
GREC Entity HoldCo, LLC	South Robeson Solar Farm, LLC	Parcel of Land	Rowland	NC	28383	$11,077,417	$779,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	Williamstown Old Town Solar, LLC	228 Old Town Road	Williamstown	VT	5679	$1,712,646	$183,900	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	GLC Chester Community Solar, LLC	391 VT Route	Chester	VT	5143	$1,778,990	$187,900	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	Charter Hill Solar, LLC	End of Grandview Terrace	Rutland	VT	5701	$2,634,544	$245,200	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	Pittsford GLC Solar, LLC	Kendall Hill Road	Pittsford	VT	5763	$1,635,917	$176,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	Novus Royalton Solar, LLC	Gee Hill Road	Royalton	VT	5068	$1,470,730	$158,400	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	Proctor	2824 West Street	Proctor	VT	5765	$1,601,880	$173,600	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	Hartford	2590 North Hartland Road	Hartford	VT	05763	$1,715,608	$192,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	46 Precision Drive	46 Precision Drive	North Springfield	VT	5150	$1,713,415	$157,300	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Green Maple, LLC	City Solar	201 Woodstock Ave	Rutland	VT	5701	$2,259,554	$248,000	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Santa Cruz City Schools	401 Old San Jose Road	Soquel	CA	94952	$673,738	$9,719	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Petaluma USD	800 Reisling Road	Petaluma	CA	95073	$348,415	$12,816	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	WGBH Educational Foundation	125 Western Avenue	Brighton	MA	02134	$231,803	$9,051	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 105 Brookside	105 Brookside Drive	Fayetteville	TN	37334	$384,605	$55,620	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 126 Ardmore	126 Ardmore Highway	Fayetteville	TN	37334	$409,825	$55,620	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 206 Cotton Mill	206 Cotton Mill Road	Fayetteville	TN	37334	$384,605	$55,620	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 228 Cotton Mill	228 Cotton Mill Road	Fayetteville	TN	37335	$384,605	$55,620	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 230 Cotton Mill	230 Cotton Mill Road	Fayetteville	TN	37336	$384,605	$55,620	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 246 Cotton Mill	246 Cotton Mill Road	Fayetteville	TN	37337	$384,605	$55,033	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 306 Eldad	306 Eldad Road	Fayetteville	TN	37338	$409,825	$55,033	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	SolaVerde - 314 Eldad	314 Eldad Road	Fayetteville	TN	37339	$409,825	$55,033	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Earthright - City of Tazewell	207 Richardson Street	Tazewell	TN	37879	$116,036	$11,266	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Earthright - Hancock City Schools Court House	420 Court Road	Sneedville	TN	37869	$115,735	$11,266	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Earthright - Hancock City Schools Alternative	418 Harris Street	Sneedville	TN	37869	$115,735	$11,266	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Lincoln Farm I LLC	2724 Huntsville Hwy	Fayetteville	TN	37334	$1,411,500	$72,994	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Lincoln Farm II LLC	2730 Huntsville Hwy	Fayetteville	TN	37334	$1,411,500	$71,199	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Lincoln Farm III LLC	2742 Huntsville Hwy	Fayetteville	TN	37334	$1,411,500	$68,484	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000
Magnolia Sun LLC	Lincoln Farm IV LLC	564 Huntsville Hwy	Fayetteville	TN	37334	$1,411,500	$69,714	$25,000	15 days	$5,000,000	$5,000,000	$5,000,000

Schedule 4.19

Material Contracts

1.	Each of the following is a Project Document for a Borrowing Base Project:
a.	Feed in Tariff Solar Energy Purchase Agreement, between Murphee Land Holdings, LLC and the City of Gainesville, Florida, dated March 28, 2012, which pertains to MLH Phase 2 LLC;
b.	Feed in Tariff Solar Energy Purchase Agreement, between MLH Phase 3, LLC and the City of Gainesville, Florida, dated June 25, 2013;
c.	Solar Power Purchase Agreement, dated September 29, 2009, between City and County of Denver and Airport Solar I, LLC;
d.	Renewable Power Purchase Agreement between Carolina Solar Energy, LLC and Progress Energy Carolinas, Inc., dated January 31, 2011, which pertains to PCIP Solar LLC, as amended by that certain First Amendment and Restatement to Renewable Power Purchase Agreement, dated June 2011, as amended by that certain Second Amendment and Restatement to Renewable Power Purchase Agreement, dated September 20, 2011;
e.	Purchase Agreement, between South Robeson Farm, LLC and Progress Energy Carolinas, Inc., dated February 8, 2012, as amended by that first amendment to the application for standard contract by a qualifying cogenerator or small power producer, dated August 7, 2012, which pertains to South Robeson Solar Farm, LLC;
f.	Solar Power Purchase Agreement, December 31, 2009 between MP2 Capital, LLC and Denver Public Schools, which pertains to MP2 Green Valley ES, LLC (Greenwood Elementary);
g.	Solar Power Purchase Agreement, December 31, 2009 between MP2 Capital, LLC and Denver Public Schools, which pertains to MP2 Green Valley ES, LLC (Green Valley Elementary);
h.	Solar Power Purchase Agreement, December 31, 2009 between MP2 Capital, LLC and Denver Public Schools, which pertains to MP2 Green Valley ES, LLC (Rachael B. Noel Middle School);
i.	Generation Partners Amended and Restated Pilot Extended Participation Agreement, between Lincoln Farm I, LLC and Tennessee Valley Authority, dated December 10, 2013;
j.	Generation Partners Amended and Restated Pilot Extended Participation Agreement, between Lincoln Farm II, LLC and Tennessee Valley Authority, dated December 10, 2013;
k.	Generation Partners Amended and Restated Pilot Extended Participation Agreement, between Lincoln Farm III, LLC and Tennessee Valley Authority, dated December 10, 2013;
l.	Generation Partners Amended and Restated Pilot Extended Participation Agreement, between Lincoln Farm IV, LLC and Tennessee Valley Authority, dated December 10, 2013;
m.	Power Purchase Agreement, dated September 2, 2010, by and between MP2 Capital, LLC and H.G. Conn Realty Corp., which pertains to Bloomfield Solar, LLC;

20

n.	Solar Energy Services Agreement, by and between WSD NM I, LLC and Brattleboro Memorial Hospital, dated September 11, 2014, as amended by that First Amendment to Solar Energy Services Agreement, dated October 8, 2015, by and between WE 46 Precision Drive LLC and the Brattleboro Memorial Hospital;
o.	Solar Photovoltaic Project Power Purchase Agreement, dated September 1, 2013, by and between Rutland Renewable Energy, LLC and Green Mountain Power Corporation, as amended by that First Amendment to Solar Photovoltaic Project Power Purchase Agreement, dated May 9, 2014, by and between Rutland Renewable Energy, LLC and Green Mountain Power Corporation, as amended by that Second Amendment to Solar Photovoltaic Project Power Purchase Agreement, dated July 13, 2015, by and between Rutland Renewable Energy, LLC and Green Mountain Power Corporation, which agreement pertains to City Solar Garden LLC;
p.	Energy Services Agreement #001-07, dated December 12, 2006, by and between RGD Energies, Inc. and Petaluma City Schools of Sonoma County, as amended by Amendment One, dated February 29, 2008, which agreement pertains to MP2/IRG- Petaluma City Schools, LLC;
q.	Solar Power Purchase Agreement between Santa Cruz City Schools and MP2 Capital, LLC, dated April 8, 2008, as amended by Amendment One, dated December 18, 2008, which agreement pertains to MP2-Oregon Solar One, LLC;
r.	Solar Power Agreement, dated December 3, 2007, between MP2 Capital, LLC and WGBH Educational Foundation, as amended by that First Amendment to Solar Power Agreement, dated April 14, 2008, which agreement pertains to MP2 Capital – WGBH Educational Foundation, LLC;
s.	Generation Partners Expanded Pilot Participation Agreement, dated August 23, 2012, between Town of Tazewell City Park #1 and Powell Valley Electric Cooperative, as amended by that Generation Partners Amended and Restated Pilot Extended Participation Agreement, dated July 26, 2013, by and between Town of Tazewell City Park #1 and Powell Valley Electric Cooperative, which agreement pertains to Earth Right Energy II, LLC;
t.	Generation Partners Expanded Pilot Participation Agreement, dated July 13, 2012, between Hancock County Schools Adult Education Center and Powell Valley Electric Cooperative, which agreement pertains to Earth Right Energy II, LLC;
u.	Generation Partners Expanded Pilot Participation Agreement, dated August 15, 2012, between Hancock County Schools Central Office and Powell Valley Electric Cooperative, which agreement pertains to Earth Right Energy II, LLC;
v.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 105 Brookside location for Solaverde, LLC;
w.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 126 Ardmore location for Solaverde, LLC;
x.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 206 Cotton Mill location for Solaverde, LLC;

21

y.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 228 Cotton Mill location for Solaverde, LLC;
z.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 230 Cotton Mill location for Solaverde, LLC;
aa.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 246 Cotton Mill location for Solaverde, LLC;
bb.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 306 Eldad location for Solaverde, LLC;
cc.	Generation Partners Amended and Restated Pilot Extended Participation Agreement among Solaverde, LLC, Fayetteville Public Utilities, and Tennessee Valley Authority, dated December 10, 2013, which agreement pertains to the 314 Eldad location for Solaverde, LLC;
dd.	Purchase Power Agreement between MP2 Hawaii Solar I, LLC and Kaua`I Island Utility Cooperative, dated October 7, 2011, which pertains to MP2 Hawaii Solar I, LLC;
ee.	Renewable Power Purchase Agreement between Progress Energy Carolinas, Inc. and North Carolina Solar I, LLC, dated September 9, 2011, which pertains to the 1420 & 1520 Stewartsville Road locations for North Carolina Solar I, LLC;
ff.	Application for Stnadard Contract by a Qualifying Cogenerator or Small Power Producer between Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and North Carolina Solar II, LLC, dated November 29, 2012, which pertains to North Carolina Solar II, LLC;
gg.	Solar Power & Services Purchase Agreement, dated November 19, 2012, between ESA Fleet Community Solar, LLC and Orlando Utilities Commission, which pertains to ESA Fleet Community Solar, LLC;
hh.	Renewable Power Purchase Agreement between Progress Energy Carolinas, Inc. and BGE Carolina SunSense I, LLC, dated August 1, 2012, which pertains to the Sunsense Clayton Lessee, LLC;
ii.	Renewable Power Purchase Agreement between Progress Energy Carolinas, Inc. and ESA NC Solar, LLC, dated July 30, 2012, which pertains to the Sunsense Fletcher Lessee, LLC;
jj.	Renewable Power Purchase Agreement between Progress Energy Carolinas, Inc. and 2315 Altantic Avenue Solar Facility, LLC, dated June 4, 2012, which pertains to the Sunsense Inman Lessee, LLC;

22

kk.	Solar Photovoltaic Project Power Purchase Agreement, dated November 6, 2013, by and between Charter Hill Solar, LLC and Green Mountain Power Corporation, as amended by that First Amendment to Solar Photovoltaic Project Power Purchase Agreement, dated May 13, 2014, and that Second Amendment to Solar Photovoltaic Project Power Purchase Agreement, dated May 28, 2015, all of which pertain to Charter Hill Solar, LLC;
ll.	Solar Energy Services Agreement, dated February 28, 2014, by and between Green Lantern Capital, LLC and the Town of Chester, as amended by that First Amendment to Solar Energy Services Agreement, dated May 22, 2015, each of which pertains to GLC Chester Community Solar, LLC;
mm.	(i) Solar Energy Services Agreement, by and between Green Lantern Capital, LLC and the Town of Pittsford, dated July 7, 2014, as amended by that First Amendment to Solar Energy Services Agreement, dated May 7, 2015; and (ii) Solar Energy Services Agreement by and between Green Lantern Capital, LLC and Carlos G. Otis Health Care Center, Inc. d/b/a Grace Cottage Hospital, as amended by that First Amendment to Solar Energy Services Agreement, dated October 27 ,2014, and that Second Amendment to Solar Energy Services Agreement, all of which pertain to Pittsford GLC Solar, LLC;
nn.	Solar Energy Services Agreement, dated May 30, 2014, by and between Hartford Solarfield, LLC and the Town of Hartford, as amended by that First Amendment to Solar Energy Services Agreement, dated August 5, 2015, and that Second Amendment to Solar Energy Services Agreement, dated June 1, 2016, all of which pertain to Hartford Solarfield, LLC;
oo.	(i) Solar Energy Services Agreement, dated July 15, 2014, between Novus Royalty Solar, LLC and Town of Bethel, as amended by that First Amendment to Solar Energy Services Agreement, dated May 11, 2015; (ii) Solar Energy Services Agreement, dated April 30, 2014, between Novus Royalton Solar, LLC and Town of Royalton Vermont, as amended by that First Amendment to Solar Energy Services Agreement, dated May 12, 2015; and (iii) Solar Energy Services Agreement, dated March 25, 2014, between Novus Royalton Solar, LLC and Royalton Town School District, each of which pertain to Novus Royalton Solar, LLC;
pp.	(i) Solar Energy Services Agreement by and between Green Lantern Capital, LLC and Town of Proctor, dated November 4, 2014, as amended by that First Amendment to Solar Energy Services Agreement, dated May 27, 2015; (ii) Solar Energy Services Agreement by and between Green Lantern Development, LLC and Mount Mansfield Modified Union School District, dated June 19, 2015, as amended by that First Amendment to Solar Energy Services Agreement, dated February 22, 2017 and that Second Amendment to Solar Energy Services Agreement, dated November 29, 2017, each of which pertain to Proctor GLC Solar LLC;
qq.	Solar Energy Services Agreement by and between Green Lantern Capital, LLC and St. Johnsbury Academy, dated August 5, 2014, as amended by that First Amendment to Solar Energy Services Agreement, dated January 20, 2015, each of which pertains to Williamstown Old Town Road Solar LLC; and
rr.	Renewable Power Purchase Agreement, dated December 9, 2011, between Independent Protection Company, Inc. and the Northern Indiana Public Service Company, as assigned by Independent Protection Company, Inc. to Turtle Top Solar, LLC, which agreement pertains to Turtle Top Solar, LLC.

23

Schedule 7.5

Investments

None.

24

Schedule 7.7

Transactions with Affiliates

None.

25

EXHIBIT A

[FORM OF] NOTE

$[ ____________]	[________], [___]

FOR VALUE RECEIVED, GREC ENTITY HOLDCO LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [__________________] (the “Lender”), at the offices of the Administrative Agent located at 201 North Tryon Street, Suite 1700, Charlotte, North Carolina 28202 (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of January 5, 2018 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, Intermediate Holdco, the Parent, the Lenders from time to time parties thereto, and Fifth Third Bank, as Administrative Agent and a Lender, the principal sum of [_____________] ($[____________].00), under the terms and conditions of this promissory note (this “Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees, in accordance with and subject to the terms of Section 10.1 of the Credit Agreement.

This Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the exclusive jurisdiction and venue of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, although the Lender shall not be limited to bringing an action in such courts.

[Remainder of page left blank intentionally; signature page follows.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

GREC ENTITY HOLDCO LLC

By:
Name:
Title:

EXHIBIT B

[FORM OF] NOTICE OF BORROWING

__________ __, 20__

Fifth Third Bank,

as Administrative Agent

under the Credit Agreement referred to below

201 N. Tryon Street, Suite 1700

Charlotte, North Carolina 28202

Attention: Eric Cohen

Ladies and Gentlemen:

The undersigned, GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), refers to the Credit Agreement, dated as of January 5, 2018, between the Borrower, Greenbacker Renewable Energy Corporation, Greenbacker Renewable Energy Company LLC, the Lenders from time to time parties thereto, and Fifth Third Bank, as Administrative Agent and a Lender (as amended, modified or supplemented from time to time, the “Credit Agreement,” the terms used herein are defined therein), and, pursuant to Section 2.2(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Committed Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:

(i)           The aggregate principal amount of the Proposed Borrowing is [$____________ ].1

(ii)          The Proposed Borrowing is requested to be made __________ on (the “Borrowing Date”).2

The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

Each of the representations and warranties made by each Credit Party in Article IV of the Credit Agreement and in the other Credit Documents is and will be true and correct on and as of the Borrowing Date with the same effect as if made on and as of such date, both immediately before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

1 Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement in an amount not less than $5,000,000.

2 Shall be a Business Day at least three Business Days after the date hereof or such other time as approved by the Administrative Agent.

Very truly yours,

GREC ENTITY HOLDCO LLC

By:
Name:
Its:

EXHIBIT C

[FORM OF]
COMPLIANCE CERTIFICATE

[ ___      _,        _]

THIS COMPLIANCE CERTIFICATE is delivered pursuant to the Credit Agreement, dated as of January 5, 2018 (the “Credit Agreement”), among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Corporation, a Maryland corporation, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, the Lenders from time to time parties thereto and Fifth Third Bank, as Administrative Agent and a Lender. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies for and on behalf of the Borrower, and not in his individual capacity, as follows:

1.       The undersigned is a duly elected Financial Officer of the Borrower.

2.       Enclosed with this Certificate are copies of the financial statements of the Borrower as of ____________, and for the [quarter] [year] then ended, required to be delivered under Section [5.1(a)][5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]3 and present fairly in all material respects the financial condition of the Borrower on a consolidated basis as of the date indicated and the results of operation of the Borrower on a consolidated basis for the period covered thereby.

3.       The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Parent and its Subsidiaries during the accounting period covered by such financial statements.

4.       The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate[.][, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

3 Insert in the case of quarterly financial statements.

5.        Attached to this Certificate as Schedule I is, for the fiscal quarter ended on the date referenced in paragraph (2) above, (A) a calculation (with reasonable supporting detail) of the Dividend Amount, Dividend Overage (if any) and Dividend Carryforward Amount (if any) for such fiscal quarter, (B) a listing of the Net Asset Value for each of the Parent and the Borrower as of the end of each month during the such fiscal quarter and the Average Net Asset Value for each of the Parent and Borrower for such fiscal quarter, (C) a summary of all distributions and dividends paid by the Borrower and by the Parent during such fiscal quarter, (D) a summary of all Capital Contributions received by the Borrower during such fiscal quarter and whether such Capital Contributions intended to be used to repay Loans in accordance with Section 7.4(iii) of the Credit Agreement or satisfy the obligations related to a Dividend Overage as set forth clause (x) of the proviso in Section 7.6(a)(iii) of the Credit Agreement.

(iii)           Attached to this Certificate as Schedule II is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Article VI of the Credit Agreement as of the last day of and for the period covered by the financial statements enclosed herewith.

[Signatures on the following page]

The foregoing certifications, together with the computations set forth in Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this _____ day of ___________________ , ______.

GREC ENTITY HOLDCO LLC

By:
Name:
Title:

SCHEDULE I

REQUIRED INFORMATION RELATED TO DIVIDENDS AND CAPITAL CONTRIBUTIONS

For the fiscal quarter ended ___________________, ____________

1.	Dividend Definitions

	● Dividend Amount	$
	● Dividend Overage	$
	● Dividend Carryforward Amount	$

[include calculations]

2.	Net Asset Value of the Parent

	● First month during fiscal quarter	$
	● Second month during fiscal quarter	$
	● Third month during fiscal quarter	$
	● Average Net Asset Value	$

3.	Net Asset Value of the Borrower

	● First month during fiscal quarter	$
	● Second month during fiscal quarter	$
	● Third month during fiscal quarter	$
	● Average Net Asset Value	$

4.	Summary of all distributions and dividends paid by the Borrower

5.	Summary of all distributions and dividends paid by the Parent

6.	Summary of all Capital Contributions received by the Borrower[4]

4 If applicable, indicate whether such Capital Contributions intended to be used to repay Loans in accordance with Section 7.4(iii) of the Credit Agreement or satisfy the obligations related to a Dividend Overage as set forth clause (x) of the proviso in Section 7.6(a)(iii) of the Credit Agreement

SCHEDULE II

COVENANT COMPLIANCE WORKSHEET

A. Debt to Capitalization Ratio
(Section 6.1 of the Credit Agreement)
as of __________, ____

(1)	Consolidated Total Funded Debt as of the date of determination			$

(2)	Total Capitalization as of the date of determination

	A.	Consolidated Net Worth	$

	B.	Consolidated Total Funded Debt	$

	C.	Total Capitalization (Line 2(a) plus Line 2(b) )		$

(3)	Debt to Capitalization Ratio:			_.__:1.00
Divide Line 1 by Line 2(c)

(4)	Maximum Debt to Capitalization Ratio as of the date of determination			0.80:1.00

B. Fixed Charge Coverage Ratio5
(Section 6.2 of the Credit Agreement)
as of __________, ____

(1)	Ratio Numerator: For the period of four consecutive fiscal quarters ending on the date of determination:
	(a)	Consolidated EBITDA of the Borrower for such period (from EBITDA Worksheet, Line 1(j) below)	$

	(b)	the excess of (x) the aggregate of all amounts paid by the Borrower or any of its Subsidiaries to any other Person during such Reference Period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock (other than dividends or distributions made in accordance with Section 7.6(a)(ii) and Section 7.6(a)(iv) of the Credit Agreement) over (y) the aggregate Net Cash Proceeds of all Capital Contributions received by the Borrower and its Subsidiaries from any other Person (other than any Specified Equity Contribution)	$

	(c)	Capital Expenditures for the Borrower and its Subsidiaries to the extent paid (or required to be paid) in cash during such Reference Period that are not financed by the proceeds of Indebtedness (other than revolving Indebtedness)	$

	(d)	aggregate tax expense for the Borrower and its Subsidiaries to the extent paid (or required to be paid) in cash during such Reference Period	$

	(e)	any management fees paid in cash by the Borrower and its Subsidiaries in accordance with Section 7.7(iii) of the Credit Agreement during such Reference Period to the extent not already included in the determination of Consolidated EBITDA for the Borrower for such Reference Period	$

	(f)	Line 1(a) minus Line 1(b) minus Line 1(c) minus Line 1(d) minus Line 1(e)		$

(2)	Ratio Denominator: For the period of four consecutive fiscal quarters ending on the date of determination:

	(a)	Consolidated Interest Expense for the Borrower and its Subsidiaries to the extent paid (or required to be paid) in cash during such Reference Period and	$

5 Calculations of the Fixed Charge Coverage Ratio (and all defined terms used and other calculations made herein) to determine compliance with Section 6.2 of the Credit Agreement in respect of any Reference Period shall include, with respect to each component of the calculation, the actual amount thereof attributable to any Person only for such portion of such Reference Period during which such Person was a member of the group described in the applicable definition.

	(b) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt (with respect to the Converted Term Loan, as set forth in Section 2.6(a) of the Credit Agreement) required to have been made by the Borrower and its Subsidiaries during such Reference Period (whether or not such payments are actually made), including scheduled principal payments with respect to any Subordinated Indebtedness[6]	$

	(c) Consolidated Fixed Charges (Line 2(a) plus Line 2(b)):		$

(3)	Fixed Charge Coverage Ratio:			_.__:1.00
Line 1(f) divided by Line 2(c)

(4)	Minimum Fixed Charge Coverage Ratio as of the date of determination			1.20:1.00

6 The scheduled payments of principal on Funded Debt included in Consolidated Fixed Charges under this clause (b) with respect to the Loans will be determined (x) for any Reference Period ending prior to the Conversion Date, based on the scheduled payments of principal on the Loans that would be (or are anticipated to be) required hereunder for the first four-quarter Reference Period commencing after the Conversion Date, on the outstanding principal balance of the Loans at the time of determination, (y) for any Reference Period ending after the Conversion Date but prior to the one-year anniversary of the Conversion Date, based on the annualized amount of scheduled payments of principal on the Loans for the period from the Conversion Date through the end of such Reference Period (i.e., the actual amount of scheduled payments of principal on the Loans for the period from the Conversion Date through the end of such Reference Period, multiplied by 365 and divided by the number of days in the period from the Conversion Date through the end of such Reference Period), and (z) for any Reference Period ending on or after the one-year anniversary of the Conversion Date, based on the actual amount of scheduled payments of principal on the Loans for such Reference Period (in each case under clauses (x) and (y), as determined by the Administrative Agent, which determination shall be conclusive absent manifest error).

C. EBITDA Worksheet

(i)	Consolidated EBITDA of the Borrower from
[_________][7] to [_________][8]

A.	Consolidated Net Income of the Borrower	$

B.	interest expense	$

C.	foreign, federal, state, local and other income taxes	$

D.	depreciation and amortization	$

E.	extraordinary losses	$

F.	nonrecurring cash fees, costs and expenses incurred in connection with the closing of the Credit Agreement and other Credit Documents (including any Incremental Amendment or other amendment thereto) not later than 12 months after the relevant transaction (including fees and expenses paid pursuant to the Credit Agreement not to exceed $1,500,000 in the aggregate	$

G.	non-cash expenses relating to equity-based compensation, all to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period for the Borrower and all calculated in accordance with GAAP	$

H.	the sum of (A) extraordinary gains or income and (B) non-cash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period for the Borrower	$

I.	cash payments during such period on account of noncash expenses or charges expensed in any prior period and added back under clauses (b)-(g) above) above for purposes of determining Consolidated EBITDA for such prior period for the Borrower (or that would have been added back for such purposes if this Agreement had been in effect for such prior period)	$

7       Insert first day of the reference period

8       Insert last day of the reference period.

J.	Consolidated EBITDA (Line 2(a) plus Line	$
2(b) plus Line 2(c) plus Line 2(d) plus Line
2(e) plus Line 2(f) plus Line2(g) minus Line
2(h) minus Line 2(i)

D. Debt Service Coverage Ratio
as of __________, ____

(1)	Consolidated EBITDA (see C. above)	$

(2)	Consolidated Fixed Charges (see B. above)	$

(3)	Debt Service Coverage Ratio:		_.__:1.00
Divide Line 1 by Line 2

EXHIBIT D

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]9 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 10 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]11 hereunder are several and not joint.]12 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]

9 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

10 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

11 Select as appropriate.

12 Include bracketed language if there are either multiple Assignors

3.	Borrower(s):	GREC Entity HoldCo LLC, a Delaware limited liability company

4.	Administrative Agent:	Fifth Third Bank, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement dated as of January 5, 2018 among GREC Entity HoldCo LLC, Greenbacker Renewable Energy Corporation, Greenbacker Renewable Energy Company LLC, the Lenders parties thereto, and Fifth Third Bank, as Administrative Agent

6.	Assigned Interest[s]:

Assignor[s][13]	Assignee[s][14]	Facility Assigned[15]	Aggregate Amount of Commitment/Loans for all Lenders[16]	Amount of Commitment/L oans Assigned[8]	Percentage Assigned of Commitment/ Loans[17]	CUSIP Number
(ii)	(iii)	(iv)	$	$	%
(v)	(vi)	(vii)	$	$	%
(viii)	(ix)	(x)	$	$	%

[7.	Trade Date: _____________][18]

13 List each Assignor, as appropriate.

14 List each Assignee, as appropriate.

15 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Commitment,” “Converted Term Loan,” etc.)

16 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

17 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

18 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: __________  ___, 20 ____ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]19 Accepted:

FIFTH THIRD BANK, as

Administrative Agent

By:
Name:
Title:

[Consented to:]20

19 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

20 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION

1.                Representations and Warranties.

1.1               Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.              Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender. The][Each] Assignee further represents and warrants as of the Effective Date to the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that (a) [the][such] Assignee is not and will not be (i) an employee benefit plan subject to Title I of ERISA, or (ii) a plan or account subject to Section 4975 of the Code, (b) the assets of [the][such] Assignee do not constitute “plan assets” within the meaning of Section 3(42) of ERISA, and (c) [the][such] Assignee is not a “governmental plan” within the meaning of Section 3(32) of ERISA.

2.                Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                 General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT E-1

[FORM OF] SECURITY AGREEMENT

[see attached]

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 5th day of January, 2018(as amended, modified, restated or supplemented from time to time, this “Agreement”), is made by GREC ENTITY HOLDCO, LLC, a Delaware limited liability company (the “Borrower”), by each of the undersigned Subsidiaries of the Borrower, and by each other Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit C (a “Pledgor Accession”; such Subsidiaries, collectively, together with the Borrower, the “Pledgors”), in favor of FIFTH THIRD BANK, as Administrative Agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties (as hereinafter defined). Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement referred to below.

RECITALS

A.           The Borrower, Greenbacker Renewable Energy Corporation, a Maryland corporation (“Intermediate Holdco”), and Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Parent”), the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.

B.            As a condition to the extension of credit to the Borrower under the Credit Agreement, the Parent, Intermediate Holdco and each Subsidiary that is a party to this Agreement as of the date hereof have entered into a Guaranty Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which the Parent, Intermediate Holdco and such Subsidiaries have guaranteed to the Secured Parties the payment in full of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents. Additionally, certain other Subsidiaries of the Borrower may from time to time after the date hereof enter into the Guaranty Agreement, pursuant to which such Subsidiaries will guarantee to the Secured Parties the payment in full of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents.

C.            It is a further condition to the extension of credit to the Borrower under the Credit Agreement that the Pledgors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of their respective obligations under the Credit Agreement, the Guaranty Agreement and the other Credit Documents. The Secured Parties are relying on this Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgors.

D.            The Pledgors will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Pledgor hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1           Defined Terms. The following terms that are defined in the Uniform Commercial Code (as hereinafter defined) are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of Article 9 of the Uniform Commercial Code than for any other purpose or purposes of the Uniform Commercial Code, the Article 9 definition shall govern): Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Record, Securities Account, Securities Intermediary, Software, Supporting Obligations and Tangible Chattel Paper. In addition, the following terms have the meanings set forth below:

“Collateral” has the meaning given to such term in Section 2.1.

“Collateral Accounts” has the meaning given to such term in Section 6.3.

“Contracts” means, collectively, all rights of each Pledgor under all leases, contracts and agreements to which such Pledgor is now or hereafter a party, including all rights, privileges and powers under Ownership Agreements and Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Pledgor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements.

“Control Agreement” has the meaning given to such term in Section 4.5.

“Copyright Collateral” means, collectively, all Copyrights and Copyright Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Copyrights” means, collectively, all of each Pledgor’s copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising.

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“Excluded Property” means collectively, (i) any permit, license or agreement entered into by any Pledgor (A) to the extent that any such permit, license or agreement or any law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other applicable law or (B) to the extent that the creation of a Lien in favor of the Administrative Agent would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity), (ii) property owned by any Pledgor that is subject to a purchase money Lien or leased by any Pledgor that is subject to a Capital Lease, in each case, permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Pledgor or one of its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property and (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“License” means any Copyright License, Patent License or Trademark License.

“Ownership Agreement” means any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Capital Stock and to which any Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Patent Collateral” means, collectively, all Patents and all Patent Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” means any agreement now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means, collectively, all of each Pledgor’s letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including the inventions and improvements described therein, and all reissues, continuations, divisions, renewals, extensions, substitutions and continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

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“Permitted Rate Management Agreement” means any Rate Management Agreement that is required or permitted by the Credit Agreement to be entered into by any Credit Party.

“Pledge Amendment” has the meaning given such term in Section 4.3(b).

“Pledged Interests” means, collectively, (i) all of the issued and outstanding Capital Stock of each Person that is a direct Subsidiary of any Pledgor and each Tax Credit Party as of the date hereof or that becomes a direct Subsidiary of any Pledgor or a Tax Credit Party at any time after the date hereof, at any time now or hereafter owned by any Pledgor, whether voting or non-voting and whether common or preferred; (ii) all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing; (iii) all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 5.1), including all rights of such Pledgor to receive amounts due and to become due under or in respect of any Ownership Agreement or upon the termination thereof; (iv) all rights of access to the books and records of any such Person; and (v) all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including such Person’s right to vote and to manage and administer the business of any such Subsidiary pursuant to any applicable Ownership Agreement; in each case together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

“Proceeds” has the meaning given to such term in Section 2.1.

“Secured Parties” means, collectively, the Lenders, each Rate Management Party, each Cash Management Bank and the Administrative Agent.

“Secured Obligations” has the meaning given to such term in Section 2.2.

“Securities Act” means the Securities Act of 1933.

“Termination Requirements” means (i) the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable and other than Obligations described in the following (iii), except as expressly set forth therein), (ii) the termination of the Commitments and (iii) the termination of, and settlement of all obligations of all Credit Parties under, all Permitted Rate Management Agreements to which any Rate Management Party is a party and all Cash Management Agreements to which any Cash Management Bank is a party.

“Trademark Collateral” means, collectively, all Trademarks and Trademark Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

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“Trademark License” means any agreement now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means, collectively, all of each Pledgor’s trademarks, service marks, trade names, uniform resource locators (also known as “URLs”), domain names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals, reissues and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity, priority or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity, priority or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

1.2           Other Terms; Construction. All terms in this Agreement that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein. The provisions of Section 1.3 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1          Pledge and Grant of Security Interest. Each Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following property and assets of such Pledgor, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          the Commercial Tort Claims (if any) set forth on Annex I hereto;

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(iv)         all Contracts;

(v)          all Copyright Collateral;

(vi)         all Deposit Accounts;

(vii)        all Documents;

(viii)       all Equipment;

(ix)          all Fixtures;

(x)           all General Intangibles;

(xi)          all Goods;

(xii)         all Instruments;

(xiii)        all Inventory;

(xiv)        all Investment Property;

(xv)         all Letter-of-Credit Rights;

(xvi)        all Patent Collateral;

(xvii)       all Pledged Interests;

(xviii)      all Software;

(xix)         all Supporting Obligations;

(xx)          all Trademark Collateral;

(xxi)         all cash, cash equivalents and money of such Pledgor, wherever held;

(xxii)        to the extent not covered or not specifically excluded by clauses (i) through (xxi) above, all of such Pledgor’s other personal property;

(xxiii)      all Records evidencing or relating to any of the foregoing or that are otherwise necessary or useful in the collection thereof;

(xxiv)      all accessions, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for any of the foregoing; and

(xxv)       any and all proceeds, as defined in the Uniform Commercial Code, products, rents, royalties and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Administrative Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights (but not obligations) to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

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Notwithstanding the foregoing, (i) “Collateral” shall not include the Excluded Property and (ii) the Administrative Agent may, in its sole discretion, reject or refuse to accept for credit toward payment of the Secured Obligations any Collateral that is an Account, Instrument, Chattel Paper, lease or other obligation or property of any kind due or owing from or belonging to a Sanctioned Person.

2.2           Security for Secured Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of each Pledgor, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with the Credit Agreement, this Agreement or any other Credit Document to which it is or hereafter becomes a party, or any Rate Management Agreement or Cash Management Agreement to which any Credit Party and any Cash Management Bank or any Rate Management Party are parties, including (a) in the case of the Borrower, all Obligations of the Borrower under the Credit Agreement and the other Credit Documents, including all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable Debtor Relief Law and fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (b) in the case of each Pledgor other than the Borrower, all of its liabilities and obligations as a Guarantor (as defined in the Guaranty Agreement) in respect of the Guaranteed Obligations (as defined in the Guaranty Agreement); and in each case under (a) and (b) above, (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and expenses payable by the Pledgors under Section 8.1, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (but excluding in all cases Excluded Swap Obligations) (the liabilities and obligations of the Pledgors described in this Section 2.2, collectively, the “Secured Obligations”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as follows:

3.1           No Filings. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Administrative Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Administrative Agent as secured party, (iii) filings with respect to which termination statements and other necessary releases have been delivered to the Administrative Agent for filing, and (iv) as may be otherwise permitted by the Credit Agreement.

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3.2           Security Interests; Filings. This Agreement, together with (i) the filing, with respect to each Pledgor, of duly completed Uniform Commercial Code financing statements naming such Pledgor as debtor, the Administrative Agent as secured party, and describing the Collateral, in the jurisdictions set forth with respect to such Pledgor on Annex A hereto, (ii) in the case of uncertificated Pledged Interests consisting of capital stock, registration of transfer thereof to the Administrative Agent on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code, and (iii) the delivery to the Administrative Agent, for its benefit and the benefit of the Secured Parties, of all stock certificates and Instruments included in the Collateral (and assuming continued possession thereof by the Administrative Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the Uniform Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-109, 9-309 or 9-310 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code.

3.3           Locations. Annex B lists, as to each Pledgor, (i) its exact legal name, (ii) the jurisdiction of its incorporation or organization, its federal tax identification number, and (if applicable) its organizational identification number, (iii) the addresses of its chief executive office and each other place of business, (iv) the address of each location of all original invoices, ledgers, Chattel Paper, Instruments and other records or information evidencing or relating to the Collateral of such Pledgor, and (v) the address of each location at which any Equipment or Inventory (other than Goods in transit) owned by such Pledgor is kept or maintained, in each instance except for any changes thereto made in accordance with the provisions of Section 4.1. Except as may be otherwise noted therein, all locations identified on Annex B are leased by the applicable Pledgor. No Pledgor (x) presently conducts or has conducted business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex B, (y) has entered into any contract or granted any Lien within the past five years under any name other than its legal corporate name or a trade or fictitious name indicated on Annex B, or (z) has filed any tax return under any name other than its exact legal name, except as indicated beneath its name on Annex B.

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3.4          Authorization; Consent. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by any Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Administrative Agent provided for herein, or the exercise by the Administrative Agent of its rights and remedies hereunder, except for (i) the filings described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Administrative Agent of a notice of assignment in accordance with the federal Assignment of Claims Act of 1940, and (iii) in the case of Pledged Interests, such filings and approvals as may be required in connection with a disposition of any such Pledged Interests by laws affecting the offering and sale of securities generally.

3.5          No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on any Pledgor’s ability to grant to the Administrative Agent a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act, as amended, and Assignment of Claims Act of 1940) on the exercise by the Administrative Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on any Pledgor’s ability to grant such Lien and security interest.

3.6          Accounts. Each Account is, or at the time it arises will be not evidenced by any Tangible Chattel Paper or other Instrument; or if so, such Tangible Chattel Paper or other Instrument (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Administrative Agent and delivered to the Administrative Agent to be held as Collateral hereunder.

3.7          Pledged Interests. As of the date hereof, the Pledged Interests required to be pledged hereunder by each Pledgor consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other equity interests (in the case of issuers other than corporations) as described beneath such Pledgor’s name on Annex C. All of the Pledged Interests have been duly and validly issued and are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar Pledged Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer. As to each issuer thereof, the Pledged Interests pledged hereunder constitute 100% or 65%, as applicable of the outstanding Capital Stock of such issuer, except as set forth on Annex C.

3.8          Intellectual Property. Annexes D, E and F correctly set forth all registered Copyrights, Patents and Trademarks owned by any Pledgor as of the date hereof (and as amended from time to time pursuant to Section 4.4) and used or proposed to be used in its business.

3.9          Deposit Accounts. Annex G lists, as of the date hereof (and as amended from time to time pursuant to Section 4.5), all Deposit Accounts maintained by any Pledgor (other than, in the case of each Pledgor that is a Subsidiary of the Borrower, Deposit Accounts that are swept regularly into a Deposit Account over which the Administrative Agent has control in accordance with Section 5.17 of the Credit Agreement), and lists in each case the name in which the account is held, the name of the depository institution, the account number, and a description of the type or purpose of the account.

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3.10        Securities and Commodity Accounts. Annex H lists, as of the date hereof (and as amended from time to time pursuant to Section 4.6), all Securities Accounts and Commodity Accounts maintained by any Pledgor with any Securities Intermediary or Commodity Intermediary (other than, in the case of each Pledgor that is a Subsidiary of the Borrower, Securities Accounts and Commodity Accounts that are swept regularly into accounts over which the Administrative Agent has control in accordance with Section 5.17 of the Credit Agreement), and lists in each case the name in which the account is held, the name of the Securities Intermediary or Commodity Intermediary, the account number, and a description of the type or purpose of the account.

3.11        Documents of Title. No bill of lading, warehouse receipt or other Document or Instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business to a location set forth on Annex B or to a customer of a Pledgor.

3.12        Commercial Tort Claims. Annex I lists, as of the date hereof and to the knowledge of each Pledgor, all Commercial Tort Claims existing in favor of any Pledgor.

ARTICLE IV

COVENANTS

4.1          Change of Name, Locations, etc. No Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex B, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise), (iv) file any document with the Internal Revenue Service using any name other than its exact legal name listed on Annex B, or (v) remove any Collateral (other than Goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex B, or keep or maintain any Collateral at a location not listed on Annex B, unless in each case such Pledgor has (1) given 20 days’ prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent 10 days prior to any such change or removal a version of Annex B that is revised to reflect such change or removal (the “Revised Annex”) and such other documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2. On the effective date of such change or removal, Annex B shall be deemed to be amended in the form of the Revised Annex (which shall be in form and substance satisfactory to the Administrative Agent).

4.2          Accounts. Each Pledgor shall promptly notify the Administrative Agent in writing of any Accounts that constitute a claim against a federal governmental agency or authority, and, upon request of the Administrative Agent, such Pledgor shall take such steps as may be necessary or desirable to comply with the federal Assignment of Claims Act of 1940.

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4.3          Delivery of Certain Collateral; Further Actions.

(a)          All certificates evidencing Pledged Interests, if any, and all other certificates and Instruments representing or evidencing any Collateral, shall be delivered promptly to the Administrative Agent pursuant hereto to be held as Collateral hereunder, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Administrative Agent, and in each case together with such other instruments or documents as the Administrative Agent may reasonably request. Each Pledgor will, at its own cost and expense, cooperate with the Administrative Agent in obtaining a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, and in taking such other actions as may be requested by the Administrative Agent from time to time with respect to any Investment Property or other Collateral in which a security interest may be perfected by (or can be perfected only by) control under the Uniform Commercial Code.

(b)          Each Pledgor will cause each issuer of any Pledged Interests not to issue any Capital Stock in addition to or in substitution for the Pledged Interests issued by such issuer except to such Pledgor and any such additional Capital Stock issued to such Pledgor shall constitute Pledged Interests hereunder. Promptly upon its acquisition (directly or indirectly) thereof, each Pledgor will deliver to the Administrative Agent all certificates, Instruments or other documents required to be delivered pursuant to Section 4.3(a) and an executed amendment to this Agreement in the form of Exhibit D or otherwise in form and substance satisfactory to the Administrative Agent (each, a “Pledge Amendment”) to amend Annex C to correctly identify all Pledged Interests; provided that the failure of any Pledgor to execute and deliver any such Pledge Amendment shall not impair the security interest of the Administrative Agent in any Collateral. Each Pledgor will cause the Capital Stock pledged by it hereunder to constitute at all times 100% of the Capital Stock issued by the issuer thereof.

4.4          Intellectual Property.

(a)           In the event that after the date hereof any Pledgor shall acquire any registered Copyright, Patent or Trademark, or effect any registration of any Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Pledgor shall promptly furnish written notice thereof to the Administrative Agent together with information sufficient to permit the Administrative Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Administrative Agent to) modify this Agreement, as appropriate, by amending Annexes D, E and F hereto or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Pledgor shall additionally, at its own expense, execute and deliver to the Administrative Agent, as promptly as possible (but in any event within 10 days) after the date of such acquisition, registration or application, as applicable, with regard to United States Patents, Trademarks and Copyrights, fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Administrative Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Pledgor hereby appoints the Administrative Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.

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(b)          Upon the occurrence and during the continuance of any Event of Default, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of such Pledgor’s right, title and interest thereunder to the Administrative Agent or its designee.

4.5          Deposit Accounts. Each Pledgor agrees that, unless the Administrative Agent consents otherwise in writing, (i) it will not open or maintain any Deposit Account (other than, in the case of each Pledgor that is a Subsidiary of the Borrower, Deposit Accounts that are swept regularly into a Deposit Account over which the Administrative Agent has control in accordance with Section 5.17 of the Credit Agreement) except with a bank or financial institution that has executed and delivered to the Administrative Agent a control agreement with respect to such Deposit Account in form and substance reasonably satisfactory to the Administrative Agent (each a, “Control Agreement”), and (ii) in the event any Pledgor opens any Deposit Account not already listed on Annex G, such Pledgor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Administrative Agent together with information sufficient to permit the Administrative Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Administrative Agent to) modify this Agreement, as appropriate, by amending Annex G to include such information.

4.6          Securities and Commodity Accounts. Each Pledgor agrees that, unless the Administrative Agent consents otherwise in writing, (i) it will not open or maintain any Securities Account or Commodity Account (other than, in the case of each Pledgor that is a Subsidiary of the Borrower, Securities Accounts and Commodity Accounts that are swept regularly into accounts over which the Administrative Agent has control in accordance with Section 5.17 of the Credit Agreement) unless the Administrative Agent is the entitlement holder or Commodity Intermediary or unless the Securities Intermediary or Commodity Intermediary (as applicable) has executed and delivered to the Administrative Agent a control agreement with respect to such Securities Account or Commodity Account in form and substance reasonably satisfactory to the Administrative Agent, and (ii) in the event any Pledgor opens any Securities Account or Commodity Account not already listed on Annex H, such Pledgor shall (in addition to complying with the other requirements of this Section) promptly furnish written notice thereof to the Administrative Agent together with information sufficient to permit the Administrative Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Administrative Agent to) modify this Agreement, as appropriate, by amending Annex H to include such information.

4.7          Collateral in Possession of Third Party. Without limiting the generality of any other provision of this Agreement, each Pledgor agrees that it shall not permit any Collateral to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under applicable law in order to perfect the Administrative Agent’s security interest in such Collateral, such bailee or other Person shall have acknowledged to the Administrative Agent in writing that it is holding such Collateral for the benefit of the Administrative Agent and subject to such security interest and to the instructions of the Administrative Agent).

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4.8          Commercial Tort Claims. Each Pledgor agrees that it will, promptly upon becoming aware of any Commercial Tort Claim in its favor, furnish to the Administrative Agent a description thereof meeting the requirements of Section 9-108(e) of the Uniform Commercial Code, execute and deliver such documents, financing statements and other instruments, and take such other action, as the Administrative Agent may reasonably request in order to include such Commercial Tort Claim as Collateral hereunder and to perfect the security interest of the Administrative Agent therein.

4.9          Protection of Security Interest. Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

ARTICLE V

CERTAIN PROVISIONS RELATING TO PLEDGED INTERESTS; VOTING AND DISTRIBUTIONS

5.1          During No Event of Default. So long as no Event of Default shall have occurred and be continuing:

(a)           Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Credit Documents; provided, however, that no Pledgor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement or any other Credit Document or have the effect of materially and adversely impairing the position or interests of the Administrative Agent or the Secured Parties.

(b)           Each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Interests in accordance with the Credit Agreement; provided, however, that upon request of the Administrative Agent, the following shall be delivered to the Administrative Agent to be held as, Pledged Interests and shall, if received by any Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of any such Pledgor and be forthwith delivered to the Administrative Agent as Pledged Interests in the same form as so received (with any necessary endorsement):

(i)            dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Interests;

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(ii)           dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(iii)          cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Interests.

(c)           The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise its voting and other rights in accordance with and to the extent permitted by Section 5.1(a) and to receive dividends or interest payments in accordance with and to the extent permitted by Section 5.1(b).

5.2           Voting During an Event of Default. Upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to any Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.1(a) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

5.3           Distributions During an Event of Default. Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to receive the dividends, interest and other payments and distributions to which it would otherwise be entitled pursuant to Section 5.1(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Interests such dividends, interest and other payments and distributions. All dividends and interest payments received by any Pledgor in violation of this Section 5.3 shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of any such Pledgor and shall be forthwith paid over to the Administrative Agent as Pledged Interests in the same form as so received (with any necessary endorsement).

ARTICLE VI

REMEDIES

6.1          Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

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(a)           To notify any or all account debtors or obligors under any Accounts, Contracts or other Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other Instruments) received by any Pledgor in respect of any Accounts, Contracts or other Collateral shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein; and by this provision, each Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Administrative Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Administrative Agent as owner under such Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Administrative Agent or the Administrative Agent’s designee as though the Administrative Agent or such designee were such Pledgor named therein, and to do so until otherwise notified by the Administrative Agent;

(b)           To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other Instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to any Pledgor concerning Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Pledgor; to accelerate any Indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;

(c)           To notify any or all depository institutions with which any Deposit Accounts are maintained and which Deposit Accounts are subject to control in favor of the Administrative Agent to remit and transfer all monies, securities and other property on deposit in such Deposit Accounts or deposited or received for deposit thereafter to the Administrative Agent, for deposit in a Collateral Account or such other accounts as may be designated by the Administrative Agent, for application to the Secured Obligations as provided herein;

(d)           To transfer to or register in its name or the name of any of its Administrative Agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(e)           To require any Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place designated by the Administrative Agent;

(f)            To enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Administrative Agent or any designated agent for such time as the Administrative Agent may desire, in order to effectively collect or liquidate the Collateral;

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(g)           To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(h)           To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Interests may be listed, at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the applicable Pledgor at least 10 days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

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6.2          Application of Proceeds.

(a)           All Proceeds collected by the Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with the provisions of the Credit Agreement.

(b)           In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(c)           Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

6.3           Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (and, if directed by the Required Lenders pursuant to the Credit Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 6.2.

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6.4           Grant of License. Each Pledgor hereby grants to the Administrative Agent, effective upon the occurrence and during the continuance of an Event of Default, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by such Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Administrative Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

6.5           Private Sales.

(a)           Each Pledgor recognizes that the Administrative Agent may be compelled, at any time after the occurrence and during the continuance of an Event of Default, to conduct any sale of all or any part of the Pledged Interests without registering or qualifying such Pledged Interests under the Securities Act and/or any applicable state securities laws in effect at such time. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms that might be less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such sale shall not be deemed not to have been made in a commercially reasonable manner solely because it was conducted as a private sale, and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

18

(b)           Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Pledgor agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

6.6           The Pledgors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable under all Contracts to which it is a party included within the Collateral (including all Ownership Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release any Pledgor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for herein below, the Administrative Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers, rights and remedies conferred on the Administrative Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

6.7           Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including any right to prior notice or judicial hearing in connection with the Administrative Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and statutes and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such laws or statutes were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Administrative Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein). In addition, each Pledgor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Collateral by the Administrative Agent.

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ARTICLE VII

THE ADMINISTRATIVE AGENT

7.1          The Administrative Agent; Standard of Care. The Administrative Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

7.2          Further Assurances; Attorney-in-Fact.

(a)           Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset included within the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of any such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment.

(b)           Each Pledgor agrees that it will do such further acts and things (including making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

20

(c)           Each Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Administrative Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including:

(i)            to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent’s opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

(ii)           to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)          to receive, endorse and collect any checks, drafts, Instruments, Chattel Paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iv)          to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Pledgor under Section 5.6 of the Credit Agreement and direct the payment of proceeds thereof to the Administrative Agent;

(v)           to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Secured Obligations of the Pledgors to the Administrative Agent, due and payable immediately and without demand;

(vi)          to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(vii)         to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

21

(d)           If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 8.1.

ARTICLE VIII

MISCELLANEOUS

8.1          Indemnity and Expenses. The provisions of Section 10.1 (“Expenses; Indemnity; Damage Waiver”) of the Credit Agreement are incorporated herein by reference and shall apply to each Pledgor mutatis mutandis to the same extent as such provisions apply to the Borrower.

8.2          No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3          Enforcement. By its acceptance of the benefits of this Agreement, each Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

8.4          Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement, shall be effective unless in a writing signed by the Administrative Agent and such of the Lenders as may be required under Section 10.5 of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

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8.5          Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements (as hereinafter defined), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate (provided, that the provisions of Section 6.7 shall survive the termination of this Agreement); and in connection with any such release or termination, the Administrative Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledgor Accession. For purposes of this Agreement, “Termination Requirements” means (x) the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable), and (y) the termination of the Commitments.

8.6          Additional Pledgors. Each Pledgor recognizes that the provisions of the Credit Agreement require certain Persons that become Subsidiaries of the Borrower, and that are not already parties hereto, to execute and deliver a Pledgor Accession, whereupon each such Person shall become a Pledgor hereunder with the same force and effect as if originally a Pledgor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Administrative Agent’s actions in effecting the same or in releasing any Pledgor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Pledgor or any other Pledgor.

8.7          Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement and the Guaranty Agreement.

8.8          Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

8.9          Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

23

8.10        Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Agreement.

[The remainder of this page left blank intentionally.]

24

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

GREC ENTITY HOLDCO LLC

By:
Name:
Title:

EAST TO WEST SOLAR II LLC
MAGNOLIA SUN LLC
GREEN MAPLE II LLC
ESA FLEET COMMUNITY SOLAR, LLC
NORTH CAROLINA SOLAR I, LLC
NORTH CAROLINA SOLAR II, LLC
MP2 HAWAII SOLAR I, LLC
SUNSENSE CLAYTON LESSEE, LLC
SUNSENSE FLETCHER LESSEE, LLC
SUNSENSE INMAN LESSEE, LLC
TURTLE TOP SOLAR, LLC
GREEN MAPLE LLC

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

WE 46 PRECISION DRIVE LLC
CITY SOLAR GARDEN LLC

by Green Maple II LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

Signature Page to Pledge and Security Agreement

AIRPORT SOLAR I, LLC
BLOOMFIELD SOLAR, LLC
MLH PHASE 2 LLC
MLH PHASE 3, LLC
MP2 GREEN VALLEY ES, LLC

by East to West Solar II LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

SOUTH ROBESON SOLAR FARM, LLC
SOUTH ROBESON FARM, LLC

by East to West Solar II LLC, its Manager and
sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

POWERHOUSE ONE, LLC
MP2 CAPITAL – WGBH EDUCATIONAL
FOUNDATION, LLC
MP2/IRG – PETALUMA CITY SCHOOLS, LLC
MP2 – OREGON SOLAR ONE, LLC

by Magnolia Sun LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

LINCOLN FARM I, LLC
LINCOLN FARM II, LLC
LINCOLN FARM III, LLC
LINCOLN FARM IV, LLC

by Powerhouse One, LLC, its sole Member

by Magnolia Sun LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

SOLAVERDE, LLC

by Magnolia Sun LLC, its Manager and sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

EARTH RIGHT ENERGY II, LLC

by Solaverde, LLC, its sole Member

by Magnolia Sun LLC, its Manager and sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

HARTFORD SOLARFIELD, LLC
PROCTOR GLC SOLAR, LLC
PITTSFORD GLC SOLAR, LLC
NOVUS ROYALTON SOLAR, LLC
CHARTER HILL SOLAR, LLC
GLC CHESTER COMMUNITY SOLAR, LLC
WILLIAMSTOWN OLD TOWN ROAD SOLAR, LLC

by Green Maple LLC, its sole Member

by GREC Entity Holdco, LLC, its sole Member

By:
Name:
Title:

(signatures continued)

Signature Page to Pledge and Security Agreement

Accepted and agreed to:

FIFTH THIRD BANK, as Administrative Agent

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

EXHIBIT A

GRANT OF SECURITY INTEREST IN COPYRIGHTS

WHEREAS, [NAME OF PLEDGOR] (the “Pledgor”) is the owner of the copyright applications and registrations listed on Schedule A attached hereto (all such copyrights, registrations and applications, collectively, the “Copyrights”); and

WHEREAS, the Pledgor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of January 5, 2018, in which the Pledgor has agreed with Fifth Third Bank, as Administrative Agent (the “Administrative Agent”), with offices at 201 North Tryon Street, Suite 1700, Charlotte, North Carolina 28202, to execute this Grant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof. This Grant has been given in conjunction with the security interest granted to the Administrative Agent under the Security Agreement, and the provisions of this Grant are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

[NAME OF PLEDGOR]

By:
Name:
Title:

Schedule A

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Owner	Application or Registration No.	Country	Registration or Filing Date

2

EXHIBIT B

GRANT OF SECURITY INTEREST

IN PATENTS AND TRADEMARKS

WHEREAS, [NAME OF PLEDGOR] (the “Pledgor”) is the owner of the trademark applications and registrations listed on Schedule A attached hereto, (all such trademarks, registrations and applications, collectively, the “Trademarks”) and is the owner of the patents and patent applications listed on Schedule A attached hereto (all such patents, registrations and applications, collectively, the “Patents”); and

WHEREAS, the Pledgor has entered into a Pledge and Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of January 5, 2018, in which the Pledgor has agreed with Fifth Third Bank, as Administrative Agent (the “Administrative Agent”), with offices at 201 North Tryon Street, Suite 1700, Charlotte, North Carolina 28202, to execute this Grant;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby grant to the Administrative Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks. This Grant has been given in conjunction with the security interest granted to the Administrative Agent under the Security Agreement, and the provisions of this Grant are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

[NAME OF PLEDGOR]

By:
Name:
Title:

Schedule A

TRADEMARKS AND TRADEMARK APPLICATIONS

Owner	Mark	Application or Registration No.	Country	Issue or Filing Date

PATENTS AND PATENT APPLICATIONS

Owner	Application or Registration No.	Country	Inventor	Issue or Filing Date

2

EXHIBIT C

FORM OF
PLEDGOR ACCESSION

THIS PLEDGOR ACCESSION (this “Accession”), dated as of _______________, 20 __, is executed and delivered by [NAME OF NEW PLEDGOR], a __________ (the “New Pledgor”), in favor of Fifth Third Bank, in its capacity as Administrative Agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), pursuant to the Security Agreement referred to below.

Reference is made to the Credit Agreement, dated as of January 5, 2018, among GREC Entity HoldCo LLC (the “Borrower”), Greenbacker Renewable Energy Corporation (“Intermediate Holdco”), Greenbacker Renewable Energy Company LLC (the “Parent”), the Lenders party thereto and the Administrative Agent (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”). In connection with and as a condition to the initial and continued extensions of credit by the Lenders under the Credit Agreement, (i) the Parent, Intermediate Holdco and certain Subsidiaries of the Borrower (the “Guarantors”), pursuant to a Guaranty Agreement, dated as of the date of the Credit Agreement (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), have guaranteed the payment in full of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), and (ii) the Borrower and the Guarantors (other than the Parent and Intermediate Holdco), pursuant to a Pledge and Security Agreement, dated as of the date of the Credit Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), have granted in favor of the Administrative Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Credit Agreement, the Guaranty Agreement and the other Credit Documents. Capitalized terms used herein without definition shall have the meanings given to them in the Security Agreement.

The Borrower has agreed under the Credit Agreement to cause certain of its future direct and indirect subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder and to the Security Agreement as a Pledgor thereunder. The New Pledgor is such a direct or indirect subsidiary of the Borrower and, as required by the Credit Agreement, has become a guarantor under the Guaranty Agreement as of the date hereof. The New Pledgor will obtain benefits as a result of the continued extension of credit to the Borrower by the Lenders under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to the Lenders to continue to extend credit to the Borrower under the Credit Agreement, the New Pledgor hereby agrees as follows:

1.       The New Pledgor hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement as a Pledgor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 2.1 of the Security Agreement, and as security for all of the Secured Obligations, the New Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 2.1 of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement.

2.       The New Pledgor hereby represents and warrants that (i) Schedule 1 hereto sets forth all information required to be listed on Annexes A, B, C, D, E, F, G, H and I to the Security Agreement in order to make each representation and warranty contained in Sections 3.1 and 3.2 of the Security Agreement true and correct with respect to the New Pledgor as of the date hereof and after giving effect to this Accession and (ii) after giving effect to this Accession and to the incorporation into such Annexes, as applicable, of the information set forth in Schedule 1, each representation and warranty contained in Article III of the Security Agreement is true and correct with respect to the New Pledgor as of the date hereof, as if such representations and warranties were set forth at length herein.

3.       This Accession shall be a Credit Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the New Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

2

IN WITNESS WHEREOF, the New Pledgor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW PLEDGOR]

By:
Name:
Title:

3

Schedule 1

Information to be added to Annex A of the Security Agreement:

FILING LOCATIONS

Name of Pledgor	Filing Location

Information to be added to Annex B of the Security Agreement:

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

[Name of Pledgor:]

Jurisdiction of Incorporation/Organization:

Federal Tax ID no.:

Organizational ID no.:

Chief Executive Office Address:

Locations of Records Related to Collateral:

Locations of Equipment or Inventory:

Other places of business:

Trade/fictitious or prior corporate names

(last five years):

Names used in tax filings (last five years):

Information to be added to [Annexes C/D/E/F/G/H/I] of the Security Agreement:

[Complete as applicable]

4

EXHIBIT D

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of _____________, 20 __, is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to below. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of [___________], 2017, made by the Pledgor and certain other pledgors named therein in favor of Fifth Third Bank, as Administrative Agent (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Schedule 1 to this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[NAME OF PLEDGOR]

By:
Name:
Title:

Schedule 1

PLEDGED INTERESTS

Name of Issuer	Type of Interests	Certificate Number	No. of shares (if applicable)	Percentage of Outstanding Interests in Issuer

EXHIBIT E-2

[FORM OF] PLEDGE AGREEMENT

[see attached]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of the 5th day of January, 2018 (as amended, modified, restated or supplemented from time to time, this “Agreement”), is made by GREENBACKER RENEWABLE ENERGY CORPORATION, a Maryland corporation (the “Pledgor”), in favor of FIFTH THIRD BANK, as Administrative Agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), for the benefit of the Secured Parties (as hereinafter defined). Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement referred to below.

RECITALS

A.       GREC Entity Holdco, LLC, a Delaware limited liability company (the “Borrower”), the Pledgor and Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Parent”), the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.

B.       As a condition to the extension of credit to the Borrower under the Credit Agreement, the Parent, the Pledgor and each Subsidiary that is a party to the Security Agreement as of the date hereof have entered into a Guaranty Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which the Parent, the Pledgor and such Subsidiaries have guaranteed to the Secured Parties the payment in full of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents. Additionally, certain other Subsidiaries of the Borrower may from time to time after the date hereof enter into the Guaranty Agreement, pursuant to which such Subsidiaries will guarantee to the Secured Parties the payment in full of the Obligations of the Borrower under the Credit Agreement and the other Credit Documents.

C.       It is a further condition to the extension of credit to the Borrower under the Credit Agreement that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of its obligations under the Guaranty Agreement and the other Credit Documents. The Secured Parties are relying on this Agreement in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by the Pledgor.

D.       The Pledgor will obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, the Pledgor hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1       Defined Terms. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated. In addition, the following terms have the meanings set forth below:

“Collateral Accounts” has the meaning given to such term in Section 6.3.

“Ownership Agreement” means any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Capital Stock of the Borrower and to which the Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“Permitted Rate Management Agreement” means any Rate Management Agreement that is required or permitted by the Credit Agreement to be entered into by any Credit Party.

“Pledge Amendment” has the meaning given such term in Section 4.2(b).

“Pledged Interests” means, collectively, (i) all of the issued and outstanding Capital Stock of the Borrower at any time now or hereafter owned by the Pledgor, whether voting or non-voting and whether common or preferred; (ii) all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing; (iii) all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 5.1), including all rights of the Pledgor to receive amounts due and to become due under or in respect of any Ownership Agreement or upon the termination thereof; (iv) all rights of access to the books and records of the Borrower; and (v) all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including the Borrower’s or the Pledgor’s right to vote and to manage and administer the business of the Borrower pursuant to any applicable Ownership Agreement; in each case together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing.

“Proceeds” has the meaning given to such term in Section 2.1.

“Secured Parties” means, collectively, the Lenders, each Rate Management Party, each Cash Management Bank and the Administrative Agent.

“Secured Obligations” has the meaning given to such term in Section 2.2.

“Securities Act” means the Securities Act of 1933.

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“Termination Requirements” means (i) the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable and other than Obligations described in the following (iii), except as expressly set forth therein), (ii) the termination of the Commitments and (iii) the termination of, and settlement of all obligations of all Credit Parties under, all Permitted Rate Management Agreements to which any Rate Management Party is a party and all Cash Management Agreements to which any Cash Management Bank is a party.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity, priority or perfection of any security interest in any Pledged Interests granted under this Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity, priority or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

1.2       Other Terms; Construction. All terms in this Agreement that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein. The provisions of Section 1.3 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein. The headings of the various articles, sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1       Pledge and Grant of Security Interest in Pledged Interests. The Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgor’s right, title and interest in and to the Pledged Interests, and any and all proceeds, as defined in the Uniform Commercial Code, products, rents, royalties and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (a) all payments under any insurance (whether or not the Administrative Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing, and (b) all other amounts from time to time paid or payable under or with respect to any of the foregoing (collectively, “Proceeds”). For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Pledged Interests or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

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2.2       Security for Secured Obligations. This Agreement and the Pledged Interests secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of the Pledgor, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with the Credit Agreement, this Agreement or any other Credit Document to which it is or hereafter becomes a party, or any Rate Management Agreement or Cash Management Agreement to which any Credit Party and any Cash Management Bank or any Rate Management Party are parties, including all of its liabilities and obligations as a Guarantor (as defined in the Guaranty Agreement) in respect of the Guaranteed Obligations (as defined in the Guaranty Agreement); and in each case, (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and expenses payable by the Pledgor under Section 8.1, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (but excluding in all cases Excluded Swap Obligations) (the liabilities and obligations of the Pledgor described in this Section 2.2, collectively, the “Secured Obligations”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants as follows:

3.1       No Filings. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged Interests is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Administrative Agent as secured party, (ii) filings with respect to which termination statements and other necessary releases have been delivered to the Administrative Agent for filing, and (iii) as may be otherwise permitted by the Credit Agreement.

3.2       Security Interests; Filings. This Agreement, together with (i) the filing, with respect to the Pledgor, of duly completed Uniform Commercial Code financing statements naming the Pledgor as debtor, the Administrative Agent as secured party, and describing the Pledged Interests, in the jurisdictions set forth with respect to the Pledgor on Annex A hereto, (ii) in the case of uncertificated Pledged Interests consisting of capital stock, registration of transfer thereof to the Administrative Agent on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code, and (iii) the delivery to the Administrative Agent, for its benefit and the benefit of the Secured Parties, of all stock certificates and Instruments included in the Pledged Interests (and assuming continued possession thereof by the Administrative Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Pledged Interests in favor of the Administrative Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, superior and prior to the rights of all other Persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Pledged Interests of the types excluded from Article 9 of the Uniform Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-109, 9-309 or 9-310 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code.

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3.3       Authorization; Consent. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by the Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Administrative Agent provided for herein, or the exercise by the Administrative Agent of its rights and remedies hereunder, except for (i) the filings described in Section 3.2,and (ii) such filings and approvals as may be required in connection with a disposition of any such Pledged Interests by laws affecting the offering and sale of securities generally.

3.4       No Restrictions. All Capital Stock constituting Pledged Interests has been duly authorized and validly issued, is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. There are no statutory or regulatory restrictions, prohibitions or limitations on the Pledgor’s ability to grant to the Administrative Agent a Lien upon and security interest in the Pledged Interests pursuant to this Agreement or on the exercise by the Administrative Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Pledged Interest), and there are no contractual restrictions on the Pledgor’s ability to grant such Lien and security interest.

3.5       Pledged Interests. As of the date hereof, the Pledged Interests consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other equity interests (in the case of issuers other than corporations) as described beneath the Pledgor’s name on Annex C. All of the Pledged Interests have been duly and validly issued and are fully paid and nonassessable (or, in the case of partnership, limited liability company or similar Pledged Interests, not subject to any capital call or other additional capital requirement) and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer. As to each issuer thereof, the Pledged Interests pledged hereunder constitute 100% of the outstanding Capital Stock of such issuer.

ARTICLE IV

COVENANTS

4.1       Change of Name, Locations, etc. No Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex B, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise) or (iv) file any document with the Internal Revenue Service using any name other than its exact legal name listed on Annex B, unless in each case such Pledgor has (1) given 20 days’ prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent 10 days prior to any such change a version of Annex B that is revised to reflect such change (the “Revised Annex”) and such other documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Pledged Interests provided for herein in accordance with the provisions of Section 3.2. On the effective date of such change, Annex B shall be deemed to be amended in the form of the Revised Annex (which shall be in form and substance satisfactory to the Administrative Agent).

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4.2       Delivery of Certain Pledged Interests; Further Actions.

(a)        All certificates evidencing Pledged Interests, if any, shall be delivered promptly to the Administrative Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Administrative Agent, and in each case together with such other instruments or documents as the Administrative Agent may reasonably request.

(b)        The Pledgor will cause each issuer of any Pledged Interests not to issue any Capital Stock in addition to or in substitution for the Pledged Interests issued by such issuer except to the Pledgor and any such additional Capital Stock issued to the Pledgor shall constitute Pledged Interests hereunder. Promptly upon its acquisition (directly or indirectly) thereof, the Pledgor will deliver to the Administrative Agent all certificates, Instruments or other documents required to be delivered pursuant to Section 4.2(a) and an executed amendment to this Agreement in the form of Exhibit A or otherwise in form and substance satisfactory to the Administrative Agent (each, a “Pledge Amendment”) to amend Annex C to correctly identify all Pledged Interests; provided that the failure of the Pledgor to execute and deliver any such Pledge Amendment shall not impair the security interest of the Administrative Agent in any Pledged Interests. The Pledgor will cause the Capital Stock pledged by it hereunder to constitute at all times 100% of the Capital Stock issued by the issuer thereof.

4.3       Protection of Security Interest. The Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Pledged Interests against the claims and demands of all other Persons.

ARTICLE V

VOTING AND DISTRIBUTIONS

5.1       During No Event of Default. So long as no Event of Default shall have occurred and be continuing:

(a)        The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Credit Documents; provided, however, that the Pledgor will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement or any other Credit Document or have the effect of materially and adversely impairing the position or interests of the Administrative Agent or the Secured Parties.

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(b)        The Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Interests in accordance with the Credit Agreement; provided, however, that upon request of the Administrative Agent, the following shall be delivered to the Administrative Agent to be held as Pledged Interests and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of any the Pledgor and be forthwith delivered to the Administrative Agent as Pledged Interests in the same form as so received (with any necessary endorsement):

 (i)       dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Interests;

 (ii)      dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

 (iii)     cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Interests.

(c)         The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise its voting and other rights in accordance with and to the extent permitted by Section 5.1(a) and to receive dividends or interest payments in accordance with and to the extent permitted by Section 5.1(b).

5.2       Voting During an Event of Default. Upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.1(a) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

5.3       Distributions During an Event of Default. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to receive the dividends, interest and other payments and distributions to which it would otherwise be entitled pursuant to Section 5.1(b) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Interests such dividends, interest and other payments and distributions. All dividends and interest payments received by the Pledgor in violation of this Section 5.3 shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of any the Pledgor and shall be forthwith paid over to the Administrative Agent as Pledged Interests in the same form as so received (with any necessary endorsement).

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ARTICLE VI

REMEDIES

6.1           Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise in respect of the Pledged Interests all of its rights, powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

(a)           To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes the Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF THE PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

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(b)           To sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Interests, in one or more parcels, on any securities exchange on which any Capital Stock may be listed, at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Pledged Interests are sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Pledged Interests. In no event shall the Pledgor be credited with any part of the Proceeds of sale of any Pledged Interests until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Pledged Interests. If any notice of a proposed sale or other disposition of any part of the Pledged Interests shall be required under applicable law, the Administrative Agent shall give the applicable Pledgor at least 10 days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Pledged Interests if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Pledged Interests being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Pledged Interests.

6.2           Application of Proceeds.

(a)           All Proceeds collected by the Administrative Agent upon any sale, other disposition of or realization upon any of the Pledged Interests, together with all other moneys received by the Administrative Agent hereunder, shall be applied in accordance with the provisions of the Credit Agreement.

(b)           In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(c)           Upon any sale of any Pledged Interests hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Interests so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

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6.3           Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Pledged Interests. Such Proceeds, when deposited, shall continue to constitute Pledged Interests for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (and, if directed by the Required Lenders pursuant to the Credit Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 6.2.

6.4           Private Sales.

(a)           The Pledgor recognizes that the Administrative Agent may be compelled, at any time after the occurrence and during the continuance of an Event of Default, to conduct any sale of all or any part of the Pledged Interests without registering or qualifying such Pledged Interests under the Securities Act and/or any applicable state securities laws in effect at such time. The Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms that might be less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such sale shall not be deemed not to have been made in a commercially reasonable manner solely because it was conducted as a private sale, and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. The Pledgor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

(b)           The Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Interests pursuant to Section 6.1 and this Section 6.4 valid and binding and in compliance with all applicable Requirements of Law. The Pledgor agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

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6.5           The Pledgor Remains Liable. Notwithstanding anything herein to the contrary, (i) the Pledgor shall remain liable under all contracts to which it is a party included within the Pledged Interests (including all Ownership Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release the Pledgor from any of its obligations under any of such contracts, and (iii) except as specifically provided for herein below, the Administrative Agent shall not have any obligation or liability by reason of this Agreement under any of such contracts, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers, rights and remedies conferred on the Administrative Agent hereunder are solely to protect its interest and privilege in such contracts, as Pledged Interests, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

6.6           Waivers. The Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including any right to prior notice or judicial hearing in connection with the Administrative Agent’s possession, custody or disposition of any Pledged Interests or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Pledged Interests, the absolute sale of any of the Pledged Interests or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and statutes and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such laws or statutes were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Administrative Agent to marshal any Pledged Interests or other assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein). In addition, the Pledgor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Interests by the Administrative Agent.

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ARTICLE VII

THE ADMINISTRATIVE AGENT

7.1           The Administrative Agent; Standard of Care. The Administrative Agent will hold all items of the Pledged Interests at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Pledged Interests and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Pledged Interests, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Pledged Interests in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Interests or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Pledged Interests . Neither the Administrative Agent nor any other Secured Party shall be liable to the Pledgor (i) for any loss or damage sustained by the Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Pledged Interests that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Pledged Interests or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

7.2           Further Assurances; Attorney-in-Fact.

(a)           The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto that (a) indicate the Pledged Interests (i) as all assets of the Pledgor or words of similar effect, regardless of whether any particular asset included within the Pledged Interests falls within the scope of Article 9 of the Uniform Commercial Code of any such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment.

(b)           The Pledgor agrees that it will do such further acts and things (including making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

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(c)          The Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Administrative Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including:

(i)         to sign the name of the Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent’s opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

(ii)        to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Interests;

(iii)       to receive, endorse and collect any checks, drafts, Instruments, Chattel Paper and other orders for the payment of money made payable to the Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Pledged Interests and to give full discharge for the same;

(iv)       to obtain, maintain and adjust any property or casualty insurance required to be maintained by the Pledgor under Section 5.6 of the Credit Agreement and direct the payment of proceeds thereof to the Administrative Agent;

(v)        to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Pledged Interests, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Administrative Agent in its sole discretion, any such payments made by the Administrative Agent to become Secured Obligations of the Pledgor to the Administrative Agent, due and payable immediately and without demand;

(vi)       to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Pledged Interests or otherwise to enforce the rights of the Administrative Agent with respect to any of the Pledged Interests; and

(vii)      to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Pledged Interests as fully and completely as though the Administrative Agent were the absolute owner of the Pledged Interests for all purposes, and to do from time to time, at the Administrative Agent’s option and the Pledgor’s expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Pledged Interests and to more completely carry out the purposes of this Agreement.

(d)          If the Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Pledged Interests or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under Section 8.1.

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ARTICLE VIII

MISCELLANEOUS

8.1           Indemnity and Expenses. The provisions of Section 10.1 (“Expenses; Indemnity; Damage Waiver”) of the Credit Agreement are incorporated herein by reference and shall apply to the Pledgor mutatis mutandis to the same extent as such provisions apply to the Borrower.

8.2           No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3           Enforcement. By its acceptance of the benefits of this Agreement, each Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Pledged Interests or other security given to secure the payment and performance of the Secured Obligations.

8.4           Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by the Pledgor from, any provision of this Agreement, shall be effective unless in a writing signed by the Administrative Agent and such of the Lenders as may be required under Section 10.5 of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

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8.5           Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Pledged Interests and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements (as hereinafter defined), (ii) be binding upon and enforceable against the Pledgor and its successors and assigns (provided, however, that Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by the Pledgor of any Pledged Interests in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Pledged Interests shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate (provided, that the provisions of Section 6.6 shall survive the termination of this Agreement); and in connection with any such release or termination, the Administrative Agent, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such release or termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Pledged Interests as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Pledged Interests, such of the Pledged Interests so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement. For purposes of this Agreement, “Termination Requirements” means (x) the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable), and (y) the termination of the Commitments.

8.6           Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement and the Guaranty Agreement.

8.7           Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

8.8           Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.9           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Agreement.

[The remainder of this page left blank intentionally.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

GREENBACKER RENEWABLE ENERGY CORPORATION

By:
Name:
Title:

(signatures continued)

Signature Page to Pledge Agreement

Accepted and agreed to:

FIFTH THIRD BANK, as Administrative Agent

By:
Name:
Title:

Signature Page to Pledge Agreement

EXHIBIT A

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of _________________, 20 ____, is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Pledge Agreement referred to below. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of January 5, 2018, made by the Pledgor in favor of Fifth Third Bank, as Administrative Agent (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Schedule 1 to this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Pledge Agreement and shall become part of the Pledged Interests and shall secure all of the Secured Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.

[NAME OF PLEDGOR]

By:
Name:
Title:

Schedule 1

PLEDGED INTERESTS

Name of Issuer	Type of Interests	Certificate Number	No. of shares (if applicable)	Percentage of Outstanding Interests in Issuer

EXHIBIT F

[FORM OF] GUARANTY

[see attached]

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of the 5th day of January, 2018 (this “Guaranty”), is made by GREENBACKER RENEWABLE ENERGY COMPANY LLC, a Delaware limited liability company (the “Parent”), GREENBACKER RENEWABLE ENERGY CORPORATION, a Maryland corporation (“Intermediate Holdco”), and each Subsidiary of GREC ENTITY HOLDCO LLC, a Delaware limited liability company (the “Borrower”), that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a “Guarantor Accession”; such Subsidiaries of the Borrower collectively, the “Subsidiary Guarantors” and together with the Parent and Intermediate Holdco, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

RECITALS

A.         The Borrower, the Parent, Intermediate Holdco, the Lenders, and Fifth Third Bank, as a Lender and as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), are parties to a Credit Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Borrower upon the terms and subject to the conditions set forth therein.

B.          It is a condition to the extension of credit to the Borrower under the Credit Agreement that each Guarantor party hereto on the date hereof shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to extend credit to the Borrower under the Credit Agreement, and would not enter into the Credit Agreement without this Guaranty.

C.          The Borrower and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. Intermediate Holdco owns all of the issued and outstanding equity interests in the Borrower, and the Parent owns all of the issued and outstanding equity interests in Intermediate Holdco. In addition, as part of such integrated operations, the Borrower, among other things, will advance to the Subsidiary Guarantors from time to time certain proceeds of the Loans made to the Borrower by the Lenders under the Credit Agreement. Each Guarantor will therefore obtain benefits as a result of the extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Credit Agreement and to induce the Lenders to extend credit to the Borrower thereunder, each Guarantor hereby agrees as follows:

1.          Guaranty.

(a)         Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally guarantees (A) to the Lenders and the Administrative Agent (together with any Rate Management Party described in clause (B) below and any Cash Management Bank described in clause (C) below, collectively, the “Guaranteed Parties”) the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Borrower under the Credit Agreement and the other Credit Documents, or any Rate Management Agreement or Cash Management Agreement to which any Credit Party and any Cash Management Bank or any Rate Management Party are parties, including all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by the Borrower under the Credit Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Debtor Relief Laws, whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due (other than Excluded Swap Obligations); (B) to each Rate Management Party under any Rate Management Agreement that is required or permitted by the Credit Agreement to be entered into by any Credit Party (a “Permitted Rate Management Agreement”), all obligations of such Credit Party under such Permitted Rate Management Agreement (other than Excluded Swap Obligations); and (C) to each Cash Management Bank under any Cash Management Agreement entered into by any Credit Party (a “Guaranteed Cash Management Agreement”), all of the obligations of such Credit Party under such Cash Management Agreement (other than Excluded Swap Obligations); in each case under clauses (A) through (C), whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this Section 1(a), collectively, the “Guaranteed Obligations”).

(b)        The provisions of Section 10.1 (“Expenses; Indemnity; Damage Waiver”) of the Credit Agreement are incorporated herein by reference and shall apply to each Guarantor mutatis mutandis to the same extent as such provisions apply to the Borrower.

(c)        Notwithstanding the provisions of Section 1(a) and notwithstanding any other provisions contained herein or in any other Credit Document:

(i)         no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

(ii)        the liability of each Subsidiary Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under any Debtor Relief Law, in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Debtor Relief Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Debtor Relief Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (x) applicable law or (y) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

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(d)        The Subsidiary Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Subsidiary Guarantor (a “Funding Guarantor”) that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Subsidiary Guarantor’s Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Guaranteed Amount” means, with respect to a Subsidiary Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of Section 1(c); provided that, solely for purposes of calculating the “Adjusted Maximum Guaranteed Amount” with respect to any Guarantor for purposes of this Section 1(d), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Subsidiary Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 1(d)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor’s right of contribution under this Section 1(d) shall be subject to the provisions of Section 4. The allocation among Subsidiary Guarantors of their obligations as set forth in this Section 1(d) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

(e)        The guaranty of each Guarantor set forth in this Section 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Credit Document.

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2.           Guaranty Absolute. Each Guarantor agrees that its obligations hereunder and under the other Credit Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

(i)         any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii)        the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii)       the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

(iv)       any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

(v)        any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi)       the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii)      any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or other change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

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(viii)     any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

(ix)       any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, setoff or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (A) the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable and other than Obligations described in the following clause (C), except as expressly set forth therein), (B) the termination of the Commitments and (C) the termination of, and settlement of all obligations of each Credit Party under, each Permitted Rate Management Agreement to which any Rate Management Party is a party and each Guaranteed Cash Management Agreement to which any Cash Management Bank is a party (the events in clauses (A), (B) and (C) above, collectively, the “Termination Requirements”).

3.          Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:

(i)         presentment, demand for payment, demand for performance, protest and notice of any other kind, including notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

(ii)        any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security;

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(iii)       any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

(iv)       any defense based on any Guaranteed Party’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(v)        any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or setoff, any defense, counterclaim, claim, right of recoupment or setoff that it may at any time have against any Guaranteed Party (including failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the payment in full in cash of the Guaranteed Obligations; and

(vi)       any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

4.            No Subrogation. Until the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable), each Guarantor hereby waives, and agrees that it will not exercise or seek to exercise, any claim or right that it may have against the Borrower or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of the Guaranteed Parties against the Borrower or any other Guarantor, any right of indemnity, contribution or reimbursement against the Borrower or any other Guarantor (including rights of contribution as set forth in Section 1(c)), any right to enforce any remedies of any Guaranteed Party against the Borrower or any other Guarantor, or any benefit of, or any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including the Bankruptcy Code), common law or otherwise. Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to such Guarantor, including any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any rights of contribution at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Administrative Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Borrower or any other Credit Party becomes a “debtor” within the meaning of the Bankruptcy Code, the Administrative Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Credit Party to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Administrative Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

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5.          Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties that, as to itself, all of the representations and warranties relating to it contained in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

6.          Financial Condition of Borrower. Each Guarantor represents that it has knowledge of the Borrower’s financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

7.        Payments; Application; Setoff.

(a)        Each Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(c), forthwith pay or cause to be paid to the Administrative Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b)        All payments made by each Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and, in accordance with the Credit Agreement, free and clear of and without deduction for any Indemnified Taxes or Other Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Credit Agreement in respect of all payments made by it hereunder.

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(c)        All payments made hereunder shall be applied in accordance with the provisions of Section 2.10 of the Credit Agreement. For purposes of applying amounts in accordance with this Section 7(c), the Administrative Agent shall be entitled to rely upon any Guaranteed Party that has entered into a Permitted Rate Management Agreement or Guaranteed Cash Management Agreement for a determination (which such Guaranteed Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Guaranteed Obligations owed to such Guaranteed Party under any such Permitted Rate Management Agreement or Guaranteed Cash Management Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Administrative Agent, in acting hereunder, shall be entitled to assume that no Permitted Rate Management Agreements or Guaranteed Cash Management Agreement, or Guaranteed Obligations in respect thereof, are in existence between any Guaranteed Party and any Credit Party. If any Lender or Affiliate thereof that is a party to a Permitted Rate Management Agreement or Guaranteed Cash Management Agreement (the obligations of the applicable Credit Party under which are Guaranteed Obligations) ceases to be a Lender or Affiliate thereof, such former Lender or Affiliate thereof shall nevertheless continue to be a Guaranteed Party hereunder with respect to the Guaranteed Obligations under such Permitted Rate Management Agreement or Guaranteed Cash Management Agreement.

(d)        In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(e)        Upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Credit Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Credit Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so offset shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Guaranteed Party and their respective Affiliates under this Section 7(e) are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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8.          No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9.          Enforcement. The Guaranteed Parties agree that, except as provided in Section 7(e), this Guaranty may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of the Required Lenders as provided for in the Credit Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors’ obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not any action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Debtor Relief Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.

10.        Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Guarantor directly affected thereby, the Administrative Agent and such of the Lenders as may be required under Section 10.5 of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

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11.        Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Credit Agreement require Persons that become Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Administrative Agent’s actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

12.        Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of Section 1(a)(ii) and 4 shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Lenders) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Credit Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

13.        Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative, Process Agent, Attorney-in-Fact.

(a)        This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

(b)        Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Guaranty or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Credit Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Credit Document against any Guarantor or its properties in the courts of any jurisdiction.

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(c)        Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Credit Document in any court referred to in Section 13(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each Guarantor hereby irrevocably designates and appoints the Borrower as its designee, appointee and agent to receive on its behalf all service of process in any such action or proceeding and any other notice or communication hereunder, irrevocably consents to service of process in any such action or proceeding by registered or certified mail directed to the Borrower at its address set forth in the Credit Agreement (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three business days after deposit in the United States mails, proper postage prepaid and properly addressed), and irrevocably agrees that service so made shall be effective and binding upon such Guarantor in every respect and that any other notice or communication given to the Borrower at the address and in the manner specified herein shall be effective notice to such Guarantor. Nothing in this Section 13(d) shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against any Guarantor in the courts of any other jurisdiction.

(e)         Further, each Guarantor does hereby irrevocably make, constitute and appoint the Borrower as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, the Borrower’s name or otherwise, and with full power of substitution in the premises, from time to time in the Borrower’s discretion to agree on behalf of, and sign the name of, such Guarantor to any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty, any other Credit Document or any document or instrument pursuant hereto or thereto, and to take any other action and do all other things on behalf of such Guarantor that the Borrower may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Credit Documents. The Borrower will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of the gross negligence or willful misconduct of the Borrower. This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor. By its signature hereto, the Borrower consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each Guarantor.

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14.          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.          Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows: (i) if to any Guarantor, in care of the Borrower and at the Borrower’s address for notices set forth in the Credit Agreement, and (ii) if to any Guaranteed Party, at its address for notices set forth in the Credit Agreement; in each case, as such addresses may be changed from time to time pursuant to the Credit Agreement, and with copies to such other Persons as may be specified under the provisions of the Credit Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in the Credit Agreement shall be effective as provided therein.

16.          Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17.          Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular. The provisions of Section 1.3(a) of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

18.          Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Guaranty.

[Signature pages follow]

12

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

GREENBACKER RENEWABLE ENERGY COMPANY LLC
By:
Name:
Title:

GREENBACKER RENEWABLE ENERGY CORPORATION

By:
Name:
Title:

EAST TO WEST SOLAR II LLC
MAGNOLIA SUN LLC
GREEN MAPLE II LLC
ESA FLEET COMMUNITY SOLAR, LLC
NORTH CAROLINA SOLAR I, LLC
NORTH CAROLINA SOLAR II, LLC
MP2 HAWAII SOLAR I, LLC
SUNSENSE CLAYTON LESSEE, LLC
SUNSENSE FLETCHER LESSEE, LLC
SUNSENSE INMAN LESSEE, LLC
TURTLE TOP SOLAR LLC
GREEN MAPLE LLC

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

WE 46 PRECISION DRIVE LLC
CITY SOLAR GARDEN LLC

by Green Maple II LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

Signature Page to Guaranty Agreement

AIRPORT SOLAR I, LLC
BLOOMFIELD SOLAR, LLC
MLH PHASE 2 LLC
MLH PHASE 3, LLC
MP2 GREEN VALLEY ES, LLC

by East to West Solar II LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

SOUTH ROBESON SOLAR FARM, LLC
SOUTH ROBESON FARM, LLC

by East to West Solar II LLC, its Manager and sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

POWERHOUSE ONE, LLC
MP2 CAPITAL – WGBH EDUCATIONAL FOUNDATION, LLC
MP2/IRG – PETALUMA CITY SCHOOLS, LLC
MP2 – OREGON SOLAR ONE, LLC

by Magnolia Sun LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

LINCOLN FARM I, LLC
LINCOLN FARM II, LLC
LINCOLN FARM III, LLC
LINCOLN FARM IV, LLC

by Powerhouse One, LLC, its sole Member

Signature Page to Guaranty Agreement

by Magnolia Sun LLC, its sole Member

by GREC Entity Holdco LLC, its sole Member
By:
Name:
Title:

SOLAVERDE, LLC

by Magnolia Sun LLC, its Manager and sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

EARTH RIGHT ENERGY II, LLC

by Solaverde, LLC, its sole Member

by Magnolia Sun LLC, its Manager and sole Member

by GREC Entity Holdco LLC, its sole Member

By:
Name:
Title:

HARTFORD SOLARFIELD, LLC
PROCTOR GLC SOLAR, LLC
PITTSFORD GLC SOLAR, LLC
NOVUS ROYALTON SOLAR, LLC
CHARTER HILL SOLAR, LLC
GLC CHESTER COMMUNITY SOLAR, LLC
WILLIAMSTOWN OLD TOWN ROAD SOLAR, LLC

by Green Maple LLC, its sole Member

by GREC Entity Holdco, LLC, its sole Member

By:
Name:
Title:

Signature Page to Guaranty Agreement

(signatures continued)

Signature Page to Guaranty Agreement

Accepted and agreed to:

FIFTH THIRD BANK, as Administrative Agent

By:
Name:
Title:

Signature Page to Guaranty Agreement

EXHIBIT A

GUARANTOR ACCESSION

THIS GUARANTOR ACCESSION (this “Accession”), dated as of ____________, _____, is executed and delivered by [NAME OF NEW GUARANTOR], a _____________ (the “New Guarantor”), pursuant to the Guaranty Agreement referred to below.

Reference is made to the Credit Agreement, dated as of January 5, 2018, among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Company LLC, a Delaware limited liability company (the “Parent”), Greenbacker Renewable Energy Corporation (“Intermediate Holdco”) the Lenders party thereto, and Fifth Third Bank, as a Lender and as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”). In connection with and as a condition to the initial and continued extensions of credit under the Credit Agreement, the Parent, Intermediate Holdco and certain Subsidiaries of the Borrower have executed and delivered a Guaranty Agreement, dated as of the date of the Credit Agreement (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which the Parent, Intermediate Holdco and such Subsidiaries have guaranteed the payment in full of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement). Capitalized terms used herein without definition shall have the meanings given to them in the Guaranty Agreement.

The Borrower has agreed under the Credit Agreement to cause each of its future Domestic Subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder. The New Guarantor is a Domestic Subsidiary of the Borrower. The New Guarantor will obtain benefits as a result of the continued extension of credit to the Borrower under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders to continue to extend credit to the Borrower under the Credit Agreement, the New Guarantor hereby agrees as follows:

1.       The New Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Guaranty Agreement as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty Agreement, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty Agreement, all on the terms and subject to the conditions set forth in the Guaranty Agreement.

2.       The New Guarantor hereby represents and warrants that after giving effect to this Accession, each representation and warranty related to it contained in the Credit Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein) with respect to the New Guarantor as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

3.       This Accession shall be a Credit Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Guaranty Agreement and made a part thereof.

2

IN WITNESS WHEREOF, the New Guarantor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

3

EXHIBIT G

[FORM OF]

FINANCIAL CONDITION CERTIFICATE

THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to the Credit Agreement, dated as of January 5, 2018 (the “Credit Agreement”), among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Corporation, a Maryland corporation, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, the Lenders from time to time parties thereto, and Fifth Third Bank, as Administrative Agent and a Lender. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

The undersigned hereby certifies for and on behalf of the Borrower, and not in his individual capacity, as follows:

1.            Capacity. The undersigned is a duly qualified and acting Financial Officer of the Borrower.

2.            Procedures. Expressly for purposes of this Certificate, the undersigned has, as of or prior to the date hereof, undertaken the following activities in connection herewith:

The undersigned has reviewed the following:

the contents of this Certificate;

the Credit Agreement (including the exhibits and schedules thereto);

the financial statements referred to in Section 4.11(a) of the Credit Agreement; and

such other financial information as the undersigned deemed necessary in order to make the certifications contained in this Certificate.

3.           Certifications. Based on the foregoing, the undersigned hereby certifies as follows:

3.1	After giving effect to the consummation of the Transactions, the Credit Parties, taken as a whole (i) have capital sufficient to carry on their businesses as conducted and as proposed to be conducted, (ii) have assets with a fair saleable value, determined on a going concern basis, which are (A) not less than the amount required to pay the probable liability on their existing debts as they become absolute and matured and (B) greater than the total amount of their liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature in their ordinary course.

[The remainder of this page is left blank intentionally.]

Executed on behalf of the Borrower as of the date first written above.

GREENBACKER RENEWABLE ENERGY COMPANY LLC

By:
Name:
Title:

Financial Condition Certificate

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 5, 2018, among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Corporation, a Maryland corporation, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, the Lenders defined therein, and Fifth Third Bank, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

Pursuant to the provisions of Section 2.15(g)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower , and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: _________ ___, 20[   ]

EXHIBIT H-2

[FORM OF ]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 5, 2018, among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Corporation, a Maryland corporation, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, the Lenders defined therein, and Fifth Third Bank, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

Pursuant to the provisions of Section 2.15(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _________ ___, 20[   ]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 5, 2018, among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Corporation, a Maryland corporation, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, the Lenders defined therein, and Fifth Third Bank, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

Pursuant to the provisions of Section 2.15(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: _________ ___, 20[ ]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders that Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of January 5, 2018, among GREC Entity HoldCo LLC, a Delaware limited liability company (the “Borrower”), Greenbacker Renewable Energy Corporation, a Maryland corporation, Greenbacker Renewable Energy Company LLC, a Delaware limited liability company, the Lenders defined therein, and Fifth Third Bank, as administrative agent (the “Administrative Agent”) for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

Pursuant to the provisions of Section 2.15(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: _________ ___, 20[ ]